THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND ATTACHED PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS PROHIBITED.

                                                     FILE PURSUANT TO RULE 424B5
                                                      REGISTRATION NO. 333-60530



                   SUBJECT TO COMPLETION, DATED MAY 21, 2002

             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 21, 2002

                              METRIS MASTER TRUST        [METRIS COMPANIES LOGO]
                                     ISSUER

                            METRIS RECEIVABLES, INC.
                                   TRANSFEROR

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    SERVICER

   $400,000,000 CLASS A FLOATING RATE ASSET BACKED SECURITIES, SERIES 2002-4

                                         Principal amount               $400,000,000
                                         Price                          $[-]       ([-]%)
                                         Underwriters' commissions      $[-]       ([-]%)
                                         Proceeds to the transferor     $[-]       ([-]%)
                                         Interest rate                  one-month LIBOR + [-]% p.a.
                                         Interest paid                  monthly on the 20th,
                                                                        beginning July 22, 2002
                                         Expected final payment date    May 21, 2007
                                         Legal final maturity date      May 20, 2011

                                    CREDIT ENHANCEMENT--
                                    - The trust is also issuing Class B securities in the amount of $41,988,950 as part of Series 2002-4. The Class B
                                      securities are subordinated to the Class A securities.
                                      Subordination of the Class B securities provides credit
                                      enhancement for the Class A securities.
                                    - The Class A securities will also have the benefits of an insurance policy issued by MBIA Insurance Corporation.

BEFORE YOU PURCHASE THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE AND THE RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT.

These securities are interests in the trust only and are not obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any other person.

These securities are not deposits and neither the securities nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.

                                                (MBIA LOGO)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                        JPMORGAN
                                                  BANC OF AMERICA SECURITIES LLC
                                                                BARCLAYS CAPITAL
                                                      CREDIT SUISSE FIRST BOSTON
                                                        DEUTSCHE BANK SECURITIES
                                                             MERRILL LYNCH & CO.

            The date of this Prospectus Supplement is May [-], 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS

     We provide information to you about the securities in two separate documents: (a) the attached prospectus, which provides general information, some of which may not apply to your series of securities, and (b) this prospectus supplement, which describes the specific terms of your series of securities.

     If the terms of your series of securities vary between the description contained in this prospectus supplement and the description contained in the attached prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents in the attached prospectus provide the pages on which these captions are located.

     This prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" beginning on page S-52 in this prospectus supplement and beginning on page 59 in the attached prospectus.

TO UNDERSTAND THE STRUCTURE OF THESE SECURITIES, YOU MUST READ CAREFULLY THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                              TRANSACTION SUMMARY

Trust:                                     Metris Master Trust

Transferor:                                Metris Receivables, Inc.

Servicer:                                  Direct Merchants Credit Card Bank, National
                                           Association, also referred to as "Direct Merchants
                                           Bank"

Trustee:                                   U.S. Bank National Association

Interest Rate Cap Provider:                [-]

Insurer:                                   MBIA Insurance Corporation, also referred to as "MBIA"

Closing Date:                              June [-], 2002

Annual Servicing Fee:                      2.0%

Clearance and Settlement:                  DTC/Clearstream/Euroclear

Trust Assets:                              receivables originated in MasterCard(R) and VISA(R)
                                           accounts, including recoveries on charged-off
                                           receivables, and the benefits of the MBIA insurance
                                           policy

Principal Amount:*                               $400,000,000

Percentage of Series:*                           90.5%

Anticipated Ratings:                             Aaa/AAA/AAA
(Moody's/Standard & Poor's/Fitch)

Enhancement:                                     subordination of Class B, MBIA insurance
                                                 policy and the interest rate caps

Interest Rate:                                   one-month LIBOR + [-]% p.a.

Interest Accrual Method:                         actual/360

Interest Payment Dates:                          monthly on the 20th, beginning July 22, 2002

Interest Rate Index Reset Date:                  2 London business days before each interest
                                                 payment date

Commencement of Accumulation Period (subject
to adjustment):                                  Last day of April 2006

Expected Final Payment Date:                     May 21, 2007

Legal Final Maturity Date:                       May 20, 2011

------------

* The aggregate principal amount of Series 2002-4 is $441,988,950. The percentage of Series 2002-4 comprised by the Class B securities is 9.5%. The principal amount of the Class B securities is $41,988,950.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY OF TERMS.....................  S-1
RISK FACTORS.........................  S-6
  It may not be possible to find an
     investor to purchase your
     securities. ....................  S-6
  Direct Merchants Bank may change
     the terms and conditions of the
     accounts in a manner that
     reduces collections. ...........  S-6
  Social, economic and geographic
     factors can affect credit card
     payments and may cause a delay
     in or default on
     payments .......................  S-7
  Credit quality of the accounts in
     the trust may be eroded by the
     addition of new accounts. ......  S-7
  The interest rate on receivables
     may fluctuate differently than
     the interest rate on the
     securities, resulting in reduced
     payments to you. ...............  S-8
  Consumer protection laws may impede
     collections efforts or reduce
     collections. ...................  S-8
  Slower generation of receivables
     could reduce collections. ......  S-9
  The effect on securityholders of
     regulatory action and certain
     litigation against Direct
     Merchants Bank, Metris Companies
     Inc. and their affiliates is
     unclear. .......................  S-9
  Some interests could have priority
     over the trust's interest in the
     receivables, which could cause
     delayed or reduced payments to
     you. ...........................  S-13
  Conservatorship, receivership, or
     bankruptcy of Direct Merchants
     Bank, Metris Companies Inc. or
     their affiliates could result in
     accelerated, delayed or reduced
     payments
     to you .........................  S-14
  There is a potential for early
     repayment due to non-performance
     under the interest rate
     caps. ..........................  S-17
  Issuance of additional series by
     the trust may affect the timing
     of payments to you. ............  S-17
  Your rights as securityholders may
     be exercised by MBIA Insurance
     Corporation. ...................  S-17
  Securityholders of other series or
     classes may take actions which
     are opposed to your
     interests. .....................  S-18
  The credit ratings of your
     securities are limited. ........  S-18
GLOSSARY.............................  S-20

                                        PAGE
                                        ----
TRUST CREDIT CARD PORTFOLIO..........  S-20
  General............................  S-20
  Growing Credit Card Portfolio by
     Portfolio Acquisitions..........  S-20
  Assessment of Fees and Finance and
     Other Charges...................  S-20
  Delinquency and Loss Experience....  S-21
  Recoveries.........................  S-22
THE RECEIVABLES......................  S-23
MATURITY CONSIDERATIONS..............  S-25
  Accumulation Period................  S-25
  Early Amortization Period..........  S-26
  Payment Rates......................  S-26
RECEIVABLE YIELD CONSIDERATIONS......  S-27
USE OF PROCEEDS......................  S-28
DESCRIPTION OF MBIA..................  S-28
  MBIA...............................  S-28
  MBIA Financial Information.........  S-29
  Financial Strength Ratings of
     MBIA............................  S-30
  Experts............................  S-30
DESCRIPTION OF SERIES PROVISIONS.....  S-30
  Interest Payments..................  S-30
  Principal Payments.................  S-31
  Postponement of Accumulation
     Period..........................  S-32
  Subordination......................  S-33
  The Interest Rate Caps.............  S-33
  Interest Rate Cap Provider.........  S-34
  Allocation Percentages.............  S-34
  Redirected Cash Flows..............  S-35
  Redirected Principal Collections...  S-35
  Application of Collections.........  S-35
  Coverage of Interest Shortfalls....  S-39
  Shared Principal Collections.......  S-39
  Defaulted Receivables; Dilution....  S-40
  Investor Charge-Offs...............  S-40
  Principal Funding Account..........  S-41
  Accumulation Period Reserve
     Account.........................  S-41
  The Insurance Policy...............  S-42
  Paired Series......................  S-44
  Defeasance.........................  S-45
  Final Payment of Principal;
     Termination.....................  S-45
  Pay Out Events.....................  S-46
  Servicing Compensation and Payment
     of Expenses.....................  S-48
  Reports to Securityholders.........  S-48
LISTING AND GENERAL INFORMATION......  S-49
ERISA CONSIDERATIONS.................  S-50
  Class A Securities.................  S-50
UNDERWRITING.........................  S-50
GLOSSARY OF DEFINED TERMS............  S-52
ANNEX I: ISSUED SERIES...............  A-I-1
ANNEX II: CONSENT OF INDEPENDENT
  ACCOUNTANTS........................  A-II-1

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. It also provides general, simplified descriptions of matters that, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the attached prospectus.

     Do not rely upon this summary for a full understanding of the matters you need to consider for any potential investment in the securities.

     To understand all of the terms of the offering of the securities, read carefully this entire document and the attached prospectus.

THE TRUST

The securities will be issued by Metris Master Trust, which is a master trust formed in 1995.

The trustee is U.S. Bank National Association.

THE TRANSFEROR AND THE SERVICER

Metris Receivables, Inc. transfers receivables to the Metris Master Trust which Metris Receivables, Inc. acquired from Metris Companies Inc., and which Metris Companies Inc. acquired from Direct Merchants Bank. Direct Merchants Bank continues to own the accounts in which these receivables arise.

Direct Merchants Bank services the receivables.

OFFERED SECURITIES

The trust is offering $400,000,000 of Class A securities.

Only the Class A securities are offered by this prospectus supplement and the attached prospectus.

Beneficial interests in the securities may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The closing date for the issuance of the securities is expected to be June [-], 2002.

INTEREST PAYMENTS

Interest on the Class A securities will be paid on the 20th day of each month or, if that day is not a business day, the next business day. The first interest payment date is July 22, 2002.

The Class A securities will bear interest at one-month LIBOR plus [-]% per year.

Interest for the Class A securities will be calculated as follows:

                            Number of days
Principal amount on       in interest period       Rate for
   first day of       x   ------------------   x   interest
  interest period                360                period

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (800) 934-6802.

PRINCIPAL PAYMENTS

Principal of the Class A securities is expected to be paid in full on May 21, 2007. To make this payment to the Class A securityholders, we are scheduled to begin accumulating collections of principal receivables starting at the close of business on April 30, 2006, but we may begin accumulating at a later date. During the period we are accumulating principal collections for the Class A securities, corresponding reductions in the Class B invested amount will be made so that the Class B invested amount never exceeds the greater of (i) 9.89% of the Class A invested amount as reduced for principal collections already accumulated and (ii) 3% of the sum of the initial Class A invested amount and the initial Class B invested amount. Once we have accumulated sufficient principal collections to pay the Class A securityholders in full on their expected payment date, the Class B invested amount will be reduced to zero. As a result, during the Class A accumulation period, principal may be paid to the Class B securityholders prior to the Class A securityholders being paid.

The Class A securities are expected to be paid on the date noted above; however, principal may be paid earlier or later. Class A securityholders will not be entitled to any premium for early or late payment of principal. If certain adverse events known as pay out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the Class A securities are not paid in full on their expected final payment date, collections of principal receivables will continue to be used to pay principal on the Class A securities until the Class A securities are paid in full or until May 20, 2011, whichever occurs first. May 20, 2011 is the legal final maturity date for your series.

See "Maturity Considerations," "Description of Series Provisions--Allocation Percentages" and "--Principal Payments" in this prospectus supplement.

ENHANCEMENT

Subordination and Insurance: Your securities feature credit enhancement by means of the subordination of other interests and by means of an insurance policy, each of which is intended to protect you from losses and shortfalls in cash flow. Credit enhancement for your series is for your series' benefit only.

Credit enhancement is provided to Class A by the following:

     - subordination of Class B; and

     - payments under an MBIA insurance policy.

The effect of subordination is that the more subordinated interests will absorb any losses allocated to Series 2002-4, and make up any shortfalls in cash flow, before the more senior interests are affected. The initial Class B invested amount will be $41,988,950, or 9.5% of the sum of the initial Class A invested amount and the initial Class B invested amount. The insurance policy provides an additional resource for interest payments and to cover potential reductions of the Class A invested amount if there are shortfalls in cash flow. If the cash flow, any subordinated interests and payments under the insurance policy do not cover all losses allocated to Series 2002-4, your payments of interest and principal will be reduced and you may suffer a loss of principal.

For a more detailed description of the subordination provisions of Series 2002-4, see "Description of Series Provisions--Subordination," "--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this prospectus supplement. For a more detailed description of the insurance policy, see "Description of Series Provisions--Insurance Policy" in this prospectus supplement.

See "Risk Factors" in this prospectus supplement for more detailed discussions of the risks of investing in Series 2002-4.

Interest Rate Caps: Your securities will have the benefit of enhancement by means of payments under interest rate caps as described under "Description of Series Provisions--The Interest Rate Caps" in this prospectus supplement. This enhancement is for your series' benefit only. The interest rate caps provide an additional resource for interest payments on the Class A securities if LIBOR is greater than 10.50%.

OTHER INTERESTS IN THE TRUST

  Other Series of Securities

The trust has issued numerous other series of securities and expects to issue additional series. A summary of the series which are anticipated to be outstanding on the closing date is attached to this prospectus supplement as "Annex I: Issued Securities." Annex I is incorporated into this prospectus supplement by reference. The issuance of future series will occur without prior review or consent by you or any other securityholder.

  The Transferor Interest

The interest in the trust not represented by your series or by any other series is the transferor interest. The transferor interest is owned by the transferor. The transferor may, however, sell a portion of its interest in the transferor interest. The transferor interest does not provide credit enhancement for your series or any other series.

ALLOCATIONS

Direct Merchants Bank, as servicer, will allocate collections received and the amount of receivables that are not collected and are written off as uncollectible, called the default amount, among:

     - your series;

     - other series outstanding; and

     - the transferor interest in the trust.

The amount allocated to your series will be determined based mainly upon the size of the invested amount of your series compared to the total amount of principal receivables in the trust. At the time of issuance of your series, the invested amount for your series will be $441,988,950.

You are entitled to receive payments of interest and principal only from collections of receivables and other trust assets allocated to your series. The invested amount of your series will decline as a result of principal payments and may decline due to write offs of receivables or other reasons. If the invested amount of your series declines, amounts allocated and available for payment to your series and to you may be reduced. For a description of the allocation calculations and the events which may lead to these reductions, see "Description of Series Provisions--Allocation Percentages" and "--Redirected Principal Collections" in this prospectus supplement.

APPLICATION OF COLLECTIONS

  Finance Charge Collections

Your series' share of finance charge collections will be applied each business day in the following order of priority:

     - to cover the interest payment due on the Class A securities;

     - to pay the monthly fee due to the servicer;

     - to cover your series' allocation of the default amount;

     - to cover your series' percentage of certain payments which the transferor is required, but fails, to make as a result of dilution, as described under "Description of Series Provisions--Defaulted Receivables; Dilution" in this prospectus supplement;

     - to reimburse certain reductions of the Class A invested amount resulting from charge-offs allocated to Class A;

     - to cover the monthly premium due on the insurance policy;

     - to reimburse certain claims on the insurance policy;

     - to deposit certain amounts into the spread account established for the benefit of the insurer;

     - to cover certain other payments due to the insurer under the insurance policy;

     - to reimburse certain reductions of the Class B invested amount resulting from charge-offs allocated to Class B and from redirected principal collections;

     - to make any required deposits to the accumulation period reserve account;

     - to deposit to the payment reserve account any amount designated by the transferor; and

     - to cover shortfalls, if any, payable from collections of finance charge receivables allocated to securityholders of other series issued by the trust, and then, if applicable, to pay the reasonable costs and expenses of a successor servicer.

Any finance charge collections remaining will be distributed to the transferor.

See "Description of Series Provisions--Application of Collections" in this prospectus supplement for a more detailed description of the application of your series' share of finance charge collections.

  Principal Collections

Your series' share of principal collections will be applied each business day as follows:

     - During the revolving period, no principal will be paid to you or accumulated in a trust account. Instead, your series' share of principal collections will be treated as shared principal collections and may be available to make principal payments for other series.

     - The accumulation period is scheduled to begin at the close of business on April 30, 2006, but may begin at a later date. During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a controlled deposit amount, for payment to the holders of the Class A securities on the Class A expected final payment date.

     - If a pay out event that applies to your series or to all series occurs, the early amortization period will begin. During the early amortization period, your series' share of principal collections will be applied first to cover the principal payment due to Class A securityholders, and then to cover the principal payment due to the Class B securityholder.

     - During any of the above periods, principal collections allocable to the Class B invested amount may be redirected and made available to pay amounts due to the Class A invested amount that have not been paid from your series' share of finance charge collections and certain other sources. Certain collections which are redirected for Class A will not be made part of collections available to pay principal.

     - Any remaining principal collections will be first made available to other series and then paid to the transferor or deposited in the excess funding account.

PAY OUT EVENTS

Upon the occurrence of certain adverse events called pay out events, each month the trust will use collections of principal receivables allocated to your series to pay principal. See "Description of Series Provisions--Pay Out Events" in this prospectus supplement for a description of the pay out events that apply specifically to your series, and "Description of the Securities--Pay Out Events" in the attached prospectus for a description of the pay out events that apply to all series.

OPTIONAL REPURCHASE

The transferor (so long as the transferor is the servicer or an affiliate of the servicer) has the option to repurchase your securities when the invested amount for your series has been reduced to 10% or less of the highest invested amount during the revolving period, but only if all amounts due and owing to the insurer and unreimbursed draws on the insurance policy, together with interest thereon, have been paid. See "Description of Series Provisions--Final Payment of Principal; Termination" in this prospectus supplement.

REGISTRATION

The Class A securities will be delivered in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your security. See "Description of the Securities--Definitive Securities" in the attached prospectus.

You may elect to hold your securities through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme or the Euroclear System, in Europe. See "Description of the Securities--Book-Entry Registration" and "--Definitive Securities" in the attached prospectus.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the transferor, is of the opinion that under existing law the Class A securities will be characterized as debt for federal income tax purposes. By your acceptance of a Class A security, you will agree to treat the Class A securities as debt for federal, state and local income and franchise tax purposes. See "Income Tax Matters" in the attached prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and in the attached prospectus, the Class A securities are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

SECURITY RATINGS

The Class A securities are required to be rated in the highest rating category by at least one nationally recognized rating organization. See "Risk Factors--The credit ratings of your securities are limited" in this prospectus supplement and "Security Ratings" in the attached prospectus for a discussion of the primary factors upon which these ratings are based as well as the limitations on the scope of these ratings.

EXCHANGE LISTING

We will apply to list the Class A securities on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank
Luxembourg S.A., the Luxembourg listing agent for the Class A securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether or not the Class A securities are listed on the Luxembourg Stock Exchange.

                                  [LINE GRAPH]

                                     TOTAL YIELD   CHARGE-OFFS   PAYMENT RATE
                                     -----------   -----------   ------------
2000
January............................     25.81%        10.37%        6.74%
February...........................     29.35         11.39          7.25
March..............................     28.75         11.86          7.81
April..............................     27.21         10.89          7.03
May................................     27.69         11.07          7.37
June...............................     27.35         11.25          6.94
July...............................     25.48         11.10          6.77
August.............................     27.45         11.52          7.16
September..........................     26.88         11.18          6.76
October............................     26.78         12.15          6.96
November...........................     27.08         11.40          6.74
December...........................     27.42         11.35          6.71


2001
January............................     27.68         12.71          6.76
February...........................     29.62         13.52          6.42
March..............................     31.00         13.49          7.43
April..............................     27.46         14.57          6.73
May................................     27.52         11.83          6.99
June...............................     27.61         13.04          6.70

The chart above shows the total yield, charge-off rate and payment rate for the trust portfolio for each month from January 2000 to April 2002.

"TOTAL YIELD" for any month means the total amount of collected finance charge receivables, including annual fees and other charges, allocated to the trust for the month, expressed as a percentage of average outstanding principal receivables for the month.

The amount of "CHARGE-OFFS" for any month is the amount of charged-off principal receivables recorded in the month expressed as a percentage of average outstanding principal receivables for the month.

The "PAYMENT RATE" for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the Class A securities described in this prospectus supplement.

IT MAY NOT BE POSSIBLE TO FIND
AN INVESTOR TO PURCHASE YOUR
SECURITIES.                       The underwriters may assist in resales of your
                                  securities but they are not required to do so.
                                  A secondary market for any securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities. As a result, it may be difficult for you to resell the Class A securities.

DIRECT MERCHANTS BANK MAY
CHANGE THE TERMS AND
CONDITIONS OF THE ACCOUNTS IN
A MANNER THAT REDUCES
COLLECTIONS.                      Direct Merchants Bank will transfer
                                  receivables arising under specified credit card accounts to Metris Companies Inc. which will sell those receivables to Metris
                                  Receivables, Inc. which will transfer those receivables to Metris Master Trust, but Direct
                                  Merchants Bank will continue to own those accounts. As the owner of the accounts, Direct
                                  Merchants Bank retains the right to change various account terms and conditions
                                  (including finance charges and other fees it charges and the required minimum monthly payment). Direct Merchants Bank may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                                  Except as described below, Direct Merchants
                                  Bank has agreed that it will not reduce the periodic finance charges it charges on the receivables or other fees on any account if that action would cause Direct Merchants Bank to reasonably expect that the portfolio yield would be less than the base rate for any series. However, if Direct Merchants Bank is required by law (including by direction of governmental authorities) to reduce those charges, or if Direct Merchants Bank determines that reductions are necessary to maintain its credit card business, based on its good faith assessment of its business competition, then Direct Merchants Bank can reduce periodic finance charges.

                                  Except as described below, Direct Merchants
                                  Bank has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs. However, if Direct Merchants Bank is required by law (including by direction of governmental authorities) to change those terms or policies, or if Direct Merchants Bank reasonably believes a pay out event would not occur for any series and it takes the same action on its other substantially similar accounts, to the extent permitted by those accounts, then those terms or policies may be changed.

SOCIAL, ECONOMIC AND
GEOGRAPHIC FACTORS CAN AFFECT
CREDIT CARD PAYMENTS AND MAY
CAUSE A DELAY IN OR DEFAULT ON
PAYMENTS.                         Changes in credit card use, payment patterns
                                  and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels, the public's perception of the use of credit cards and changing attitudes about incurring debt and the stigma of personal bankruptcy.
                                  Economic factors include the rates of
                                  inflation, the unemployment rates and the relative interest rates offered for various types of loans. Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the securities.

                                  The acts of terrorism which occurred in the United States on September 11, 2001 had an immediate impact on commercial operations in the United States, including consumers' use of credit cards and payment of credit card bills. The ongoing effect of the events on credit card use and payment patterns is unclear. Political and military actions in response to these events and the impact of those actions on credit card use and payment patterns are also unclear. There may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. In addition, existing and future legislation may impact the incurrence of consumer debt and payment of credit card balances. In particular, under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, members of the military, including reservists, on active duty who have entered into obligations, such as incurring consumer credit card debt, before being called to active duty may be entitled to reductions in interest rates to a cap of 6% and a stay of collection efforts. We have no information at this time concerning how many accounts in the trust portfolio may be affected by the limitations and restrictions of the Soldiers' and Sailors' Civil Relief Act.

                                  We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your series. Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the Class A securities.

CREDIT QUALITY OF THE ACCOUNTS
IN THE TRUST MAY BE ERODED BY
THE ADDITION OF NEW ACCOUNTS.     In addition to the accounts already designated
                                  for Metris Master Trust, Metris Receivables,
                                  Inc. is permitted to designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. If certain conditions are satisfied, Metris Receivables, Inc. can also elect to automatically designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the trust, such as higher or lower fees or interest rates, or longer or shorter principal payment terms. Additionally, if certain conditions are satisfied, credit card receivables purchased by Metris
                                  Receivables, Inc. generated in accounts not currently designated for the trust may be included as additional accounts. The account originator's underwriting criteria may be less or more stringent than the criteria applied to accounts currently designated for the trust.
                                  The new accounts and receivables may produce higher or lower collections or charge-offs over time than the accounts and receivables already in the trust portfolio and could tend to reduce the amount of collections allocated to your series.

                                  Also, if Metris Receivables, Inc.'s percentage interest in the accounts of the trust falls to a minimum level, currently zero, Metris Receivables, Inc. will be required to maintain that level by designating additional accounts for the trust portfolio and transferring the receivables in those accounts to the trust. If Metris Receivables, Inc. is required to add accounts to the trust portfolio, it may not have any accounts available to be added to the trust portfolio. If Metris Receivables, Inc. fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than expected. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

THE INTEREST RATE ON
RECEIVABLES MAY FLUCTUATE
DIFFERENTLY THAN THE INTEREST
RATE ON THE SECURITIES,
RESULTING IN REDUCED PAYMENTS
TO YOU. Finance charges on certain of the accounts in the Metris Master Trust accrue at a variable rate above a designated prime rate. The interest rate of your security is based on LIBOR. Changes in LIBOR might not be reflected in the prime rate, resulting in a higher or lower spread, or difference, between the amount of collections of finance charge receivables on the accounts and the amounts of interest payable on your securities and other amounts required to be funded out of collections of finance charge receivables.

                                  A decrease in the spread between collections of finance charge receivables and interest payments on your security could increase the risk of early repayment.

CONSUMER PROTECTION LAWS MAY
IMPEDE COLLECTION EFFORTS OR
REDUCE COLLECTIONS.               Federal and state consumer protection laws
                                  regulate the creation and enforcement of consumer loans. The United States Congress and the states may enact additional laws and amend existing laws to regulate further the credit card and consumer revolving loan industry or to reduce finance charges or other fees or charges. These laws, as well as many new laws, regulations or rulings which may be adopted, may materially adversely affect the servicer's ability to collect the receivables or Direct
                                  Merchants Bank's ability to maintain previous levels of finance charges or fees. Changes or additions to those regulations could make it more difficult for Direct Merchants Bank to collect payments on the receivables or reduce the finance charges and other fees that Direct Merchants Bank can charge on credit card account balances.

                                  Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Direct Merchants Bank makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio. Subject to certain conditions described in the attached prospectus, Metris Receivables, Inc. must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Metris Receivables, Inc. has to correct the violation, is that Metris Receivables, Inc. must accept reassignment of the receivables affected by the violation, subject to certain conditions. See "Description of the Securities--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                                  If a cardholder sought protection under
                                  federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The Class A securityholders could suffer a loss if no funds are available from credit enhancement or other sources. See "Description of Series Provisions--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in this prospectus supplement and "Description of the Securities--Defaulted Receivables; Dilution" and "--Investor Charge-Offs" in the attached prospectus.

SLOWER GENERATION OF
RECEIVABLES COULD REDUCE
COLLECTIONS.                      The receivables transferred to the trust may
                                  be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the trust could result in reduced collections on those receivables. See "Maturity Considerations" in this prospectus supplement and in the attached prospectus.

THE EFFECT ON SECURITYHOLDERS
OF REGULATORY ACTION AND
CERTAIN LITIGATION AGAINST
DIRECT MERCHANTS BANK, METRIS
COMPANIES INC. AND THEIR
AFFILIATES IS UNCLEAR.            Regulatory Action: Direct Merchants Bank's
                                  operations and its activities as a credit card lender are subject to regular review and examination by federal regulators to assess compliance with federal laws and regulations regarding the safety and soundness of financial institutions and federal consumer protection laws.

                                  April 2002 Supervisory Agreement

                                  On April 16, 2002, Direct Merchants Bank entered into an agreement with the Office of the Comptroller of the Currency to strengthen the safety and soundness of Direct Merchants Bank's operations. The agreement formalizes recommendations made and requirements imposed by the OCC following an examination of Direct Merchants Bank that covered the 15-month period ending December 31, 2001. On April 17, 2002, Metris Companies Inc. filed the agreement with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K.

                                  Under the terms of the agreement, Direct
                                  Merchants Bank has agreed to:

                                  - establish an Oversight Committee of Direct
                                    Merchants Bank's Board of Directors to
                                    monitor, coordinate and report on Direct
                                    Merchants Bank's adherence to the agreement;

                                  - create a Credit Policy Committee to
                                    periodically review, approve and ensure
                                    Direct Merchants Bank's adherence to its credit policy;

                                  - (a) complete a comprehensive evaluation of
                                        Direct Merchants Bank's credit risk
                                        management, including the adequacy of
                                        its staffing, management information
                                        systems, credit risk policies and
                                        processes, and control functions,

                                    (b) ensure that its credit risk management
                                        maintains strict controls and
                                        establishes additional policies for the
                                        testing of new strategies for account
                                        acquisition, account management and
                                        collection activities, and

                                    (c) complete a comprehensive evaluation of
                                        borrowers' ability to reduce debt and
                                        possible causes for increased debt;

                                  - complete an evaluation of the impact of
                                    Direct Merchants Bank's credit line increase strategies on its credit risk management, including the impact of those strategies on delinquencies and loan losses;

                                  - strengthen the administration of debt
                                    forbearance and re-age programs pursuant to which accounts enrolled in a fixed payment program that are the subject of consumer credit counseling services, internal payment alternative programs or similar programs may be re-aged and deemed current;

                                  - ensure the proper and prudent operation,
                                    financial reporting and management of debt waiver programs, and determine the dollar amount of underpayments to the Metris Master Trust for all past debt waiver program claim benefits, as discussed below;

                                  - adopt a written three-year strategic plan
                                    establishing objectives for Direct Merchants
                                    Bank's overall risk profile and its key
                                    financial performance indicators;

                                  - adopt a written three-year capital plan
                                    addressing Direct Merchants Bank's strategy for maintenance of adequate capital, taking into account projections for growth, projections of the source and timing of additional capital, contingency plans for alternative sources of capital and the extent to which support may be available from Metris Companies Inc. through capital contributions;

                                  - declare a dividend or make a capital
                                    distribution only with prior OCC approval;

                                  - establish an improved methodology for
                                    maintenance of an adequate allowance for loan losses;

                                  - (a) maintain at all times sufficient liquid
                                        assets to meet its short-term liquidity
                                        needs,

                                    (b) adopt a liquidity and funds management
                                        policy establishing its methods for
                                        measuring, monitoring, controlling and
                                        reporting its liquidity position, and

                                    (c) adopt a written contingency funding plan
                                        establishing its action strategies for
                                        managing its liquidity and funding
                                        position in circumstances of
                                        liquidity/funding duress;

                                  - ensure that its system of internal controls
                                    is appropriate in relation to Direct
                                    Merchants Bank's size, scope of operations and risks of its activities;

                                  - in connection with its audit function,
                                    implement an effective and independent
                                    internal audit program;

                                  - complete a review of all existing agreements
                                    with its affiliates, making changes, if any, necessary to comply with applicable banking laws, rules and regulations, and making appropriate reimbursements to, or requesting appropriate reimbursements from, affiliates for differences between the actual amounts paid as compared with the contractual amounts due; and

                                  - comply with all applicable laws, rules and
                                    regulations.

                                  The agreement requires Direct Merchants Bank to prepare various reports, performance analyses or written action plans within 30 to 90 days following the date of the agreement. Many of these reports, analyses and action plans are then required to be submitted to the OCC for its review and, in some cases, non-objection prior to implementation.

                                  Direct Merchants Bank intends to comply with all of the terms of the agreement in a timely manner. If the OCC were to conclude that Direct Merchants Bank had failed to implement in a timely manner any provision of the agreement or that Direct Merchants Bank otherwise violated the agreement, the OCC could pursue various enforcement options. Under applicable provisions of the Federal Deposit Insurance Act, the OCC may, among other things, pursue an order to cease and desist from any further violations or take affirmative actions to correct conditions resulting from violations or practices, place limitations on the activities of a bank that in its opinion violated a written agreement, remove from office members of management or the board of directors of a bank or prohibit further participation by those persons in the bank's affairs, and assess civil money penalties. If any of these events were to actually occur, we could not assure you that the event would not have a material adverse effect on Direct Merchants Bank's operations or capital position.

                                  The strategic plan called for by the terms of the agreement requires Direct Merchants Bank to develop strategies for limiting its managed asset growth and account growth until such time as compliance with the agreement is achieved. Pursuant to the terms of the agreement, Direct Merchants Bank has agreed to restrict further credit line increases on its credit card accounts by increasing the intervals between credit line increases to no less than six months and by reducing the maximum credit line assignment from $12,500 to $10,000. These restrictions apply only on and after April 16, 2002, the date of the agreement. While not required to do so, Direct Merchants Bank may reduce the credit limits on certain of its accounts. For information concerning the composition of the trust portfolio by credit limit and account balance, see "The Receivables" in this prospectus supplement. We cannot assure you that the limitations on Direct Merchants Bank's managed asset growth and account growth will not have a material adverse effect on the Metris Master Trust or its securityholders, or on the performance of the trust portfolio.

                                  Direct Merchants Bank administers certain debt waiver programs pursuant to which accounts so enrolled are provided with credit protection benefits arising from cardholder death, unemployment, disability or family leave. As a result of certain operational limitations, past debt waiver program claim benefits properly accruing to the benefit of the Metris Master Trust were not accurately recorded as such, resulting in modest underpayments to the trust. We believe these operational matters have now been resolved.

                                  May 2001 Consent Order

                                  Regulators are authorized to impose penalties for violations of various federal consumer protection laws and, in certain cases, to order Direct Merchants Bank to pay restitution to cardholders. Direct Merchants Bank's activities as a credit card lender are subject to regular review and examination by federal regulators to assess compliance with these laws.

                                  On May 3, 2001, Direct Merchants Bank agreed to a Stipulation and Consent to the Issuance of a Consent Order with the Office of the Comptroller of the Currency. The Consent Order requires Direct Merchants Bank to reimburse and make restitution to persons who applied for and received a credit card in connection with certain of its credit card solicitations from March 1999 to June 1, 2000. Under the terms of the Stipulation and Consent, Direct Merchants Bank consented to the issuance of the Consent Order but made no admission or agreement on the merits of the

                                  OCC's assertions. Direct Merchants Bank
                                  believes that neither its agreement to the Stipulation and Consent nor the issuance of the Consent Order will significantly affect its operations or capital position. However, we cannot assure you of this result.

                                  The OCC has also indicated that it is
                                  considering whether or not to pursue an
                                  assessment of civil money penalties and has given Direct Merchants Bank an opportunity to provide information to the OCC bearing on whether imposing a penalty would be appropriate and the severity of any penalty. The statutory provisions pursuant to which a civil money penalty could be assessed give the OCC broad discretion in determining whether or not a penalty will be assessed and, if so, the amount of the penalty. Because we are unable at this time to determine whether or not any civil money penalty will be assessed, we cannot assure you that the resolution of this matter will not have a material adverse effect on Direct Merchants Bank's operations or capital position.

                                  Litigation: Metris Companies Inc. has
                                  developed and implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, Metris Companies Inc. is a party to various legal proceedings resulting from ordinary business activities relating to its operations.

                                  In July 2000 an amended complaint was filed in Hennepin County Court in Minneapolis, Minnesota against Metris Companies Inc., Metris Direct, Inc. and Direct Merchants Bank. The complaint seeks damages in unascertained amounts and purports to be a class action on behalf of all cardholders who were issued a credit card by Direct Merchants Bank and were assessed fees or charges that the cardholder did not authorize. Specifically, the complaint alleges violations of the Minnesota Prevention of Consumer Fraud Act, the Minnesota Deceptive Trade Practices Act and breach of contract. On February 1, 2002, preliminary approval of a class action settlement was signed by the court whereby Metris Companies Inc. and its affiliates will pay approximately $5.5 million for attorneys' fees and costs incurred by attorneys for the plaintiffs in separate lawsuits filed in Arizona, California and Minnesota in 2000 and 2001. Under the terms of the settlement, Metris Companies Inc. and its affiliates denied any wrongdoing or liability. A final settlement approval hearing is scheduled for May 30, 2002.

SOME INTERESTS COULD HAVE
PRIORITY OVER THE TRUST'S
INTEREST IN THE RECEIVABLES,
WHICH COULD CAUSE DELAYED OR
REDUCED PAYMENTS TO YOU.          Each of Direct Merchants Bank and Metris
                                  Companies Inc. represents and warrants that its transfer of receivables is an absolute sale of those receivables. Metris Receivables, Inc. represents and warrants that its transfer of receivables to the trustee is either (a) an absolute sale of those receivables or (b) the grant of a security interest in those receivables. For a description of the trustee's rights if these representations and warranties are not true, see "Description of the Securities--Representations and Warranties" in the attached prospectus.

                                  Each of Direct Merchants Bank, Metris
                                  Companies Inc., and Metris Receivables, Inc.
                                  takes steps under the UCC to perfect its transferee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

                                  Each of Direct Merchants Bank, Metris
                                  Companies Inc., and Metris Receivables, Inc.
                                  represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain permitted liens. If this is not true, the trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

                                  - a prior or subsequent transferee of
                                    receivables could have an interest in the receivables superior to the interest of the trustee;

                                  - a tax, governmental, or other nonconsensual
                                    lien that attaches to the property of Direct
                                    Merchants Bank, Metris Companies Inc., or
                                    Metris Receivables, Inc. could have priority over the interest of the trustee in the receivables;

                                  - the administrative expenses of a
                                    conservator, receiver, or bankruptcy trustee for Direct Merchants Bank or Metris Companies Inc. could be paid from collections on the receivables before securityholders receive any payments; and

                                  - if insolvency proceedings were commenced by
                                    or against Direct Merchants Bank, or if
                                    certain time periods were to pass, the
                                    trustee may lose any perfected interest in collections held by Direct Merchants Bank and commingled with other funds.

CONSERVATORSHIP, RECEIVERSHIP,
OR BANKRUPTCY OF DIRECT
MERCHANTS BANK, METRIS
COMPANIES INC., OR THEIR
AFFILIATES COULD RESULT IN
ACCELERATED, DELAYED OR
REDUCED PAYMENTS TO YOU.          Direct Merchants Bank is chartered as a
                                  national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal Deposit
                                  Insurance Corporation as conservator or
                                  receiver for Direct Merchants Bank if certain events occur relating to Direct Merchants
                                  Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Direct Merchants Bank.

                                  Although Direct Merchants Bank treats its transfer of the receivables to Metris Companies Inc. as a sale, arguments may be made that these transfers constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if:

                                  - the transfer involved a securitization of
                                    the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles,

                                  - the financial institution received adequate
                                    consideration for the transfer,

                                  - the parties intended that the transfer
                                    constitute a sale for accounting purposes, and

                                  - the financial assets were not transferred
                                    fraudulently, in contemplation of the
                                    financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

                                  The purchase agreement relating to the
                                  transfer of the receivables by Direct
                                  Merchants Bank, and the transfer itself, are intended to satisfy all of these conditions.

                                  If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Direct Merchants Bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for Direct Merchants Bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables, payments to you could be delayed or reduced.

                                  Even if the conditions set forth in the
                                  regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables, you could suffer a loss on your investment if:

                                  - the purchase agreement relating to Direct
                                    Merchants Bank's transfer of the
                                    receivables, or the transfer itself, were found to violate the regulatory requirements of the FDIA,

                                  - Metris Companies Inc., Metris Receivables,
                                    Inc., or the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables,

                                  - the FDIC were to request a stay of any
                                    action by Metris Companies Inc., Metris
                                    Receivables, Inc., or the trustee to enforce the related purchase agreement, the pooling and servicing agreement or the securities, or

                                  - the FDIC were to repudiate other parts of
                                    the related purchase agreement or the
                                    pooling and servicing agreement, such as any
                                   obligation to collect payments on or
                                   otherwise service the receivables.

                                  If Metris Companies Inc. or any of its
                                  affiliates were to become a debtor in a
                                  bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, Metris Companies Inc. or any of its affiliates as debtor-in-possession or another interested party could argue that--

                                  - Metris Companies Inc. did not sell the
                                    receivables to Metris Receivables, Inc. but instead borrowed money from Metris Receivables, Inc. and granted a security interest in the receivables;

                                  - Metris Receivables, Inc. and its assets
                                    (including the receivables) should be
                                    substantively consolidated with the
                                    bankruptcy estate of Metris Companies Inc.
                                    or any of its affiliates; or

                                  - the receivables are necessary for Metris
                                    Companies Inc. or any of its affiliates to reorganize.

                                  If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

                                  If Metris Companies Inc. or any of its
                                  affiliates were to enter bankruptcy, moreover, the trustee and the securityholders could be prohibited from taking any action to enforce the purchase agreement relating to the transfer of the receivables by Metris Companies Inc. or the pooling and servicing agreement against Metris Companies Inc. or those affiliates without the permission of the bankruptcy court. Securityholders also may be required to return payments already received if Metris Companies Inc. were to become a debtor in a bankruptcy case.

                                  Regardless of any decision made by the FDIC or ruling made by a court, the fact that Direct Merchants Bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against Metris Companies Inc. or its affiliates could have an adverse effect on the liquidity and value of the securities.

                                  In addition, regardless of the terms of the pooling and servicing agreement, the other transaction documents, or the instructions of those authorized to direct the trustee's actions, the FDIC as conservator or receiver for Direct Merchants Bank or a court overseeing the bankruptcy case of Metris Companies Inc. or any of its affiliates may have the power:

                                  - to prevent or require the commencement of an
                                    early amortization period,

                                  - to prevent, limit, or require the early
                                    liquidation of receivables and termination of the trust, or

                                  - to require, prohibit, or limit the continued
                                    transfer of receivables.

                                  Furthermore, regardless of the terms of the pooling and servicing agreement or any other transaction document, the FDIC or a bankruptcy court (a) could prevent the appointment of a successor servicer or administrator or (b) could authorize Direct Merchants Bank to stop servicing the receivables or Metris Companies Inc. or any of its affiliates to stop providing administrative services for Metris Receivables, Inc. If any of these events were to occur, payments to you could be delayed or reduced.

THERE IS A POTENTIAL FOR EARLY
REPAYMENT DUE TO
NON-PERFORMANCE UNDER THE
INTEREST RATE CAPS.               The transferor or the trustee will enter into
                                  one or more interest rate caps for the benefit of the holders of the Class A securities. The interest rate caps provide an additional resource for interest payments on the Class A securities if LIBOR is greater than 10.50%. If any provider of an interest rate cap does not make any required payment under the interest rate cap within 30 days of the date that payment was due, a pay out event for Series
                                  2002-4 will occur without any notice or other action on the part of the trustee or the holders of the Series 2002-4 securities. If a pay out event occurs, holders of the Series
                                  2002-4 securities will begin receiving
                                  payments of principal earlier than they
                                  otherwise would have, which may shorten the average life and maturity of the Series 2002-4 securities. See "Description of Series
                                  Provisions--The Interest Rate Caps,"
                                  "--Interest Rate Cap Provider" and "--Pay Out
                                  Events" in this prospectus supplement.

ISSUANCE OF ADDITIONAL SERIES
BY THE TRUST MAY AFFECT THE
TIMING OF PAYMENTS TO YOU.        Metris Master Trust, as a master trust, may
                                  issue series of securities from time to time.
                                  All series of securities are payable from the receivables of the trust. The trust may issue additional series with terms that are different from your series without your prior review or consent. Before the trust can issue a new series, each rating agency that has rated an outstanding series must confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

                                  However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See "Description of the Securities--New Issuances" in the attached prospectus and "Description of Series Provisions--Paired Series" in this prospectus supplement.

YOUR RIGHTS AS SECURITYHOLDERS
MAY BE EXERCISED BY MBIA
INSURANCE CORPORATION.            So long as MBIA has not defaulted on its
                                  obligations under the insurance policy, MBIA will be deemed to be the holder of the Class A securities for certain purposes (other than with respect to payments on the Class A securities) and will be entitled to exercise all rights, including voting rights, of the Class A securityholders without the consent of the Class A securityholders, except in the case of any amendment or waiver that would require the consent of all affected securityholders, in which case the consent of the affected securityholders will be required in addition to MBIA's consent.
                                  Under certain circumstances the consent or approval of all of the series issued by the trust may be required to direct certain actions, including requiring the appointment of a successor servicer following a default by Direct Merchants Bank, amending the pooling and servicing agreement in certain circumstances, directing Direct Merchants Bank not to sell receivables upon the occurrence of an event of insolvency or receivership and directing a repurchase of all outstanding series issued by the trust upon the breach of certain representations and warranties by the transferor.

                                  Actions pursued by the insurer under these circumstances could be adverse to the interests of the Class A securityholders, and the insurer will have no obligation to consider any possible adverse effects to those interests.

SECURITYHOLDERS OF OTHER
SERIES OR CLASSES MAY TAKE
ACTIONS WHICH ARE OPPOSED TO
YOUR INTERESTS.                   Securityholders of any series or any class
                                  within a series may need the consent or
                                  approval of a specified percentage of the investor interest of other series or a class of such other series to take or direct certain actions, including:

                                  - to require the appointment of a successor
                                    servicer after Direct Merchants Bank, as servicer, defaults on its obligations under the pooling and servicing agreement;

                                  - to amend the pooling and servicing agreement
                                    in some cases; and

                                  - to direct a repurchase of all outstanding
                                    series after certain violations of Metris
                                    Receivables, Inc.'s representations and
                                    warranties.

                                  The interests of the securityholders of any other series may not coincide with your interests, making it more difficult for any particular securityholder to achieve the desired results from such a vote.

THE CREDIT RATINGS OF YOUR
SECURITIES ARE LIMITED.           The credit rating assigned to your securities
                                  reflect the rating agencies' assessment only of the likelihood that interest and principal will be paid when required under the pooling and servicing agreement, not when expected.
                                  These ratings are based on the rating
                                  agencies' determination of the value of
                                  receivables in the trust and the availability of any credit enhancement, including the claims-paying ability of MBIA under the insurance policy. Any reduction in MBIA's ratings or claims-paying ability ratings may cause a reduction in the ratings of your securities.

                                  The ratings do not address the following:

                                  - the likelihood that the principal or
                                    interest on your securities will be prepaid, paid on an expected final payment date or paid on any particular date before the legal final maturity date of your series;

                                  - the possibility that your securities will be
                                    paid early or the possibility of the
                                    imposition of United States withholding tax for non-U.S. securityholders;

                                  - the marketability of the Class A securities,
                                    or any market price; or

                                  - that an investment in the Class A securities
                                    is a suitable investment for you.

                                  A rating is not a recommendation to purchase, hold or sell securities of a series or class of a series. Furthermore, there is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. If a rating assigned to your securities is reduced or withdrawn, the market value of your securities could be reduced.

                                    GLOSSARY

     This prospectus supplement and the attached prospectus use defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page S-52 in this prospectus supplement and beginning on page 59 in the attached prospectus.

                          TRUST CREDIT CARD PORTFOLIO

GENERAL

     The receivables conveyed or to be conveyed to the trust pursuant to a pooling and servicing agreement have been or will be generated from transactions made by holders of certain designated MasterCard(R) and VISA(R)* credit card accounts selected from Direct Merchants Bank's portfolio. Subject to certain conditions, these receivables may also include, although they do not currently include, receivables generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. The securities of Series 2002-4 will represent the right to receive certain payments from the trust.

     As of May 16, 2002, the trust had approximately 3.8 million credit card accounts and approximately $10.1 billion in receivables.

GROWING CREDIT CARD PORTFOLIO BY PORTFOLIO ACQUISITIONS

     Direct Merchants Bank has made credit card portfolio acquisitions in the past and portfolio acquisitions are possible in the future. Previously acquired accounts and any accounts acquired in the future may be added to the trust portfolio provided that they constitute Eligible Accounts at the time of the proposed addition. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus. Credit card portfolios recently acquired by Direct Merchants Bank include, among others:

     - a portfolio acquired in June 1999 from General Electric Capital Consumer Card Co., which had approximately 485,000 active accounts with receivables balances of approximately $1.2 billion. To date, the receivables in approximately 157,120 of these accounts have been added to the trust in several account additions, with receivables balances of approximately $608 million in the aggregate, as measured on the date of each respective account addition. As of the end of the day on May 19, 2002, the receivables in the remaining accounts totaled approximately $114 million.

     Accounts in portfolios that are acquired by Direct Merchants Bank were originated by other institutions using criteria different for those which were applied by Direct Merchants Bank in originating its own accounts. Consequently, we cannot assure you that accounts designated in the future from any acquired portfolios will be of the same credit quality as previously designated accounts which were originated by Direct Merchants Bank.

ASSESSMENT OF FEES AND FINANCE AND OTHER CHARGES

     A billing statement is sent to cardholders at the end of each monthly billing cycle in which the account has an outstanding balance greater than $1.00. Direct Merchants Bank uses third party processors to process certain cardholder payments. When an account is established, it is assigned a billing cycle. With minor exceptions, the minimum payment due each month for each account is equal to the greater of a minimum dollar amount or a minimum percentage of the outstanding balance shown on the statement, plus any amount past due. Direct Merchants Bank assesses an annual fee on some credit card accounts. Direct Merchants Bank may waive the annual membership fees, or a portion of those fees, in connection with the solicitation of new accounts depending on the credit terms offered, which are determined by the prospect's risk profile prior to

------------

* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

solicitation or when Direct Merchants Bank determines a waiver to be appropriate considering the account's overall profitability. In addition to the annual fee, Direct Merchants Bank may charge accounts certain other fees including: (i) a late fee with respect to any unpaid monthly payment if Direct Merchants Bank does not receive the required minimum monthly payment by the payment due date shown on the monthly billing statement, (ii) a cash advance fee for each cash advance, (iii) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank, (iv) an overlimit charge if, at any time during the billing cycle, the total amount owed exceeds the cardholder's credit line and (v) a card processing or application fee for some card offers. Unless otherwise arranged between Direct Merchants Bank and the cardholder, any cash advance fee, late payment fee, returned check fee, overlimit fee, annual fee or other administrative fee is added to the account and treated as a finance charge receivable.

     Periodic finance charges are not assessed in most circumstances if the entire balance on the account is paid by the due date, which is 25 days from the previous cycle billing date. Periodic finance charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. The average daily balance is the sum of the daily unpaid balances of purchases and cash advances on each day of the monthly billing cycle divided by the number of days in the monthly billing cycle. Unpaid balances are determined by deducting payments and credits, adding any unpaid finance charges and late charges and adding new purchases, cash advances and other charges, in each case as of the date of the transaction. If a payment in full is not received on or before the due date, finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day the cash advance is made until the advance is paid in full. These cash advance finance charges are applied to the average daily balance. Periodic finance charges are applied to the average daily balance.

     Payments by cardholders on the accounts are processed and applied first to any promotional balances, then to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by Direct Merchants Bank.

DELINQUENCY AND LOSS EXPERIENCE

     Direct Merchants Bank considers an account delinquent if the minimum payment due under that account is not received by Direct Merchants Bank on or before the due date. Efforts to collect delinquent credit card receivables are primarily made internally through the collection facilities of Direct Merchants Bank. For a description of Direct Merchants Bank's collection practices and policies, see "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

     The following tables set forth the delinquency and loss experience for the trust portfolio as of the dates and for each of the periods shown. There can be no assurance that the delinquency and loss experience for the trust portfolio in the future will be similar to the historical experience set forth in the following tables because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. In particular, reported loss and delinquency percentages for the trust portfolio may be reduced as a result of the addition of receivables in newly originated accounts. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for that portfolio which, for the trust, is the denominator used to calculate the percentages set forth below. As of May 16, 2002, approximately 8.2% of the accounts in the trust portfolio had been originated within the last 12 months and approximately 26.6% of the accounts in the trust portfolio had been originated within the last 24 months. Newly originated or acquired accounts currently do not automatically become part of the trust portfolio but may be added from time to time at the option of Metris Receivables, Inc. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus.

     In the following table, receivables outstanding consist of all amounts due from cardholders as posted to the accounts in the trust portfolio as of the date shown.

                 DELINQUENCY EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                           AS OF DECEMBER 31,
                                                   -------------------------------------------------------------------
                         AS OF APRIL 30, 2002                2001                        2000                 1999
                       -------------------------   -------------------------   -------------------------   -----------
                                     PERCENTAGE                  PERCENTAGE                  PERCENTAGE
                                      OF TOTAL                    OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------   -----------   -----------   -----------   -----------
Receivables
  Outstanding........  $9,667,023      100.00%     $9,146,845      100.00%     $6,855,923      100.00%     $5,477,524
Receivables
  Delinquent:
  30-59 Days.........     277,570        2.87         290,444        3.17         172,492        2.52         128,542
  60-89 Days.........     216,743        2.24         209,182        2.29         130,077        1.90          92,035
  90 or More Days....     479,733        4.96         359,259        3.93         282,101        4.11         202,212
                       ----------      ------      ----------      ------      ----------      ------      ----------
        Total........  $  974,046       10.07%     $  858,885        9.39%     $  584,670        8.53%     $  422,789
                       ==========      ======      ==========      ======      ==========      ======      ==========

                                 AS OF DECEMBER 31,
                       ---------------------------------------
                          1999                 1998
                       -----------   -------------------------
                       PERCENTAGE                  PERCENTAGE
                        OF TOTAL                    OF TOTAL
                       RECEIVABLES   RECEIVABLES   RECEIVABLES
                       -----------   -----------   -----------
Receivables
  Outstanding........    100.00%     $4,125,979      100.00%
Receivables
  Delinquent:
  30-59 Days.........      2.35          99,840        2.42
  60-89 Days.........      1.68          67,959        1.65
  90 or More Days....      3.69         149,361        3.62
                         ------      ----------      ------
        Total........      7.72%     $  317,160        7.69%
                         ======      ==========      ======

     The following table sets forth the principal charge-off experience for cardholder payments on the credit card accounts in the trust for each of the periods shown. The trust reports charge-offs on a gross basis, not net of Recoveries. Recoveries are treated as finance charge collections and included in the calculation of Portfolio Yield. Average receivables outstanding is calculated by determining the daily average of outstanding balances for accounts in the trust portfolio for each month and then dividing the sum of those daily averages by the number of months in the period. Total net charge-offs are total charge-offs of principal receivables less Recoveries on charged-off accounts in the trust and do not include the amount of any reductions in total principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

                    LOSS EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                       FOUR MONTHS                  YEAR ENDED DECEMBER 31,
                                          ENDED        -------------------------------------------------
                                      APRIL 30, 2002      2001         2000         1999         1998
                                      --------------   ----------   ----------   ----------   ----------
Average Receivables Outstanding.....    $9,521,148     $7,811,379   $5,911,181   $4,552,813   $3,231,883
Total Net Charge-Offs...............    $  412,589     $  870,272   $  582,341   $  453,199   $  355,279
Total Net Charge-Offs as a
  Percentage of Average Receivables
  Outstanding.......................          4.33%         11.14%        9.85%        9.95%       10.99%
(Annualized)........................         13.18%         11.14%        9.85%        9.95%       10.99%

RECOVERIES

     Direct Merchants Bank is required to transfer to the trust all Recoveries on charged-off accounts in the trust. In the event of any sale or other disposition of receivables in Defaulted Accounts as provided in the pooling and servicing agreement, Recoveries on charged-off accounts in the trust will not include amounts received by the purchaser or transferee of those receivables but will be limited to amounts received by the servicer from the purchaser or transferee. Collections of Recoveries on charged-off accounts in the trust will be treated as finance charge collections. See "--Delinquency and Loss Experience" above and "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus.

                                THE RECEIVABLES

     The receivables conveyed to the trust arise in accounts selected from the portfolio of accounts of Direct Merchants Bank at the time the trust was established, and in additional accounts selected since that time, on the basis of criteria set forth in the pooling and servicing agreement. The transferor has the right, subject to certain limitations and conditions, to designate from time to time additional accounts and to transfer to the trust all receivables of the additional accounts, whether those receivables are then existing or thereafter created. See "Description of the Securities--Addition of Trust Assets" in the attached prospectus. In addition, the transferor will be required to designate additional accounts under the circumstances and in the amounts described under "Description of the Securities--Addition of Trust Assets" in the attached prospectus. The transferor has periodically designated additional accounts to the trust portfolio and intends, although no assurance can be given, to continue to designate additional accounts to the trust portfolio.

     The transferor will have the right, subject to certain limitations and conditions, to designate certain accounts for removal from the trust portfolio and to require that the trustee reconvey all receivables in those removed accounts to the transferor, including those receivables that are then existing and those that subsequently arise. See "Description of the Securities--Representations and Warranties" and "--Removal of Accounts" in the attached prospectus.

     As of the close of business on May 16, 2002:

     - the trust portfolio included approximately $9,545,389,396 of principal receivables and approximately $548,253,845 of finance charge receivables;

     - the accounts included in the trust portfolio had an average principal receivable balance of $2,504 and an average credit limit of $6,068;

     - the percentage of the aggregate total receivable balance to the aggregate total credit limit was approximately 44%;

     - the average age of the accounts included in the trust portfolio was approximately 50 months; and

     - cardholders whose accounts are included in the trust portfolio had billing addresses in all 50 states and the District of Columbia.

     The following tables summarize the trust portfolio by various criteria as of the close of business on May 16, 2002. Because the future composition of the trust portfolio may change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time. The transferor expects to add to the trust receivables in accounts in addition to those reflected in the tables below, in an amount equal to approximately $450 million which the transferor expects to add to the trust on or about June 3, 2002.

     Pursuant to the terms of its April 16, 2002 agreement with the Office of the Comptroller of the Currency, Direct Merchants Bank has agreed to restrict credit line increases on its credit card accounts by increasing the intervals between credit line increases to no less than six months and by reducing the maximum credit line assignment from $12,500 to $10,000. These restrictions apply only on and after April 16, 2002, the date of the agreement. While not required to do so, Direct Merchants Bank may reduce the credit limits on certain of its accounts. See "Risk Factors--The effect on securityholders of regulatory action and certain litigation against Direct Merchants Bank, Metris Companies Inc. and their affiliates is unclear." in this prospectus supplement.

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                        PERCENTAGE                        PERCENTAGE
                                                         OF TOTAL                          OF TOTAL
                                            NUMBER OF   NUMBER OF       RECEIVABLES       RECEIVABLES
CREDIT LIMIT RANGE                          ACCOUNTS     ACCOUNTS       OUTSTANDING       OUTSTANDING
------------------                          ---------   ----------   ------------------   -----------
$0.00 - $1,000.00.........................    228,082       6.0%     $   122,602,203.74        1.2%
$1,000.01 - $2,000.00.....................    373,257       9.8          350,858,566.69        3.5
$2,000.01 - $3,500.00.....................    547,099      14.4          767,394,124.30        7.6
$3,500.01 - $5,000.00.....................    620,447      16.3        1,142,748,224.55       11.3
$5,000.01 - $7,500.00.....................    938,358      24.6        2,534,136,878.00       25.1
$7,500.01 - $10,000.00....................    448,027      11.7        1,522,813,506.37       15.1
$10,000.01 - $12,500.00...................    576,359      15.1        3,274,123,311.58       32.4
$12,500.01 & Greater......................     80,576       2.1          378,966,425.84        3.8
                                            ---------     -----      ------------------      -----
          Total...........................  3,812,205     100.0%     $10,093,643,241.07      100.0%
                                            =========     =====      ==================      =====

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                        PERCENTAGE                        PERCENTAGE
                                                         OF TOTAL                          OF TOTAL
                                            NUMBER OF   NUMBER OF       RECEIVABLES       RECEIVABLES
ACCOUNT BALANCE RANGE                       ACCOUNTS     ACCOUNTS       OUTSTANDING       OUTSTANDING
---------------------                       ---------   ----------   ------------------   -----------
Credit Balance............................     38,387       1.0%     $    (3,793,161.56)       0.0%
No Balance................................  1,192,077      31.3                    0.00        0.0
$0.01 - $1,000.00.........................    555,603      14.6          222,804,580.40        2.2
$1,000.01 - $2,000.00.....................    370,454       9.7          554,123,341.66        5.5
$2,000.01 - $3,500.00.....................    463,763      12.2        1,264,313,796.05       12.5
$3,500.01 - $5,000.00.....................    375,376       9.8        1,579,354,410.77       15.6
$5,000.01 - $7,500.00.....................    438,936      11.5        2,716,719,033.41       26.9
$7,500.01 - $10,000.00....................    209,462       5.5        1,801,461,579.00       17.9
$10,000.01 - $12,500.00...................    140,102       3.7        1,582,905,410.39       15.7
$12,500.01 & Greater......................     28,045       0.7          375,754,250.95        3.7
                                            ---------     -----      ------------------      -----
          Total...........................  3,812,205     100.0%     $10,093,643,241.07      100.0%
                                            =========     =====      ==================      =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                       PERCENTAGE                        PERCENTAGE
                                                        OF TOTAL                          OF TOTAL
                                           NUMBER OF   NUMBER OF       RECEIVABLES       RECEIVABLES
ACCOUNT AGE                                ACCOUNTS     ACCOUNTS       OUTSTANDING       OUTSTANDING
-----------                                ---------   ----------   ------------------   -----------
Not More than 6 Months...................    115,012       3.0%     $   108,625,850.33        1.1%
Over 6 Months to 12 Months...............    197,276       5.2          343,937,408.50        3.4
Over 12 Months to 24 Months..............    701,345      18.4        1,364,002,502.15       13.5
Over 24 Months to 36 Months..............    643,329      16.9        1,790,548,374.37       17.8
Over 36 Months to 48 Months..............    526,144      13.8        1,676,571,897.66       16.6
Over 48 Months to 60 Months..............    442,656      11.6        1,305,378,567.95       12.9
Over 60 Months...........................  1,186,443      31.1        3,504,578,640.11       34.7
                                           ---------     -----      ------------------      -----
          Total..........................  3,812,205     100.0%     $10,093,643,241.07      100.0%
                                           =========     =====      ==================      =====

           COMPOSITION BY GEOGRAPHIC DISTRIBUTION IN TRUST PORTFOLIO

                                                       PERCENTAGE                        PERCENTAGE
                                                        OF TOTAL                          OF TOTAL
                                           NUMBER OF   NUMBER OF       RECEIVABLES       RECEIVABLES
LOCATION                                   ACCOUNTS     ACCOUNTS       OUTSTANDING       OUTSTANDING
--------                                   ---------   ----------   ------------------   -----------
California...............................    473,811      12.4%     $ 1,216,925,418.90       12.1%
New York.................................    309,656       8.1          832,654,676.16        8.3
Texas....................................    314,737       8.3          821,827,982.44        8.1
Florida..................................    269,795       7.1          729,967,358.92        7.2
Ohio.....................................    152,553       4.0          412,919,217.05        4.1
Illinois.................................    146,356       3.8          395,474,535.72        3.9
Pennsylvania.............................    127,575       3.4          348,582,332.49        3.5
New Jersey...............................    111,293       2.9          296,181,851.87        2.9
Michigan.................................    107,372       2.8          284,298,388.37        2.8
Georgia..................................    102,144       2.7          279,408,406.58        2.8
Virginia.................................    100,319       2.6          272,083,705.33        2.7
North Carolina...........................     94,673       2.5          252,271,270.79        2.5
Indiana..................................     82,914       2.2          229,562,786.88        2.3
Missouri.................................     86,398       2.3          224,289,110.16        2.2
Massachusetts............................     85,359       2.2          219,266,054.85        2.2
Maryland.................................     78,595       2.1          213,793,681.33        2.1
Tennessee................................     76,986       2.0          203,691,380.64        2.0
Other....................................  1,091,669      28.6        2,860,445,082.59       28.3
                                           ---------     -----      ------------------      -----
          Total..........................  3,812,205     100.0%     $10,093,643,241.07      100.0%
                                           =========     =====      ==================      =====

                            MATURITY CONSIDERATIONS

     The Class A securityholders are expected to receive payment of principal in full on May 21, 2007, which is the Class A Expected Final Payment Date. The Class A securityholders may, however, receive payments of principal earlier than the Class A Expected Final Payment Date if a Pay Out Event occurs and the Early Amortization Period begins.

ACCUMULATION PERIOD

     The Accumulation Period for Series 2002-4 is scheduled to begin at the close of business on the last day of the April 2006 Monthly Period. As described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, the commencement of the Accumulation Period may be delayed to no later than the close of business on the last day of the March 2007 Monthly Period. The Accumulation Period will end on the earliest of:

     - the date on which the Invested Amount is paid in full;

     - the date on which the Early Amortization Period begins; and

     - the Series 2002-4 Termination Date.

     Each Monthly Period during the Accumulation Period prior to the payment in full of the Class A Invested Amount, an amount equal to the least of:

          (a) the Available Series 2002-4 Principal Collections for that Monthly Period,

          (b) the Controlled Deposit Amount for that Monthly Period, and

          (c) the Class A Adjusted Invested Amount prior to any deposits on the related Distribution Date,

will be deposited into the principal funding account until the principal amount on deposit in the principal funding account equals the Class A Invested Amount. Amounts deposited into the principal funding account during the Accumulation Period will be paid to the Class A securityholders on the Class A Expected Final

Payment Date or, if earlier, the first Distribution Date following the commencement of the Early Amortization Period.

     We cannot assure you that collections of principal receivables in the trust portfolio will be similar to the payment rate experience shown in the tables under "--Payment Rates" below and under "Receivables Performance Data For Trust Portfolio" earlier in this prospectus supplement, or, therefore, that:

     - deposits into the principal funding account will equal the Controlled Deposit Amount, and

     - on the Class A Expected Final Payment Date the Class A Invested Amount will be paid to the Class A securityholders.

In addition, as described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, the servicer may shorten the Accumulation Period and, in that event, we cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date. If the amount required to pay the Class A Invested Amount in full is not available on the Class A Expected Final Payment Date, a Pay Out Event will occur and the Early Amortization Period will commence.

     If the Available Series 2002-4 Principal Collections for any Monthly Period are less than the applicable Controlled Deposit Amount, the amount of the deficiency will be the Accumulation Shortfall for the succeeding Monthly Period. See "Description of Series Provisions--Application of Collections--Payment of Principal" in this prospectus supplement.

     Other series offered by the trust may or may not have accumulation periods like the Accumulation Period or amortization periods like the Early Amortization Period, and those periods may have different lengths and begin on different dates than the Accumulation Period or Early Amortization Period described in this prospectus supplement. Thus, certain series may be in their revolving periods while others are in periods during which principal collections are distributed to or accumulated for other series. In addition, other series may allocate principal collections based upon different investor percentages. See "Description of the Securities--New Issuances" in the attached prospectus for a discussion of the potential terms of other series. See "Annex I: Issued Series" at the end of this prospectus supplement for a description of the terms of the series which are anticipated to be outstanding on the Closing Date.

EARLY AMORTIZATION PERIOD

     A Pay Out Event occurs, either automatically or after specified notice, if one of the adverse events described under "Description of Series Provisions--Pay Out Events" in this prospectus supplement or "Description of the Securities--Pay Out Events" in the attached prospectus occurs. If a Pay Out Event occurs during either the Revolving Period or the Accumulation Period, the Early Amortization Period will commence. If a Pay Out Event occurs during the Accumulation Period, any amount on deposit in the principal funding account will be paid to the Class A securityholders on the Distribution Date in the month following the commencement of the Early Amortization Period. In addition, to the extent that the Class A Invested Amount has not been paid in full, the Class A securityholders will be entitled to monthly payments of principal equal to the Available Series 2002-4 Principal Collections on each Distribution Date with respect to the Early Amortization Period until the earlier of:

          (a) the date on which the Class A Invested Amount has been paid in full, and

          (b) the Series 2002-4 Termination Date.

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the trust portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. The monthly payment rate for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged-off receivables, expressed as a percentage of the total outstanding receivables at the end of the previous month. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts in the trust portfolio. Monthly averages shown in the table are expressed as an arithmetic average of the payment rate for each month for the period indicated.

            CARDHOLDER MONTHLY PAYMENT RATES FOR THE TRUST PORTFOLIO

                                                  FOUR MONTHS             YEAR ENDED
                                                     ENDED               DECEMBER 31,
                                                   APRIL 30,     ----------------------------
                                                     2002        2001    2000    1999    1998
                                                  -----------    ----    ----    ----    ----
Highest Month...................................     7.1%        7.4%    7.8%    8.0%    7.4%
Lowest Month....................................     6.0%        6.0%    6.7%    6.7%    6.1%
Monthly Average.................................     6.5%        6.6%    7.0%    7.2%    6.6%

     Direct Merchants Bank generally determines the minimum monthly payment with respect to the credit card accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by a minimum percentage of the outstanding balance. If the amount so calculated is less than a minimum dollar amount, it is increased to the minimum dollar amount. The sum of the amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance.

     We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. The amount of collections of receivables in the trust portfolio may vary from month to month due to various factors, including seasonal variations, general economic conditions, payment habits of individual cardholders, the credit card originator's monthly minimum payment requirements and acts of God. We cannot assure you that deposits into the principal funding account or the distribution account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Class A securities could be significantly reduced or increased.

     Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Early Amortization Period, we cannot assure you that the actual number of months elapsed from the date of issuance of the Class A securities to the Class A Expected Final Payment Date will equal the expected number of months. As described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, the servicer may shorten the Accumulation Period. We cannot assure you that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date, especially if a pay out event were to occur with respect to one or more other series thereby limiting the amount of Shared Principal Collections allocable to the Series 2002-4 securities. See "Risk Factors" in this prospectus supplement and "Maturity Considerations" in the attached prospectus.

                        RECEIVABLE YIELD CONSIDERATIONS

     The following table sets forth the gross revenues from finance charges, fees and other charges paid in the trust portfolio for each of the periods shown.

     The historical yield figures in the following table are calculated on a cash basis. The portfolio yield from finance charges and fees is the result of dividing finance charges and fees by average daily principal receivables outstanding during the periods indicated. Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees and charges.

     The portfolio yield calculated on a cash basis will be affected by numerous factors, including changes in the monthly interest rate, variations in the rate of payments and new borrowings on the accounts, the amount of the annual membership fee and other fees, changes in the delinquency and loss rates on the receivables, and the percentage of cardholders who pay their balances in full each month and, except in the case of cash advances, do not incur periodic finance charges, which may in turn be caused by a variety of factors including seasonal variations, the availability of other sources of credit and general economic conditions. See "Maturity Considerations" above.

     Revenues vary for each account based on the type and volume of activity for each account. Interchange fees are not currently included in the trust assets and are not included in the yield numbers for the trust portfolio in the following table.

                REVENUE YIELD EXPERIENCE FOR THE TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                   FOUR MONTHS                  YEAR ENDED DECEMBER 31,
                                      ENDED        -------------------------------------------------
                                  APRIL 30, 2002      2001         2000         1999         1998
                                  --------------   ----------   ----------   ----------   ----------
Average Principal Receivables
  Outstanding...................    $9,021,876     $7,385,748   $5,600,674   $4,323,584   $3,107,965
Total Finance Charges and
  Fees..........................    $  781,484     $2,035,113   $1,528,055   $1,177,878   $  782,703
Average Revenue Yield
  (Annualized)..................         26.35%         27.55%       27.28%       27.24%       25.18%

     Total finance charges and fees paid in the table above include finance charges, cash advance fees, annual membership fees, late fees, and other charges. Recoveries are also considered collections of finance charge receivables. The table does not include interchange fees. Total finance charges and fees paid are presented net of adjustments made pursuant to Direct Merchants Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

                                USE OF PROCEEDS

     Metris Receivables, Inc. will apply the net proceeds from the sale of the Class A securities, which is expected to be approximately $[-], to repay one or more of the following: (i) all or a portion of the Series 2001-C Variable Funding Securities and (ii) all or a portion of the Series 2001-A Variable Funding Securities.

                              DESCRIPTION OF MBIA

MBIA

     MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Parent Company"). The Parent Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has three branches, one in the Republic of France, one in the Republic of Singapore and one in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding MBIA set forth under the heading "Description of MBIA." Additionally, MBIA makes no representation regarding the Class A securities or the advisability of investing in the Class A securities.

     THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

MBIA FINANCIAL INFORMATION

     The following documents filed by the Parent Company with the Securities and Exchange Commission are incorporated herein by reference:

          (1) The Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001; and

          (2) The Parent Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     Any documents filed by the Parent Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the Class A securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Parent Company and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Parent Company for the year ended December 31, 2001 and the consolidated financial statements of MBIA and its subsidiaries as of March 31, 2002 and for the three month period ended March 31, 2002 and March 31, 2001 included in the Quarterly Report on Form 10-Q of the Parent Company for the period ended March 31, 2002, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. All financial statements of MBIA and its subsidiaries included in documents filed by the Parent Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A securities shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

     The Parent Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the SEC filings (including (1) the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001 and (2) the Parent Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington, D.C.; (iii) over the Internet at the Parent Company's web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

     The tables below present selected financial information of the insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):

                                                                             SAP
                                                          ------------------------------------------
                                                            DECEMBER 31, 2001       MARCH 31, 2002
                                                          ---------------------   ------------------
                                                                (AUDITED)            (UNAUDITED)
                                                                        (IN MILLIONS)
Admitted Assets.........................................        $  8,545               $  8,575
Liabilities.............................................           5,688                  5,713
Capital and Surplus.....................................           2,857                  2,862

                                                                             GAAP
                                                          ------------------------------------------
                                                            DECEMBER 31, 2001       MARCH 31, 2002
                                                          ---------------------   ------------------
                                                                (AUDITED)            (UNAUDITED)
                                                                        (IN MILLIONS)
Assets..................................................        $  9,460               $  9,426
Liabilities.............................................           4,234                  4,121
Shareholder's Equity....................................           5,226                  5,305

FINANCIAL STRENGTH RATINGS OF MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard & Poor's, a division of The McGraw-Hill Companies, Inc., rates the financial strength of MBIA "AAA."

     Fitch, Inc. rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Class A securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A securities. MBIA does not guarantee the market price of the Class A securities nor does it guarantee that the ratings on the Class A securities will not be revised or withdrawn.

EXPERTS

     The consolidated balance sheets of MBIA Inc., and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                        DESCRIPTION OF SERIES PROVISIONS

     The Class A securities and the Class B securities will be issued pursuant to the pooling and servicing agreement and the Series 2002-4 supplement. Pursuant to the pooling and servicing agreement, Metris Receivables, Inc., Direct Merchants Bank and the trustee may execute additional supplements to the pooling and servicing agreement to issue additional series. The following statements summarize the material terms of your series, which is Series 2002-4, and are subject to, and qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the Series 2002-4 supplement. You should review "Description of the Securities" in the attached prospectus for additional information concerning the securities and the pooling and servicing agreement.

INTEREST PAYMENTS

     The Class A securities will accrue interest at a rate of [-]% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each interest period.

     You may obtain the security rate for the Class A securities for the current and the immediately preceding interest periods by telephoning the trustee at
(800) 934-6802.

     Interest will be paid on July 22, 2002 and on each following Distribution Date. Interest for any Distribution Date will accrue from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the related Distribution Date.

     Interest on the Class A securities will be calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     Interest payments on the Class A securities on any Distribution Date will be calculated on the outstanding principal balance for the related interest period of the Class A securities at the close of business on the first day of the related interest period.

     Interest payments on the Class A securities on any Distribution Date will be funded from Available Series 2002-4 Finance Charge Collections with respect to the preceding Monthly Period and from certain other funds identified in this prospectus supplement and the attached prospectus that are allocated to the Class A securities and deposited on each Business Day during the related Monthly Period in the interest funding account. In addition, if on any Distribution Date amounts available to pay Class A Monthly Interest for the related Monthly Period are insufficient to cover the full amount due, then the trustee will demand payment on the insurance policy in an amount equal to that deficiency in accordance with the Series 2002-4 supplement to the pooling and servicing agreement. See "Description of Series Provisions--The Insurance Policy" in this prospectus supplement.

     The interest rate as well as the amount of Class A Monthly Interest applicable to an interest period will be included in a statement to the Class A securityholders of record prepared by the servicer. In addition, if the Class A securities are listed on the Luxembourg Stock Exchange, the trustee will cause the security rate, as well as the amount of Class A Monthly Interest applicable to an interest period, to be provided to the Luxembourg Stock Exchange as soon as possible after its determination (but in no event later than the first day of the related interest period). See "Description of the Securities--Reports to Securityholders" in the attached prospectus.

PRINCIPAL PAYMENTS

  Revolving Period

     Series 2002-4 will have a Revolving Period when the trust will not pay or accumulate principal for the Class A securities or the Class B securities. The Revolving Period starts on the Closing Date and ends on the earlier to begin of:

     - the Accumulation Period, and

     - the Early Amortization Period.

     On each Distribution Date relating to the Revolving Period, collections of principal receivables allocable to the Invested Amount, subject to certain limitations, including the allocation of any Redirected Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount, will be treated as Shared Principal Collections.

  Accumulation Period

     On each Distribution Date relating to the Accumulation Period prior to the payment in full of the Class A Invested Amount, the trustee will deposit into the principal funding account an amount equal to the least of:

          (a) the Available Series 2002-4 Principal Collections for the related Monthly Period,

          (b) the Controlled Deposit Amount for the related Monthly Period, and

          (c) the Class A Adjusted Invested Amount prior to any deposits on that date,

until the aggregate amount on deposit in the principal funding account equals the Class A Invested Amount. These amounts will be paid to the Class A securityholders on the Class A Expected Final Payment Date.

     During the Accumulation Period, as amounts are deposited into the principal funding account for the benefit of the Class A securityholders, the Class B Invested Amount will be reduced to an amount equal to the Stated Class B Amount.

     During the Accumulation Period, the portion of Available Series 2002-4 Principal Collections not required to be deposited in the principal funding account or distributed to the Class A securityholders or the Class B securityholders will generally be treated as Shared Principal Collections.

  Early Amortization Period

     On each Distribution Date relating to the Early Amortization Period, the Class A securityholders will be entitled to receive Available Series 2002-4 Principal Collections for the preceding Monthly Period in an amount up to the Class A Invested Amount until the earlier of the date the Class A Invested Amount is paid in full and the Series 2002-4 Termination Date. In addition, if a Pay Out Event occurs during the Accumulation Period, the Early Amortization Period will begin and any amount on deposit in the principal funding account will be paid to the Class A securityholders on the Distribution Date following the Monthly Period in which the Early Amortization Period begins.

     See "--Pay Out Events" below for a discussion of certain events that could begin the Early Amortization Period.

     In the event of a sale of the receivables comprising the trust portfolio and an early termination of the trust due to (a) a Trigger Event, (b) the breach of certain representations and warranties, (c) an optional repurchase of the receivables in the trust portfolio by the transferor, (d) a repurchase of the receivables in the trust portfolio in connection with a Servicer Default, or (e) sale of the receivables in the trust portfolio in connection with the Series 2002-4 Termination Date, distributions of principal will be made to the Series 2002-4 securityholders upon surrender of their securities. See "--Pay Out Events" and "--Final Payment of Principal; Termination" below and "Description of the Securities--Pay Out Events," "--Servicer Default" and "--Final Payment of Principal; Termination" in the attached prospectus. The proceeds of any such sale or repurchase of receivables will be allocated first to pay amounts due with respect to the Class A securities, then to reimburse the insurer for any unreimbursed draws under the insurance policy and to pay other amounts owing to the insurer under the insurance and reimbursement agreement, and then to pay amounts due with respect to the Class B securities, as described in this prospectus supplement.

POSTPONEMENT OF ACCUMULATION PERIOD

     The Accumulation Period is scheduled to begin at the close of business on the last day of the April 2006 Monthly Period. Upon written notice to the trustee, the servicer may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The servicer may make this election only if the Accumulation Period Length (determined as described below) is less than twelve months.

     On each Determination Date beginning in January 2006 and ending when the Accumulation Period begins, the servicer will determine the Accumulation Period Length. The "ACCUMULATION PERIOD LENGTH" is the number of whole months expected to be required to fully fund the principal funding account to an amount equal to the Class A Invested Amount no later than the Class A Expected Final Payment Date, based on:

          (a) the monthly collection of principal receivables expected to be distributable to the securityholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables comprising the trust portfolio for the preceding twelve months; and

          (b) the amount of principal expected to be distributable to securityholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the Accumulation Period.

     If the Accumulation Period Length is less than twelve months, the servicer may, at its option, postpone the commencement of the Accumulation Period as long as the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length.

     The effect of the calculation described above is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month. If the Accumulation Period is postponed, and if a Pay Out Event occurs after the date originally scheduled for commencement of the Accumulation Period, it is probable that Class A securityholders would receive some of their principal later than if the Accumulation Period had not been postponed.

SUBORDINATION

     The Class B securities will be subordinated to the extent necessary to fund certain payments with respect to the Class A securities. Certain collections of principal receivables allocable to the Class B securities may be redirected to cover amounts in respect of the Class A securities, and the Class B Invested Amount may be reduced. For more details concerning the redirection of collections of principal receivables away from the Class B securities, and for information concerning reductions in the Class A Invested Amount and the Class B Invested Amount resulting from, respectively, Class A Charge-Offs and Class B Charge-Offs, see "--Redirected Principal Collections" and "--Investor Charge-Offs" in this prospectus supplement.

THE INTEREST RATE CAPS

     The transferor or the trustee will enter into and at all times prior to and including the Class A Expected Final Payment Date maintain one or more interest rate caps whose notional amounts singly or taken as a group equal or exceed the outstanding principal balance of the Class A securities. On each Distribution Date following the Class A Expected Final Payment Date until the interest rate caps terminate, the notional amount of the interest rate caps will reduce in an amount equal to the quotient of the initial notional amount for that interest rate cap divided by 48. If the transferor obtains the interest rate caps, it will pledge to the trustee for the benefit of the Class A securityholders all of its right, title and interest in and to the interest rate cap agreements and the interest rate caps arising thereunder, together with the cap proceeds account and all other proceeds of that account, as collateral security for the benefit of the Class A securityholders. Pursuant to the interest rate caps, on each Transfer Date on which LIBOR for the related interest period exceeds 10.50%, the provider of the interest rate caps will make a payment to the trustee, on behalf of the trust, in an amount equal to the product of (i) that excess, (ii) the notional amount as of such Transfer Date and (iii) the actual number of days in the related Monthly Period divided by 360.

     The interest rate caps will terminate on the Series 2002-4 Termination Date. However, the interest rate caps may be terminated at an earlier date if the transferor or the trustee, as applicable, has obtained a substitute interest rate cap or entered into an alternative arrangement satisfactory to the Rating Agencies and the insurer, which in each case will not result in the reduction or withdrawal of the rating of the Class A securities (without giving effect to the insurance policy).

     In the event that the rating of the interest rate cap provider is reduced or withdrawn, as specified in the interest rate caps, the transferor or the trustee, as applicable, will use its best efforts either to obtain for each affected interest rate cap a replacement interest rate cap, at the expense of the interest rate cap provider, or to enter into an alternative arrangement satisfactory to the Rating Agencies and the insurer.

     The trustee, on behalf of the trust, may sell all or a portion of an interest rate cap in an amount equal to the excess on that date of the notional amount over the outstanding principal balance of the Class A securities, subject to (among other things) Rating Agency confirmation of the rating of the Class A securities (without giving effect to the insurance policy). Funds from any such sale will be applied as collections of principal receivables allocable in accordance with the allocations described below in"--Application of Collections--Payment of Principal." Each interest rate cap will provide for payments to the trustee and the trust's interest and those payments will be deposited into the cap proceeds account.

     The trustee will establish and maintain with a Qualified Institution in the name of the trust, for the benefit of the Class A securityholders, a cap proceeds account, which is a segregated trust account into which all amounts paid pursuant to the interest rate caps or any alternative arrangement satisfactory to the Rating Agencies are deposited.

INTEREST RATE CAP PROVIDER

     The interest rate cap provider will be a third party cap provider having a short-term rating of at least "A-1+" from Standard & Poor's Ratings Services and at least "P-1" from Moody's Investors Service, Inc. and, if the interest rate cap provider is rated by Fitch, Inc., at least "F1+" from Fitch or any other rating acceptable to the Rating Agencies. The identity and description of the interest rate cap provider will be included in the final prospectus supplement.

ALLOCATION PERCENTAGES

     During each Monthly Period, the servicer will allocate among the Invested Amount for Series 2002-4, the invested amount for each other series issued and outstanding and the interest of the transferor in the trust, all amounts collected on finance charge receivables, all amounts collected on principal receivables and the amount of all Defaulted Receivables.

  Floating Allocations

     Collections of finance charge receivables will be allocated prior to the commencement of an Early Amortization Period, collections of principal receivables will be allocated during the Revolving Period, and the amount of Defaulted Receivables will be allocated at all times, to the Invested Amount based on the Floating Percentage, which at all times equals the sum of the Class A Floating Percentage and the Class B Floating Percentage.

     During the Revolving Period, all collections of principal receivables allocable to Series 2002-4 will be allocated and paid to the transferor, except for (a) collections applied as Redirected Principal Collections and (b) Shared Principal Collections for the benefit of the holders of securities of other series, if any, and (c) funds deposited in the excess funding account.

  Fixed/Floating Allocations

     On any Business Day during the Accumulation Period or the Early Amortization Period, collections of principal receivables will be allocated to the Invested Amount based on the Fixed/Floating Percentage.

     On and after the date on which a Pay Out Event is deemed to have occurred, collections of finance charge receivables will be allocated to the Invested Amount based on the Fixed/Floating Percentage. However, the numerator used in calculating the Fixed/Floating Percentage in this instance will be the Adjusted Invested Amount as of the end of the day preceding the date on which the Pay Out Event was deemed to have occurred.

     On and after the date on which a Defeasance occurs with respect to your series of securities, each of the allocation percentages described above (whether floating or fixed/floating) with respect to your series of securities will be zero. See "--Defeasance" below.

     All amounts collected on finance charge receivables, all amounts collected on principal receivables and the amount of all Defaulted Receivables will be allocated to the interest of the transferor in the trust based on the Transferor Percentage.

     As a result of the Floating Percentage, collections of finance charge receivables (prior to the commencement of the Early Amortization Period) and the portion of Defaulted Receivables allocated to the Invested Amount will change each Business Day based on the relationship of the Class A Adjusted Invested Amount and the Class B Invested Amount to the total amount of principal receivables and amounts on deposit in the excess funding account on the preceding Business Day. The numerator of the allocation percentage for collections of principal receivables allocable to the Invested Amount, however, will remain fixed during the Accumulation Period or the Early Amortization Period.

     Collections of principal receivables allocable to the Class B Invested Amount are subject to possible redirection for the benefit of the Class A Invested Amount. See "--Redirected Principal Collections" below.

REDIRECTED CASH FLOWS

     On each Business Day, to the extent that any amounts are on deposit in the excess funding account, the servicer will determine the amount, called the "NEGATIVE CARRY AMOUNT," if any, equal to the excess of:

          (a) the product of (i) the Base Rate, (ii) the amount on deposit in the excess funding account allocated to Series 2002-4 and (iii) the number of days elapsed since the previous Business Day divided by the actual number of days in that year, over

          (b) the aggregate amount of all earnings since the previous Business Day available from the Cash Equivalents in which funds on deposit in the excess funding account are invested.

The servicer will apply an amount equal to the lesser of (a) Transferor Finance Charge Collections on that Business Day, and (b) the sum of the Negative Carry Amount for that Business Day and, following a claim for payment on the insurance policy, the unreimbursed claims on the insurance policy that have not been deposited in the interest funding account prior to that Business Day, in the manner specified for application of Available Series 2002-4 Finance Charge Collections.

     On each Distribution Date, the servicer will determine the amount, called the "REQUIRED AMOUNT," if any, by which the full amount to be paid pursuant to clauses (a) through (k) in "--Application of Collections--Payment of Fees, Interest and Other Items" below exceeds the portion of Available Series 2002-4 Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in those clauses. To the extent of any Required Amount, the servicer will apply all or a portion of the Excess Finance Charge Collections of other series with respect to that Business Day allocable to the Series 2002-4 securities in an amount equal to the remaining Required Amount.

     Excess Finance Charge Collections from other series allocable to the Series 2002-4 securities for any Business Day will be equal to the product of:

          (a) Excess Finance Charge Collections available from all other series for that Business Day, and

          (b) a fraction, the numerator of which is the Required Amount for that Business Day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available collections of finance charge receivables for all series for that Business Day.

REDIRECTED PRINCIPAL COLLECTIONS

     On each Business Day, the servicer will determine the Class A Required Amount and will apply, or cause the trustee to apply, Redirected Principal Collections to the components of the Class A Required Amount in the same priority as those components are applied from Available Series 2002-4 Finance Charge Collections, as described under "--Application of Collections--Payment of Fees, Interest and Other Items" below.

     On each Distribution Date, the Class B Invested Amount will be reduced by the amount of unreimbursed Redirected Principal Collections for the related Monthly Period.

APPLICATION OF COLLECTIONS

  Allocations

     Obligors make payments on the receivables in the trust portfolio to the servicer, who deposits all payments in the collection account no later than the second Business Day following the date of processing.

On the day on which any deposit to the collection account is available, the servicer will make the deposits and payments to the accounts and parties as indicated below. However, for as long as Direct Merchants Bank or any affiliate of Direct Merchants Bank remains the servicer under the pooling and servicing agreement, the servicer may make those deposits and payments on the related Transfer Date in an aggregate amount equal to the net amount of deposits and payments which would have been made on a daily basis, if:

          (i) (A) the servicer provides to the trustee a letter of credit or other form of credit enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of the servicer and (B) the transferor has not received a notice from any Rating Agency that making payments monthly rather than daily would result in the lowering of the Rating Agency's then-existing rating of any series of securities then outstanding, or

          (ii) the servicer has and maintains a short-term credit rating of "P-1" by Moody's and "A-1" by Standard & Poor's.

     If clause (i) or clause (ii) set forth above is satisfied, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date. In the event of the insolvency or bankruptcy of the servicer or, in certain circumstances, the lapse of certain time periods, the trust may not have a first-priority perfected security interest in those collections. In that event, the amount payable to you could be lower than the outstanding principal amount and accrued interest on the Class A securities, resulting in losses to you. The servicer pays no fee to the trust or any securityholder for any use by the servicer of these collections.

     The servicer will withdraw the following amounts from the collection account for application on each Business Day as indicated:

          (a) an amount equal to the Transferor Percentage of the aggregate amount of collections of principal receivables will be paid to the transferor;

          (b) an amount equal to the Transferor Percentage of the aggregate amount of collections of finance charge receivables will be paid to the holder of the Exchangeable Transferor Security to the extent that those funds are not allocated to any series as set forth in the applicable supplement to the pooling and servicing agreement;

          (c) an amount equal to the sum of (i) prior to the occurrence of a Pay Out Event, the Floating Percentage, and on and after the occurrence of a Pay Out Event, the Fixed/Floating Percentage, of the sum of the aggregate amount of collections of finance charge receivables and the amount of Adjustment Payments made by the transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (ii) certain Transferor Finance Charge Collections allocable to Series 2002-4 and (iii) Excess Finance Charge Collections of other series allocable to Series 2002-4, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items";

          (d) during the Revolving Period, an amount equal to the Floating Percentage of collections of principal receivables (less the amount of those collections applied as Redirected Principal Collections) will be applied as Shared Principal Collections;

          (e) during the Accumulation Period or the Early Amortization Period, an amount equal to the Fixed/Floating Percentage of collections of principal receivables (less the amount of those collections applied as Redirected Principal Collections), any amount on deposit in the excess funding account allocated to Series 2002-4, any amounts to be paid in respect of the Series Default Amount, unpaid Adjustment Payments, Class A Charge-Offs, Class B Charge-Offs and any amount of Shared Principal Collections allocated to the Class A securities and the Class B securities on the related Business Day, up to (i) during the Accumulation Period, the Controlled Deposit Amount, or (ii) during the Early Amortization Period, the Invested Amount, will be deposited in the principal account;

          (f) Shared Principal Collections will be allocated to each outstanding series pro rata based on any shortfalls with respect to principal payments for any series which is in its amortization period, and then, at the option of the transferor, to make payments of principal with respect to any variable funding securities. The servicer will pay any remaining Shared Principal Collections on the related Business Day to the holder of the Exchangeable Transferor Security; and

          (g) Excess Finance Charge Collections will be allocated as set forth below in "--Payment of Fees, Interest and Other Items."

     Any Shared Principal Collections and other amounts described above as being payable to the transferor will not be paid to the transferor if the interest of the transferor in the trust on any date, after giving effect to the inclusion in the trust of all receivables on or prior to that date and the application of all prior payments to the transferor, does not exceed the Minimum Transferor Interest. Any amounts otherwise payable to the transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the excess funding account, and on the date that an accumulation period or early amortization period begins with respect to any series, those amounts will be deposited in the principal account of that series to the extent specified in the related supplement to the pooling servicing agreement, until the applicable principal account of that series has been funded in full or the holders of securities of that series have been paid in full. See "Description of the Securities--Excess Funding Account" in the attached prospectus.

     On each Business Day the transferor, at its discretion, will direct that amounts on deposit in the payment reserve account be (a) retained in that account, (b) applied as Available Series 2002-4 Finance Charge Collections or
(c) released to the transferor.

  Payment of Fees, Interest and Other Items

     On each Business Day during a Monthly Period, the servicer will determine the amount of Available Series 2002-4 Finance Charge Collections and will apply that amount, after taking into account deposits or payments made in respect of the item identified on each previous Business Day during that Monthly Period, in the following priority:

          (a) an amount equal to (i) the Class A Monthly Interest, plus (ii) the amount of any Class A Monthly Interest previously due but not deposited in the interest funding account in prior Monthly Periods, plus (iii) any additional interest (to the extent permitted by applicable law) at the Class A Interest Rate with respect to interest amounts that were due but not paid in a prior Monthly Period, will be deposited in the interest funding account;

          (b) an amount equal to (i) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the servicer, plus (ii) any prior Monthly Servicing Fee that was due but not previously paid to the servicer, will be distributed to the servicer;

          (c) an amount equal to the lesser of:

             (i) the sum of (A) any Available Series 2002-4 Finance Charge Collections remaining and (B) if that Business Day is a Default Recognition Date, an amount equal to the aggregate amount received by the transferor on each prior Business Day during the related Monthly Period that is to be treated as Transferor Retained Finance Charge Collections in accordance with clause (n) below and the Series 2002-4 supplement to the pooling and servicing agreement, and

             (ii) the sum of (A) the aggregate Series Default Amount for the related Business Day and (B) the unpaid Series Default Amount for any prior Business Day during the then current Monthly Period, will be (1) during the Revolving Period, treated as Shared Principal Collections and (2) during the Accumulation Period and the Early Amortization Period, treated as Available Series 2002-4 Principal Collections for the benefit of the Series 2002-4 securities;

          (d) an amount equal to the Series 2002-4 Percentage of any Adjustment Payment which the transferor is required but fails to make will be (i) during the Revolving Period, treated as Shared Principal Collections, and
     (ii) during the Accumulation Period and the Early Amortization Period, treated as Available Series 2002-4 Principal Collections for the benefit of the Series 2002-4 securities;

          (e) an amount equal to unreimbursed Class A Charge-Offs, if any, will be applied to reimburse Class A Charge-Offs and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2002-4 Principal Collections for the benefit of the Series 2002-4 securities;

          (f) an amount equal to (i) the portion of the monthly premium with respect to the insurance policy due on the Distribution Date in the next succeeding Monthly Period that has not been previously deposited in the interest funding account, plus (ii) any prior monthly premium with respect to the insurance policy that was due but not previously deposited in the interest funding account, will be deposited in the interest funding account;

          (g) an amount equal to the portion of the unreimbursed claims on the insurance policy that have not been previously deposited in the interest funding account, will be deposited in the interest funding account;

          (h) an amount equal to the excess, if any, of the amount required to be retained in the spread account established for the benefit of the insurer over the amount on deposit in the spread account, will be deposited in the spread account; it being noted that, under certain circumstances, the amount required to be retained in the spread account may be equal to the outstanding principal balance of the Class A securities;

          (i) an amount equal to any other amounts required to be paid to the insurer pursuant to the insurance and reimbursement agreement that have not previously been deposited in the interest funding account, will be deposited in the interest funding account;

          (j) an amount equal to the unreimbursed amount by which the Class B Invested Amount has been reduced pursuant to clauses (c) and (d) of that definition on prior Business Days, if any, will be applied to reimburse any reduced amount and (i) during the Revolving Period, be treated as Shared Principal Collections, and (ii) during the Accumulation Period and the Early Amortization Period, be treated as Available Series 2002-4 Principal Collections for the benefit of the Series 2002-4 securities;

          (k) on and after the Reserve Account Funding Date, but prior to the date on which the accumulation period reserve account terminates, an amount equal to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited in the accumulation period reserve account;

          (l) an amount designated by the transferor in writing in its instructions to the trustee to be deposited in the payment reserve account, will be deposited in the payment reserve account;

          (m) any Available Series 2002-4 Finance Charge Collections remaining after making the above described distributions will be treated as Excess Finance Charge Collections which will be available (i) to cover shortfalls, if any, in amounts payable from collections of finance charge receivables to securityholders of other series, and then (ii) to pay any unpaid reasonable costs and expenses of a successor servicer, if any; and

          (n) on each Business Day other than the Default Recognition Date, any Available Series 2002-4 Finance Charge Collections remaining after making the above described distributions will be paid to the transferor to be treated as "TRANSFEROR RETAINED FINANCE CHARGE COLLECTIONS."

     On the Default Recognition Date, any Excess Finance Charge Collections which are remaining will be paid to the transferor.

     Notwithstanding the foregoing, if on any Default Recognition Date the sum of (i) the amount of Available Series 2002-4 Finance Charge Collections (including any amounts on deposit in the payment reserve account) remaining after application pursuant to clause (b) above and (ii) Transferor Retained Finance Charge Collections, is less than the amount of the aggregate Series Default Amount for the related Business Day, the servicer will apply (a) amounts deposited in the accumulation period reserve account during the then current Monthly Period and (b) amounts deposited in the spread account established for the benefit of the insurer during the then current Monthly Period, in accordance with clause (c) above, to the extent of the shortfall.

     On each Transfer Date, all investment income (net of investment losses and expenses) on funds on deposit in the principal funding account, the principal account and the accumulation period reserve account will be applied as if those amounts were Available Series 2002-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period.

  Payment of Principal

     On each Business Day during the Revolving Period, the trustee, acting in accordance with instructions from the servicer, will treat the amount described above in clause (d) of "--Allocations" as Shared Principal Collections which will be applied as described above in clause (f) of "--Allocations."

     On each Transfer Date during the Accumulation Period and the Early Amortization Period, the trustee, acting in accordance with instructions from the servicer, will apply collections of principal receivables on deposit in the principal account in the following priority:

          (a) an amount equal to the Class A Principal will be deposited on each Transfer Date in the principal funding account for distribution to the Class A securityholders on the Class A Expected Final Payment Date (during the Accumulation Period) or distributed to the Class A securityholders on each Distribution Date until the Class A Invested Amount is paid in full (during the Early Amortization Period); and

          (b) on each Transfer Date with respect to the Accumulation Period, the balance of Available Series 2002-4 Principal Collections not applied pursuant to (a) above, if any, may be applied to the payment of principal to the Class B securityholders to the extent that the Class B Invested Amount exceeds the Stated Class B Amount, and any remaining excess on each Transfer Date during the Accumulation Period and the Early Amortization Period will be treated as Shared Principal Collections and applied as described above in clause (f) of "--Allocations."

COVERAGE OF INTEREST SHORTFALLS

     To the extent of any shortfall in the amount of Available Series 2002-4 Finance Charge Collections due to the accumulation of principal in the excess funding account, Transferor Finance Charge Collections will be made available to cover the Negative Carry Amount and the amount of any unreimbursed claims on the insurance policy that have not previously been deposited in the interest funding account.

     Excess Finance Charge Collections available from any series will be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other series pro rata based upon the amounts of the shortfalls, if any, with respect to those series. To the extent of any unreimbursed claim on the insurance policy, following the repayment in full of the Invested Amount, Excess Finance Charge Collections will be applied to cover any unreimbursed claims on the insurance policy pro rata, based upon the amount of those unreimbursed claims and the amount of shortfalls, if any, with respect to other series. Any Excess Finance Charge Collections arising from Available Series 2002-4 Finance Charge Collections and remaining after covering shortfalls with respect to all outstanding series during a Monthly Period will be paid to the successor servicer, if any, to cover certain costs and expenses, and then to the holder of the Exchangeable Transferor Security.

SHARED PRINCIPAL COLLECTIONS

     Shared Principal Collections may be applied to cover principal payments due to or for the benefit of securityholders of another series, including principal payments which the transferor elects to make with respect to any variable funding securities. Any redirection of collections of principal receivables will not result in a reduction in the invested amount of any series. In addition, collections of principal receivables and certain other amounts initially applied for the benefit of other series, to the extent not needed to make payments to the securityholders of those series, may be applied to cover principal payments due to or for the benefit of the holders of the Series 2002-4 securities. See "--Application of Collections" above and

"Description of the Securities--Application of Collections" and "--Shared Principal Collections" in the attached prospectus.

DEFAULTED RECEIVABLES; DILUTION

     Receivables in Defaulted Accounts are charged off as uncollectible in accordance with the servicer's customary and usual servicing procedures and the Credit and Collection Policy. See "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in the attached prospectus and "Trust Credit Card Portfolio--Delinquency and Loss Experience" in this prospectus supplement. On each Business Day, the servicer will allocate to the Series 2002-4 securityholders the Series Default Amount.

     On any Business Day the servicer may adjust downward the amount of any principal receivable without receiving collections therefor or without charging off the amount as uncollectible. This downward adjustment could result from various events, including a rebate, refund, unauthorized charge or billing error. We call this type of adjustment a "dilution." If on any Business Day the servicer records a dilution, then the amount of the interest of the transferor in the trust will be reduced, on a net basis, by the amount of the dilution on that Business Day. In the event the interest of the transferor in the trust would be reduced below the Minimum Transferor Interest, the transferor will be required to pay to the servicer out of its own funds, for deposit into the excess funding account, an "ADJUSTMENT PAYMENT" equal to the amount by which the interest of the transferor in the trust would have been reduced below the Minimum Transferor Interest. If the transferor fails to make all or a portion of this Adjustment Payment, the Series 2002-4 Percentage of the unpaid Adjustment Payment will be allocated to Series 2002-4, to be paid from Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections designated for that purpose. To the extent that those amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 2002-4, there will be an Investor Charge-Off as described below.

INVESTOR CHARGE-OFFS

     If, on any Determination Date, the aggregate Series Default Amount and the Series 2002-4 Percentage of the unpaid Adjustment Payments, if any, for each Business Day in the preceding Monthly Period exceed:

          (a) the aggregate amount of Available Series 2002-4 Finance Charge Collections applied to cover these amounts, as described above in clauses
     (c) and (d) of "--Application of Collections--Payment of Fees, Interest and Other Items,"

          (b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated to cover these amounts, as described above in "--Redirected Cash Flows,"

          (c) the amount of Redirected Principal Collections allocated to cover these amounts, as described above in "--Redirected Principal Collections," and

          (d) the amount of investment income (net of investment losses and expenses) on funds on deposit in the principal funding account and any amounts withdrawn from the accumulation period reserve account allocated to cover these amounts, then the Class B Invested Amount (following reduction for any Redirected Principal Collections to be applied on the related Distribution Date) will be reduced by the aggregate amount of the excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2002-4 Percentage of unpaid Adjustment Payments for that preceding Monthly Period. We call this reduction in the Class B Invested Amount a "CLASS B CHARGE-OFF."

     The Class B Invested Amount will be subsequently increased (but not by more than the unpaid principal balance of the Class B securities) on any Business Day by the amounts allocated and available for that purpose as described above under clause (j) of "--Application of Collections--Payment of Fees, Interest and Other Items."

     If any reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the trustee will make a claim for payment on the insurance policy in an amount equal to the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2002-4 Percentage of unpaid Adjustment Payments for that Monthly Period. We call this claim amount a "POTENTIAL CLASS A CHARGE-OFF." In the event that the insurer fails to make the payment of the Potential Class A Charge-Off amount as required under the insurance policy, the Class A Invested Amount will be reduced by the amount the insurer failed to pay. We call this reduction in the Class A Invested Amount a "CLASS A CHARGE-OFF." The Class A Invested Amount cannot be reduced by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 2002-4 Percentage of unpaid Adjustment Payments with respect to the related Monthly Period. Any Class A Charge-Off will have the effect of slowing or reducing the return of principal to the Class A securityholders.

     The Class A Invested Amount will be subsequently increased (but not by more than the unpaid principal balance of the Class A securities) on any Business Day by the amounts allocated and available for that purpose as described above under clause (e) of "--Application of Collections--Payment of Fees, Interest and Other Items."

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series 2002-4 supplement to the pooling and servicing agreement, the servicer will establish and maintain a principal funding account with a Qualified Institution as a segregated trust account held for the benefit of the Series 2002-4 securityholders. During the Accumulation Period, the trustee at the direction of the servicer will transfer collections of principal receivables (other than Redirected Principal Collections) and Shared Principal Collections from other series, if any, allocated to the Class A securities as described above under "--Application of Collections" from the principal account to the principal funding account.

     Funds on deposit in the principal funding account will be invested by the trustee at the direction of the servicer in Cash Equivalents maturing no later than the following Transfer Date. During the Accumulation Period, investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account will be applied on each Transfer Date as if those amounts were Available Series 2002-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period. If, for any interest period, the principal funding account investment earnings are less than an amount equal to the Covered Amount, the amount of that deficiency will be paid from the accumulation period reserve account to the extent of the Available Reserve Account Amount and applied on the applicable Transfer Date as if that amount were Available Series 2002-4 Finance Charge Collections on the last Business Day of the preceding Monthly Period.

ACCUMULATION PERIOD RESERVE ACCOUNT

     Pursuant to the Series 2002-4 supplement to the pooling and servicing agreement, the servicer will establish and maintain the accumulation period reserve account with a Qualified Institution as a segregated trust account held for the benefit of the Series 2002-4 securityholders. The accumulation period reserve account is established to assist with the subsequent distribution of interest on the Class A securities during the Accumulation Period. On each Business Day from and after the Reserve Account Funding Date, but prior to the termination of the accumulation period reserve account, the trustee, acting pursuant to the servicer's instructions, will apply Available Series 2002-4 Finance Charge Collections allocated to the Series 2002-4 securities as described above under "--Application of Collections--Payment of Fees, Interest and Other Items" to increase the amount on deposit in the accumulation period reserve account (if the amount on deposit is less than the Required Reserve Account Amount).

     Unless the accumulation period reserve account has been terminated as described below, all amounts on deposit in the accumulation period reserve account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the accumulation period reserve account to be made on that Transfer Date) will be invested by the trustee at the direction of the servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on those investments will be retained in the accumulation period reserve account (if the amount on deposit is less than the Required Reserve Account Amount) or applied on each Transfer Date as if those amounts were Available Series 2002-4 Finance Charge Collections on the last day of the preceding Monthly Period.

     On or before each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Early Amortization Period, a withdrawal will be made from the accumulation period reserve account. The amount of that withdrawal will be applied as if it were Available Series 2002-4 Finance Charge Collections on the last day of the preceding Monthly Period in an amount equal to the lesser of:

          (a) the Available Reserve Account Amount with respect to the related Transfer Date, and

          (b) the amount, if any, by which (i) the Covered Amount exceeds (ii) the investment earnings (net of losses and investment expenses), if any, in the principal funding account for the related Transfer Date.

     The accumulation period reserve account will be terminated following the earliest to occur of:

          (a) the termination of the trust pursuant to the pooling and servicing agreement;

          (b) the date on which the Class A Invested Amount is paid in full;

          (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Series 2002-4 securities; and

          (d) if the Accumulation Period has commenced, the earlier of the first Transfer Date with respect to the Early Amortization Period and the Class A Expected Final Payment Date.

Upon the termination of the accumulation period reserve account, all amounts on deposit in that account (after giving effect to any withdrawals on that date as described above) will be applied as if they were Available Series 2002-4 Finance Charge Collections.

THE INSURANCE POLICY

     On or before the Closing Date, MBIA will issue the insurance policy pursuant to the provisions of the insurance and reimbursement agreement to be dated as of the Closing Date, among the insurer, the transferor, the trustee and the servicer.

     The insurance policy will irrevocably and unconditionally guarantee to the trustee for the benefit of the Class A securityholders the payment of interest, the payment of the Monthly Servicing Fee and the payment of Potential Class A Charge-Offs, if any, on each Distribution Date.

     If on any Distribution Date the Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Principal Collections, investment earnings (net of investment losses and expenses) on funds on deposit in the principal funding account and the amounts withdrawn from the accumulation period reserve account, if any, each with respect to the Monthly Period relating to that Distribution Date, are insufficient to pay the Class A Monthly Interest and the Monthly Servicing Fee with respect to that Monthly Period, then the trustee will demand payment on the insurance policy in an amount equal to the deficiency.

     Furthermore, on any Distribution Date with respect to which a Potential Class A Charge-Off has occurred, the trustee will make a claim for payment on the insurance policy in an amount equal to the amount of that Potential Class A Charge-Off. In addition, if on the Series 2002-4 Termination Date the outstanding principal amount of the Class A securities, after application of all amounts allocable to Class A Principal on that date, is greater than zero, the trustee will make a claim for payment on the insurance policy in an amount equal to the excess. The amounts described in the two preceding sentences, together with the interest and servicing fee deficiencies described in the preceding paragraph, are referred to as the "POLICY CLAIM AMOUNT."

     Payment of claims on the insurance policy will be made by the insurer on the later of 12:00 noon, New York City time, on the first Business Day preceding the Distribution Date and 12:00 noon, New York City time, on the Business Day following receipt by the insurer or the fiscal agent of the appropriate notice for payment.

     Pursuant to the insurance and reimbursement agreement and the Series 2002-4 supplement to the pooling and servicing agreement, funds deposited in the spread account will be used to reimburse the insurer for any claims made on the insurance policy. Any reimbursement will reduce any reimbursement required to be made from Available Series 2002-4 Finance Charge Collections.

     If payment of any amount guaranteed by the insurer pursuant to the insurance policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law in the event of an insolvency of the transferor, the servicer, Metris Companies Inc. or the trust, the insurer will pay that amount out of its funds on the later of:

          (a) the date when due to be paid pursuant to the order of the court or other governmental body referred to below; or

          (b) the first to occur of:

             (i) the fourth Business Day following receipt by the insurer or the fiscal agent from the trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the trustee is required to return the amount of any Policy Claim Amounts distributed with respect to the Class A securities during the term of the insurance policy because those distributions were avoidable preference payments under applicable bankruptcy law, (B) a notice for payment in the form specified by the insurance policy and (C) an assignment duly executed and delivered by the Class A securityholders, in the form as is reasonably required by the insurer and provided to the Class A securityholders by the insurer, irrevocably assigning to the insurer all rights and claims of the Class A securityholders relating to or arising under the Class A securities against the debtor with respect to the preference payment; or

             (ii) the date of receipt by the insurer or the fiscal agent from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the insurer or the fiscal agent has received written notice from the trustee that those items were to be delivered on that date and that date was specified in the notice.

The payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the court or other governmental body order and not to the trustee or Class A securityholders directly.

     The terms "receipt" and "received," with respect to the insurance policy, mean actual delivery to the insurer and to its fiscal agent appointed by the insurer at its option, if any, prior to 1:00 p.m., New York City time, on a Business Day. Delivery either on a day that is not a Business Day or after 1:00 p.m., New York City time, will be deemed to be received on the next succeeding Business Day. If any notice or certificate given under the insurance policy by the trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been received, and the insurer or the fiscal agent will promptly advise the trustee of the improper form and the trustee may submit an amended notice.

     The insurer will be subrogated to the rights of each Class A securityholder to receive payments of principal and interest, as applicable, with respect to distributions on the Class A securities to the extent of any payment by the insurer under the insurance policy and will be reimbursed in accordance with the payment priorities described in this prospectus supplement.

     The insurer's obligations under the insurance policy in respect of guaranteed distributions will be discharged to the extent funds are transferred to the trustee as provided in the insurance policy or deposited by the servicer into the collection account, whether or not those funds are properly applied by the trustee.

     The terms of the insurance policy cannot be modified, altered or affected by any other agreement or instrument. The insurance policy by its terms may not be cancelled or revoked. The insurance policy is governed by the laws of the State of New York.

     THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     Subject to certain exceptions, the investor securityholders of each series may take certain actions, or direct certain actions to be taken, under the pooling and servicing agreement or the Series 2002-4 supplement. So long as the insurer has not defaulted on its obligations under the insurance policy, the insurer will be deemed to be the holder of the Class A securities for certain purposes (other than with respect to payments on the Class A securities) and will be entitled to exercise all rights, including voting rights of the Class A securityholders without the consent of the Class A securityholders. However, in the case of any amendment or waiver that would require the consent of all affected securityholders, the consent of the affected securityholders will be required in addition to MBIA's consent. In addition, the insurer will have certain additional rights as third party beneficiary to the Series 2002-4 supplement to the pooling and servicing agreement.

     In the absence of payments under the insurance policy, and if the Class B Invested Amount has been reduced to zero, Class A securityholders will bear directly the credit and other risks associated with their undivided interest in the trust.

PAIRED SERIES

     Subject to obtaining confirmation from each Rating Agency that no reduction or withdrawal of its then-existing rating of any outstanding class of securities will result (in the case of Series 2002-4, without regard to the insurance policy), and prior to the commencement of the Early Amortization Period, the Series 2002-4 securities may be paired with one or more other series or a portion of one or more other series issued by the trust. Each paired series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of the paired series and primarily from the proceeds of the sale of the paired series or will have a variable principal amount. Any pre-funding account will be held for the benefit of the paired series and not for the benefit of the Class A securityholders. As amounts are deposited in the principal funding account either:

          (a) in the case of a pre-funded paired series, an equal amount of funds on deposit in any pre-funding account for the pre-funded paired series will be released (and those funds will be distributed to the transferor), or

          (b) in the case of a paired series having a variable principal amount, an interest in the variable paired series in an equal or lesser amount may be sold by the trust (and the proceeds of that sale will be distributed to the transferor).

In either case, the invested amount in the trust of the paired series will increase by up to a corresponding amount.

     Upon payment in full of the Series 2002-4 securities, assuming that there have been no unreimbursed charge-offs with respect to any related paired series, the aggregate invested amount of the related paired series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Series 2002-4 securityholders.

     The issuance of a paired series will be subject to the conditions described under "Description of the Securities--New Issuances" in the attached prospectus. We cannot assure you, however, that the terms of any paired series might not have an impact on the timing or amount of payments received by a Class A securityholder. In particular, the denominator of the Fixed/Floating Percentages for the Class A securities and the Class B securities may be increased upon the occurrence of a Pay Out Event with respect to a paired series resulting in a possible reduction of the percentage of collections of principal receivables and collections of finance charge receivables allocated to Series 2002-4 if any event required reliance by Series 2002-4 on clause (b) of the denominator of the applicable Fixed/Floating Percentages and, in the case of principal collections, allowed payment of principal at that time to the paired series. See "--Allocation Percentages" above.

DEFEASANCE

     On the date that the following conditions have been satisfied:

          (a) the transferor has deposited (i) in the principal funding account an amount such that the amount on deposit in the principal funding account following that deposit is equal to the outstanding principal balance of the Class A securities and (ii) in the payment reserve account an amount sufficient to pay all remaining interest on the Class A securities scheduled to accrue through the Class A Expected Final Payment Date;

          (b) the transferor has delivered to the trustee an opinion of counsel to the effect that the deposits and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following the deposit none of the trust, the payment reserve account, the principal funding account or the principal account will be deemed to be an association (or publicly traded partnership) taxable as a corporation;

          (c) the transferor has delivered to the trustee a certificate of an officer of the transferor stating that the transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and

          (d) the transferor has obtained confirmation from each Rating Agency that no reduction or withdrawal of its then-existing rating of any outstanding class of securities will result from those events;

then, the Series 2002-4 securities will no longer be entitled to the security interest of the trust in the receivables and, except for those assets described in clause (a) above, other trust assets (called "DEFEASANCE"), and the percentages applicable to the allocation to the Series 2002-4 securityholders of collections of principal receivables, collections of finance charge receivables and amounts of Defaulted Receivables will be reduced to zero.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The Class A securities will be subject to optional repurchase by the transferor (so long as the transferor is the servicer or an affiliate of the servicer) on any Distribution Date if on that date the Class A Invested Amount would be reduced to an amount less than or equal to 10% of the highest Invested Amount during the Revolving Period and if certain additional conditions set forth in the pooling and servicing agreement are satisfied, including that all unreimbursed draws on the insurance policy and other amounts due and owing to the insurer under the insurance and reimbursement agreement, together with interest thereon, have been paid. The repurchase price will be equal to the unpaid Class A Invested Amount plus accrued and unpaid interest on the Class A securities, in each case after giving effect to any payments on that date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

     The Series 2002-4 securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Series 2002-4 securityholders, whether as a result of optional reassignment to the transferor or otherwise. Unless previously terminated as described above, the final distribution of principal and interest on the Class A securities will be made on the Series 2002-4 Termination Date, except as described below.

     If the Invested Amount is greater than zero on the Series 2002-4 Termination Date, exclusive of any class held by the transferor, then the trustee will sell or cause to be sold (and apply the proceeds first to the Class A securities until paid in full, then to the insurer for unreimbursed draws under the insurance policy and other amounts owing to the insurer under the insurance and reimbursement agreement, and then to the Class B securities until paid in full to the extent necessary to pay any remaining amounts to all Series 2002-4 securityholders pro rata within each class as final payment of the Series 2002-4 securities) interests in the receivables or certain receivables, as specified in the pooling and servicing agreement and the Series 2002-4 supplement, in an amount up to 110% of the Invested Amount at the close of business on that date (but not more than the total amount of receivables allocable to the Series 2002-4 securities in accordance with the pooling and servicing agreement). If the sale contemplated by the preceding sentence has not occurred by the Series 2002-4 Termination Date, the affected Series 2002-4 securityholders will continue to be entitled to receive proceeds of the sale when it occurs. The net proceeds of the sale and any collections on the receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Series 2002-4 securities, will be paid on the Series 2002-4 Termination Date, first to the Class A securityholders until the Class A Invested Amount is paid in full, then to the insurer for unreimbursed draws under the insurance policy and other amounts owing to the insurer under the insurance and reimbursement agreement, and then to the Class B securityholders until the Class B Invested Amount is paid in full.

     Unless the servicer and the holder of the Exchangeable Transferor Security instruct the trustee otherwise, the trust will terminate on the earlier of:

          (a) the day after the Distribution Date following the date on which funds have been deposited in the distribution account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all series outstanding plus interest thereon at the applicable interest rates to that next Distribution Date, and

          (b) a date which will not be later than May 26, 2095.

Once the trust has terminated and the interest of the transferor in the trust has been surrendered, the trustee will convey to the transferor all right, title and interest of the trust in and to the receivables and other funds of the trust, other than funds on deposit in the distribution account and other similar bank accounts of the trust with respect to any series.

PAY OUT EVENTS

     As described above, the Revolving Period will continue until the commencement of the Accumulation Period, unless a Pay Out Event occurs prior to that date. A "PAY OUT EVENT" refers to any of the following events:

          (a) failure on the part of the transferor:

             (i) to make any payment or deposit on the date required under the pooling and servicing agreement (or within the applicable grace period which will not exceed five Business Days);

             (ii) to perform in all material respects the transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any receivable in the trust portfolio; or

             (iii) to observe or perform in any material respect any other covenants or agreements of the transferor set forth in the pooling and servicing agreement or the purchase agreement with Metris Companies Inc., which failure has a material adverse effect on the Series 2002-4 securityholders (without regard to the insurance policy) and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, which has been given to the transferor by the trustee, or to the transferor and the trustee by the Series 2002-4 securityholders representing more than 50% of the Invested Amount and continues to materially and adversely affect the interests of the Series 2002-4 securityholders (without regard to the insurance policy) during that period;

          (b) any representation or warranty made by the transferor in the pooling and servicing agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Series 2002-4 securityholders are materially adversely affected (without regard to the insurance policy), and the representation or warranty continues to be incorrect for 60 days after written notice and the interests of the Series 2002-4 securityholders continue to be materially adversely affected (without regard to the insurance policy) during that period; provided, however, that a Pay Out Event will not be deemed to occur under the pooling and servicing agreement if the transferor has accepted reassignment of the related receivable or all related receivables, if applicable, during that period (or any longer period as the trustee may specify) in accordance with the provisions of the pooling and servicing agreement;

          (c) certain events of bankruptcy or insolvency relating to the transferor, Direct Merchants Bank or Metris Companies Inc.;

          (d) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average Base Rates for those same three consecutive Monthly Periods;

          (e) the trust becomes subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (f) (i) the interest of the transferor in the trust is less than the Minimum Transferor Interest, (ii) the Series 2002-4 Percentage of the sum of the total amount of principal receivables plus amounts on deposit in the excess funding account is less than the sum of the aggregate outstanding principal amounts of the Class A securities and the Class B securities,
     (iii) the total amount of principal receivables and the amounts on deposit in the excess funding account, the principal account and the principal funding account is less than the Minimum Aggregate Principal Receivables or
     (iv) the Retained Percentage is equal to or less than 2%, in each case as of any Determination Date;

          (g) the occurrence of any Servicer Default which would have a material adverse effect on the Series 2002-4 securityholders (without regard to the insurance policy);

          (h) the failure of any interest rate cap provider to make any payment required under an interest rate cap within 30 days of the due date of that payment; or

          (i) any draw is made on the insurance policy.

     In the case of any event described in clause (a), (b), or (g) above, a Pay Out Event will be deemed to have occurred with respect to the Series 2002-4 securities only if, after any applicable grace period, the Series 2002-4 securityholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the trustee, the transferor and the servicer, declare that a Pay Out Event has occurred with respect to the Series 2002-4 securities as of the date of the notice. In the case of any event described in clause (c) or (e) above, a Pay Out Event with respect to all series then outstanding, and in the case of any event described in clause (d), (f), (h) or (i) a Pay Out Event with respect only to the Series 2002-4 securities, will be deemed to have occurred without any notice or other action on the part of the trustee or the Series 2002-4 securityholders or all securityholders, as appropriate, immediately upon the occurrence of that event.

     Pursuant to the Series 2002-4 supplement to the pooling and servicing agreement, the insurer (so long as the insurer has not defaulted on its obligations under the insurance policy) and not the holders of the Class A securities, will have the right to vote, or otherwise direct action, with respect to the Class A securities, including the declaration of any Pay Out Event.

     On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In that event, distributions of principal to the Series 2002-4 securityholders will begin on the first Distribution Date following the month in which the Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Series 2002-4 securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the Series 2002-4 securities.

     In addition to the consequences of a Pay Out Event discussed above, if an Insolvency Event occurs, the transferor will immediately cease to transfer principal receivables to the trust and will promptly give notice to the trustee of the Insolvency Event. If an Insolvency Event or a Trigger Event occurs, the pooling and servicing agreement and the trust will be terminated, and within 15 days of notice to the trustee, the trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the trustee intends to sell, dispose of, or otherwise liquidate the Receivables. With respect to each series outstanding at that time (or, if any outstanding series has more than one class, of each class of such series excluding any class or portion of a class held by the transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50% of the invested amount of any series (or class excluding any class or portion of a class held by the transferor) and the holders of any other interest in the transferor's interest in the trust other than the transferor, the trustee will use its best efforts to sell, dispose of, or otherwise liquidate the portion of the receivables in the trust portfolio allocable to the series that did not vote to continue the trust in accordance with the pooling and servicing agreement through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the trustee. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables allocable to the applicable Series 2002-4 securityholders and will be distributed to the applicable Series 2002-4 securityholders as provided above in "--Application of Collections."

     If the only Pay Out Event to occur is either the bankruptcy or insolvency of the transferor or the appointment of a bankruptcy trustee or receiver for the transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the receivables and the early retirement of the Series 2002-4 securities.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Series 2002-4 supplement to the pooling and servicing agreement, the insurer (so long as the insurer has not defaulted on its obligations under the insurance policy) and not the holders of the Class A securities, will have the right to vote the Class A securities in all instances, including with respect to the termination of the servicer upon the occurrence of a Servicer Default.

     The servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the Monthly Servicing Fee. The Monthly Servicing Fee will be funded from finance charge collections allocated to the Series 2002-4 securityholders, and will be paid from the amount so allocated and on deposit in the collection account. See "--Application of Collections--Payment of Fees, Interest and Other Items" above and "Description of the Securities--Application of Collections" in the attached prospectus. The remainder of the servicing fee will be allocable to the interest of the transferor in the trust and the investor interests of other series. Neither the trust nor the Series 2002-4 securityholders will have any obligation to pay any portion of the servicing fee allocable to the transferor's interest in the trust.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables in the trust portfolio including, without limitation, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement to be payable by the trust or the Series 2002-4 securityholders other than federal, state and local income and franchise taxes, if any, of the trust.

     If on any Distribution Date through the end of the Accumulation Period the amounts available to pay the Monthly Servicing Fee for the related Monthly Period are insufficient to cover the full amount due, then the trustee will demand payment on the insurance policy in an amount equal to that deficiency.

REPORTS TO SECURITYHOLDERS

     On or after each Distribution Date, the trustee will forward to each Series 2002-4 securityholder of record, a statement prepared by the servicer setting forth the items described in "Description of the Securities--Reports to Securityholders" in the attached prospectus. In addition, the statement will include (a) the amount, if any, withdrawn from the principal funding account for the related Transfer Date, (b) the interest of the transferor in the trust, if any, for the related Transfer Date, (c) the aggregate notional amount of the interest rate caps and the amount deposited in the cap proceeds account during the related Monthly Period and (d) the amount of any claim on the insurance policy on the related Distribution Date. If definitive securities are issued, notices to Series 2002-4 securityholders will also be given by mail to their addresses as they appear on the register maintained by the trustee.

                        LISTING AND GENERAL INFORMATION

     We will attempt to apply to have the Class A securities listed on the Luxembourg Stock Exchange. We cannot assure you that the application will be accepted or that the Class A securities will be listed on the Luxembourg Stock Exchange or any other stock exchange or, if so listed, when the listing would occur. Purchasers of the Class A securities should not rely upon the Class A securities being listed on the Luxembourg Stock Exchange or any other stock exchange. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Class A securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether our listing application has been accepted and whether the Class A securities are listed on the Luxembourg Stock Exchange. If the listing application is accepted, the Certificate of Incorporation and By-laws of Metris Receivables, Inc., as well as legal notice relating to the issuance of the Class A securities will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. If the Class A securities are listed, trading of the Class A securities may be effected on the Luxembourg Stock Exchange. The Class A securities have been accepted for clearance through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

     The transactions contemplated in this prospectus supplement were authorized by resolutions adopted by Metris Receivables, Inc.'s Board of Directors on April 16, 2001.

     If the Class A securities are listed on the Luxembourg Stock Exchange, copies of the pooling and servicing agreement, the Series 2002-4 supplement, the annual report of independent certified public accountants described in "Description of the Securities--Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More Information" and the reports to Series 2002-4 securityholders referred to under "Reports to Securityholders" and "Description of the Securities--Reports to Securityholders" in the attached prospectus will be available free of charge at the office of Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for the Class A securities, Boulevard Konrad Adenauer 2, L-1115 Luxembourg. Financial information regarding the transferor is included in the consolidated financial statements of Metris Companies Inc. in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, also available at the office of the listing agent in Luxembourg. For so long as the Class A securities are outstanding and are listed on the Luxembourg Stock Exchange, copies of each Annual Report on Form 10-K for subsequent fiscal years will also be available at the office of the listing agent in Luxembourg.

     The transferor confirms that there has been no material adverse change in the performance of the trust since the date of the information with respect to the trust set forth in this prospectus supplement under "The Receivables."

     If the Class A securities are listed on the Luxembourg Stock Exchange and definitive securities are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg transfer agent, the Luxembourg paying agent will be appointed as a transfer agent.

     The pooling and servicing agreement provides that the trustee will pay to the transferor upon request any monies held by the trustee for the payment of principal and interest which remains unclaimed for two years. After payment to the transferor, Series 2002-4 securityholders entitled to the money must look to the transferor for payment as general creditors unless an abandoned property law designates otherwise.

     The Series 2002-4 securities, the pooling and servicing agreement and the Series 2002-4 supplement are governed by the laws of the State of Delaware.

                              ERISA CONSIDERATIONS

     Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code, prohibit Plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise taxes and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

CLASS A SECURITIES

     The underwriters of the Class A securities do not expect that the Class A securities will be held by at least 100 independent investors and, therefore, do not expect that the Class A securities will qualify as "publicly-offered securities" under the plan asset regulation. Accordingly, the Class A securities may not be acquired by (a) any employee benefit plan that is subject to ERISA,
(b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Internal Revenue Code or (c) any entity whose underlying assets include "plan assets" under the plan asset regulation by reason of any such plan's investment in the entity. By its acceptance of a Class A security, each Class A securityholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated May [-], 2002 among Metris Receivables, Inc., Metris Companies Inc. and the underwriters named below, Metris Receivables, Inc. has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the securities set forth opposite its name:

                                                               PRINCIPAL
                                                               AMOUNT OF
                                                                CLASS A
UNDERWRITERS                                                   SECURITIES
------------                                                  ------------
J.P. Morgan Securities Inc. ................................  $        [-]
Banc of America Securities LLC..............................           [-]
Barclays Capital Inc. ......................................           [-]
Credit Suisse First Boston Corporation......................           [-]
Deutsche Bank Securities Inc. ..............................           [-]
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated....................................           [-]
                                                              ------------
          Total.............................................  $400,000,000
                                                              ============

     In the underwriting agreement, the underwriters of the Class A securities have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A securities offered hereby if any of the Class A securities are purchased.

     The underwriters propose initially to offer the Class A securities to the public at [-]% of their principal amount and to certain dealers at such price less concessions not in excess of [-]% of the principal amount of the Class A securities. The underwriters may allow, and such dealers may reallow, concessions not in excess of [-]% of the principal amount of the Class A securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

     Metris Receivables, Inc. will receive proceeds of approximately $[-] from the sale of the Class A securities (representing [-]% of the principal amount of each Class A security) after paying the underwriting discount of $[-] (representing [-]% of the principal amount of each Class A security). Additional offering expenses are estimated to be approximately $865,000.

     Each underwriter has represented and agreed that:

          - it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A securities will not offer or sell any Class A securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, as amended (the "REGULATIONS") and the Financial Services and Markets Act 2000 (the "FSMA");

          - it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the Class A securities in, from or otherwise involving the United Kingdom; and

          - it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A securities in circumstances in which Section 21(1) of the FSMA does not apply to the trust.

     Metris Receivables, Inc. and Metris Companies Inc. will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, as amended:

     - over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

     - stabilizing transactions, which permit bids to purchase the Class A securities so long as the stabilizing bids do not exceed a specified maximum; and

     - syndicate covering transactions, which involve purchases of the Class A securities in the open market after the distribution has been completed to cover syndicate short positions.

Over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause prices of the Class A securities to be higher than they would otherwise be in the absence of such transactions. Neither the trust nor any of the underwriters represent that the underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

     In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with Metris Companies Inc. and its affiliates. As discussed under "Use of Proceeds," the net proceeds of the sale of the Class A securities will be used to repay one or more of the following: (i) all or a portion of the Series 2001-C Variable Funding Securities and (ii) all or a portion of the Series 2001-A Variable Funding Securities. The Series 2001-C Variable Funding Securities are held by one or more conduit investors for which JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., provides liquidity lines and acts as administrator. J.P. Morgan Securities Inc. is one of the underwriters of the Class A securities. Certain classes of the Series 2001-A Variable Funding Securities are held by one or more conduit investors for which Deutsche Bank AG, New York Branch, an affiliate of Deutsche Bank Securities Inc., provides liquidity lines and acts as administrator. Deutsche Bank Securities Inc. is one of the underwriters of the Class A securities.

                           GLOSSARY OF DEFINED TERMS

     Many of the terms defined below contain terms defined elsewhere in this glossary or in the glossary contained in the prospectus.

     "ACCUMULATION PERIOD" means the period of time beginning at the close of business on the last day of the April 2006 Monthly Period, or such later date as is determined in accordance with the description under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement, and ending on the earliest of:

     - the date on which the Invested Amount is paid in full;

     - the date on which Early Amortization Period begins; and

     - the Series 2002-4 Termination Date.

     "ACCUMULATION PERIOD LENGTH" has the meaning described under "Description of Series Provisions--Postponement of Accumulation Period" in this prospectus supplement.

     "ACCUMULATION SHORTFALL" initially, means zero and thereafter, means, with respect to any Monthly Period during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the principal funding account for the previous Monthly Period.

     "ADJUSTED INVESTED AMOUNT" means, as of any Business Day, the Invested Amount minus the sum of the amount then on deposit in the principal account, the amount then on deposit in the principal funding account and the Series 2002-4 Percentage of the amount then on deposit in the excess funding account.

     "ADJUSTMENT PAYMENT" means the amount that the transferor will be required to pay to the servicer, for deposit into the excess funding account, as described under "Description of Series Provisions--Defaulted Receivables; Dilution" in this prospectus supplement.

     "AVAILABLE RESERVE ACCOUNT AMOUNT" means, on any Transfer Date, the amount available to be withdrawn from the accumulation period reserve account equal to the lesser of the amount on deposit in the accumulation period reserve account (before giving effect to any withdrawal to be made from the accumulation period reserve account on that Transfer Date) and the Required Reserve Account Amount for that Transfer Date.

     "AVAILABLE SERIES 2002-4 FINANCE CHARGE COLLECTIONS" means, with respect to any Monthly Period, an amount equal to the sum of:

     - prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the sum of collections of finance charge receivables and the amount of overdue Adjustment Payments made by the transferor or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Percentage of the sum of collections of finance charge receivables and the amount of overdue Adjustment Payments made by the transferor;

     - investment earnings on amounts on deposit in the payment reserve account, the principal funding account and the accumulation period reserve account;

     - amounts on deposit in the cap proceeds account, if any; and

     - amounts on deposit in the payment reserve account, if any, if and to the extent designated by the transferor.

     For purposes of this definition, net investment earnings on amounts on deposit in the excess funding account are treated as finance charge collections.

     "AVAILABLE SERIES 2002-4 PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, or portion of any Monthly Period, commencing on or after the beginning of the Accumulation Period or the Early Amortization Period, an amount equal to the sum of:

     - an amount equal to the Fixed/Floating Percentage of all principal collections (less the amount of Redirected Principal Collections) received during that Monthly Period;

     - any amount on deposit in the excess funding account allocated to the Series 2002-4 securities with respect to that Monthly Period;

     - the aggregate Series Default Amount and the Series 2002-4 Percentage of overdue Adjustment Payments paid from Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections with respect to that Monthly Period and any reimbursements from Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections of unreimbursed Class A Charge-Offs and Class B Charge-Offs;

     - the Policy Claim Amount for Potential Class A Charge-Offs for that Monthly Period;

     - Shared Principal Collections allocated to the Series 2002-4 securities;
       and

     - the proceeds of the sale of all or a portion of an interest rate cap with respect to that Monthly Period.

     "BASE RATE" means, with respect to any Monthly Period, the sum of:

     - the weighted average of the Class A Interest Rate as of the last day of that Monthly Period; plus

     - the product of 2% per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the last day of that Monthly Period.

     "CLASS A ADJUSTED INVESTED AMOUNT" means for any date of determination, an amount (not less than zero) equal to the then current Class A Invested Amount, minus the sum of the amount then on deposit in the principal account for the benefit of the Class A securities and in the principal funding account on that date.

     "CLASS A CHARGE-OFF" has the meaning described in "Description of Series Provisions--Investor Charge-Offs" in this prospectus supplement.

     "CLASS A EXPECTED FINAL PAYMENT DATE" means the May 2007 Distribution Date.

     "CLASS A FLOATING PERCENTAGE" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Class A Adjusted Invested Amount at the end of the preceding Business Day; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.

     "CLASS A INITIAL INVESTED AMOUNT" means $400,000,000.

     "CLASS A INTEREST RATE" means [-]% per annum above LIBOR as determined on the related LIBOR Determination Date.

     "CLASS A INVESTED AMOUNT" means, for any date, an amount (which may not be reduced below zero) equal to:

          (a) the Class A Initial Invested Amount; minus

          (b) the aggregate amount of principal payments made to Class A securityholders through and including that date; minus

          (c) the aggregate amount of Class A Charge-Offs for all prior Distribution Dates; plus

          (d) the aggregate amount of Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clause (c) above.

     "CLASS A MONTHLY INTEREST" means, for any Distribution Date, the product of:

          (a) the Class A Interest Rate for the related interest period;

          (b) the outstanding principal balance of the Class A securities at the close of business on the first day of that interest period; and

          (c) a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360.

     "CLASS A PERCENTAGE" means, for any Business Day during a Monthly Period, a fraction the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

     "CLASS A PRINCIPAL" means, with respect to any Distribution Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, the least of:

          (a) the Available Series 2002-4 Principal Collections on deposit in the principal account with respect to the related Transfer Date;

          (b) for each Distribution Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount and on or prior to the Class A Expected Final Payment Date, the applicable Controlled Deposit Amount for the related Transfer Date; and

          (c) the Class A Adjusted Invested Amount on the related Transfer Date.

     "CLASS A REQUIRED AMOUNT" means, for any Business Day during a Monthly Period, the amount, if any, by which:

          (a) the sum of:

             (i) the Class A Monthly Interest and any overdue Class A Monthly Interest on the related Distribution Date (and additional interest on that amount);

             (ii) the Class A Floating Percentage of the amount of principal receivables in Defaulted Accounts for that Monthly Period (to date);

             (iii) the Class A Percentage of the Monthly Servicing Fee for that Monthly Period; and

             (iv) the Class A Floating Percentage of the Series 2002-4 Percentage of the Adjustment Payment required to be made by the transferor but not made on that Business Day and on each previous Business Day during that Monthly Period; exceeds

          (b) the Available Series 2002-4 Finance Charge Collections plus any Excess Finance Charge Collections from other series plus any Transferor Finance Charge Collections, plus, if that day is the Default Recognition Date for that related Monthly Period, any Transferor Retained Finance Charge Collections, in each case allocated for that purpose.

     "CLASS B CHARGE-OFF" has the meaning described in "Description of Series Provisions--Investor Charge-Offs" in this prospectus supplement.

     "CLASS B FIXED/FLOATING PERCENTAGE" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Class B Invested Amount at the end of the last day of the Revolving Period; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and the amounts on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.

     "CLASS B FLOATING PERCENTAGE" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

     - the numerator of which is the Class B Invested Amount at the end of the preceding Business Day; and

     - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and amounts on deposit in the excess funding account as of the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentage.

     "CLASS B INITIAL INVESTED AMOUNT" means $41,988,950.

     "CLASS B INVESTED AMOUNT" means for any date an amount (which may not be reduced below zero) equal to:

          (a) the Class B Initial Invested Amount; minus

          (b) the aggregate amount of principal payments made to Class B securityholders or reductions made by the transferor to the extent of the excess of the Class B Invested Amount (prior to any reduction) over the Stated Class B Amount through and including that date; minus

          (c) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates; minus

          (d) the aggregate amount of Redirected Principal Collections for all prior Distribution Dates, plus

          (e) the aggregate amount of Available Series 2002-4 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to clauses
     (c) and (d) above.

     "CLOSING DATE" means June [-], 2002.

     "CONTROLLED ACCUMULATION AMOUNT" means, for any Transfer Date with respect to the Accumulation Period, prior to the payment in full of the Class A Invested Amount, $33,333,334; provided, however, that if the commencement of the Accumulation Period is delayed as described under "Description of Series Provisions--Postponement of Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Accumulation Period and will be determined by the servicer in accordance with the pooling and servicing agreement based on the principal payment rates for the accounts in the trust portfolio and on the invested amounts of other series (other than certain excluded series) which are scheduled to be in their revolving periods during the Accumulation Period.

     "CONTROLLED DEPOSIT AMOUNT" means, for any Monthly Period, an amount equal to the sum of the Controlled Accumulation Amount for that Monthly Period and the Accumulation Shortfall, if any, for that Monthly Period.

     "COVERED AMOUNT" means, for any Distribution Date, an amount equal to the product of:

          (a) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360;

          (b) the Class A Interest Rate as in effect for the related interest period; and

          (c) the amount on deposit in the principal funding account as of the last day of the Monthly Period preceding the Monthly Period in which the related interest period ends.

     "DEFEASANCE" has the meaning described in "Description of Series Provisions--Defeasance" in this prospectus supplement.

     "DETERMINATION DATE" means the second Business Day preceding each Distribution Date.

     "DISTRIBUTION DATE" means July 22, 2002 and the 20th day of each following month (or, if the 20th day is not a Business Day, the next succeeding Business
Day).

     "EARLY AMORTIZATION PERIOD" means the period beginning on the earliest of:

          (a) the date on which a Pay Out Event occurs or is deemed to have occurred with respect to the Series 2002-4 securities; and

          (b) the Class A Expected Final Payment Date if the Class A Invested Amount has not been paid in full on that date,

and ending on the earlier to occur of (a) the date on which the Class A Invested Amount and the Class B Invested Amount have been paid in full, and (b) the Series 2002-4 Termination Date.

     "EXCESS FINANCE CHARGE COLLECTIONS" means any collections of finance charge receivables allocable to any series in excess of the amounts necessary to make required payments with respect to that series.

     "FIXED/FLOATING PERCENTAGE" means, for any Business Day, the percentage equivalent (which percentage will never exceed 100%) of a fraction:

          - the numerator of which is the Invested Amount at the end of the last day of the Revolving Period; and

          - the denominator of which is the greater of (a) the sum of the aggregate amount of principal receivables in the trust and the amounts on deposit in the excess funding account at the end of the preceding Business Day and (b) the sum of the numerators for all classes of all series then outstanding used to calculate the applicable allocation percentages with respect to principal collections for all series.

     "FLOATING PERCENTAGE" means a percentage equal to the sum of the Class A Floating Percentage and the Class B Floating Percentage.

     "INITIAL INVESTED AMOUNT" means the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount.

     "INSOLVENCY EVENT" means that, pursuant to certain provisions of federal law, the transferor or Metris Companies Inc. voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the transferor or Metris Companies Inc.

     "INVESTED AMOUNT" means the sum of the Class A Invested Amount and the Class B Invested Amount.

     "LIBOR" means, as of any LIBOR Determination Date, the offered rate for deposits in United States dollars for one month (commencing on the first day of the relevant interest period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date for that period. If that rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of the relevant period).

     "LIBOR DETERMINATION DATE" means [-] [-], 2002 for the period from the Closing Date through June 19, 2002, June 18, 2002 for the period from June 20, 2002 through July 21, 2002 and, for each following interest period, the second business day prior to the Distribution Date on which that interest period commences. For purposes of calculating LIBOR only, a "business day" is any day on which banks in London and New York are open for the transaction of international business.

     "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of principal collections for each series then outstanding.

     "MINIMUM TRANSFEROR INTEREST" means, for any date of determination, the product of:

          (a) the sum of (i) the aggregate principal receivables and (ii) the amounts on deposit in the excess funding account; and

          (b) the highest Minimum Transferor Percentage for any series.

     "MINIMUM TRANSFEROR PERCENTAGE" means, for Series 2002-4 and each previously issued series, 0%; provided, however, that in certain circumstances each of these percentages may be increased.

     "MONTHLY PERIOD" has the meaning set forth in the "Glossary of Defined Terms" in the attached prospectus, except that the first Monthly Period for Series 2002-4 will begin on and include the Closing Date and will end on and include June 30, 2002.

     "MONTHLY SERVICING FEE" means, for any Monthly Period, an amount equal to the product of:

          (a) a fraction the numerator of which is the actual number of days in the related Monthly Period and the denominator of which is 365 or 366;

          (b) the applicable Servicing Fee Percentage; and

          (c) the Adjusted Invested Amount as of the beginning of the day on the first day of the related Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount.

     "NEGATIVE CARRY AMOUNT" has the meaning described in "Description of Series Provisions--Redirected Cash Flows" in this prospectus supplement.

     "PAY OUT EVENT" refers to any of the events listed in "Description of Series Provisions--Pay Out Events" in this prospectus supplement and "Description of the Securities--Pay Out Events" in the attached prospectus.

     "PORTFOLIO YIELD" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction:

     - the numerator of which is the sum of:

          (a) the aggregate amount of Available Series 2002-4 Finance Charge Collections for that Monthly Period (not including the amounts on deposit in the payment reserve account and Adjustment Payments made by the transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any); plus

          (b) the amount of net investment earnings, if any, on amounts on deposit in the principal funding account; plus

          (c) amounts withdrawn from the accumulation period reserve account with respect to that Monthly Period,

     which sum is calculated on a cash basis after subtracting the Series Default Amount and the Series 2002-4 Percentage of any Adjustment Payments which the transferor is required but fails to make pursuant to the pooling and servicing agreement for that Monthly Period; and

     - the denominator of which is the average daily Invested Amount during the preceding Monthly Period;

provided, however, that Excess Finance Charge Collections applied for the benefit of the Series 2002-4 securityholders may be added to the numerator if the transferor provides ten Business Days prior written notice to each Rating Agency and Standard & Poor's Ratings Services provides written confirmation that the change will not result in a reduction or withdrawal of its then-existing rating of any outstanding class of securities.

     "POLICY CLAIM AMOUNT" has the meaning described in "Description of Series Provisions--The Insurance Policy" in this prospectus supplement.

     "POTENTIAL CLASS A CHARGE-OFF" has the meaning described in "Description of Series Provisions--Investor Charge-Offs" in this prospectus supplement.

     "RECORD DATE" means, with respect to any Distribution Date, the Business Day preceding that Distribution Date, except that, with respect to any Series 2002-4 securities issued in definitive, fully registered form, the Record Date will mean the fifth day of the Monthly Period in which the Distribution Date occurs.

     "REDIRECTED PRINCIPAL COLLECTIONS" means, for any Business Day, an amount, not to exceed the Class B Invested Amount, equal to the product of:

        (a) (i) during the Revolving Period, the Class B Floating Percentage, or

            (ii) during an Amortization Period, the Class B Fixed/Floating Percentage, and

        (b) the amount of principal collections with respect to that Business
            Day.

     "REMOVED ACCOUNTS" means certain accounts in the trust portfolio designated by the transferor that the trustee is required to reconvey to the transferor.

     "REQUIRED AMOUNT" has the meaning described in "Description of Series Provisions--Redirected Cash Flows" in this prospectus supplement.

     "REQUIRED RESERVE ACCOUNT AMOUNT" means, for any date on or after the Reserve Account Funding Date, an amount equal to:

          (a) 0.75% of the Class A Invested Amount; or

          (b) any other amount designated by the transferor; provided, that if the designation is of a lesser amount, the transferor (i) will have provided the servicer and the trustee with evidence from each Rating Agency that the designation will not result in a reduction or withdrawal of its then-existing rating of any outstanding class of securities and (ii) will have delivered to the trustee a certificate of an authorized officer of the transferor to the effect that, based on the facts known to the officer at that time, in the reasonable belief of the transferor, the designation will not cause a Pay Out Event or an event that, after giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2002-4.

     "RESERVE ACCOUNT FUNDING DATE" will be the first day of the third Monthly Period prior to the commencement of the Accumulation Period, or any earlier date as the servicer may determine in accordance with the pooling and servicing agreement.

     "REVOLVING PERIOD" means the period of time which begins on the Closing Date and ends at the commencement of the Accumulation Period or, if earlier, the Early Amortization Period.

     "SERIES 2002-4 PERCENTAGE" means the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the invested amounts of all series then outstanding.

     "SERIES 2002-4 TERMINATION DATE" means the May 2011 Distribution Date.

     "SERIES DEFAULT AMOUNT" means a portion of all Defaulted Receivables in an amount equal to:

          (a) on any Business Day other than a Default Recognition Date, an amount equal to the product of (i) the Floating Percentage applicable on that Business Day and (ii) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date; and

          (b) on any Default Recognition Date, an amount equal to the product of
     (i) the Default Recognition Percentage applicable on that Default Recognition Date and (ii) the aggregate principal amount of Defaulted Receivables with respect to that Default Recognition Date.

     "SERVICING FEE PERCENTAGE" means 2% per annum.

     "STATED CLASS B AMOUNT" means a number rounded to the nearest dollar equal to the greater of (a) 9.89% of the Class A Adjusted Invested Amount and (b) 3% of the Initial Invested Amount; provided, however, that if the Class A Adjusted Invested Amount is equal to zero the "Stated Class B Amount" will be zero; provided further, that during the Early Amortization Period, the Stated Class B Amount will be equal to the Stated Class B Amount immediately preceding the commencement of the Early Amortization Period.

     "TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TRANSFEROR FINANCE CHARGE COLLECTIONS" means, on any Business Day, the product of:

          (a) collections of finance charge receivables for that Business Day;

          (b) the Transferor Percentage; and

          (c) the Series 2002-4 Percentage.

     "TRANSFEROR PERCENTAGE" means:

          (a) when used with respect to (i) collections of principal receivables during the Revolving Period, (ii) collections of finance charge receivables prior to the date on which a Pay Out Event occurs and (iii) the amount of Defaulted Receivables at all times, 100% minus the sum of the Floating Percentage and the applicable Investor Percentages used for all other series; and

          (b) when used with respect to (i) collections of principal receivables during the Accumulation Period and the Early Amortization Period and (ii) collections of finance charge receivables on and after the date on which a Pay Out Event occurs, 100% minus the sum of the applicable Fixed/Floating Percentage and the Investor Percentages used with respect to principal collections or finance charge collections, as applicable, for all other series.

     "TRANSFEROR RETAINED FINANCE CHARGE COLLECTIONS" has the meaning described in "Description of Series Provisions--Application of Collections--Payment of Fees, Interest and Other Items" in this prospectus supplement.

     "TRIGGER EVENT" means the failure of the Retained Percentage to exceed 2%.

                                                                         ANNEX I

                                 ISSUED SERIES

     The table below sets forth the principal characteristics of other series issued by the trust that the transferor anticipates will be outstanding on the Closing Date, including a series, Series 2002-3, which the transferor expects to issue on the Closing Date, and one series, Series 2001-C, all or a portion of which is expected to be repaid on the Closing Date. For more specific information with respect to any series, prospective investors should contact the servicer at (952) 525-5094. The servicer will provide, without charge, to any prospective purchaser of the Class A securities, a copy of the prospectus supplement for any previous publicly-issued series.


1. SERIES 1997-2
Initial Class A Invested Amount..............  $455,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.20% per annum
Initial Class B Invested Amount..............  $101,500,000
Class B Interest Rate........................  One-Month LIBOR plus 0.43% per annum
Initial Class C Invested Amount..............  $98,000,000
Class C Interest Rate........................  One-Month LIBOR plus 1.05% per annum
Class D Invested Amount......................  $45,500,000
Class D Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of October 2001 Monthly Period or
                                               later as determined in the Series 1997-2
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Certificates, Class
                                               C Certificates and Class D Certificates
Series 1997-2 Termination Date...............  May 2006 Distribution Date
Series Issuance Date.........................  November 20, 1997

2. SERIES 1999-1
Initial Class A Invested Amount..............  $500,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.35% per annum
Initial Class B Invested Amount..............  $49,450,550
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of May 2003 Monthly Period or later as determined in the Series 1999-1 Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1999-1 Termination Date...............  October 2007 Distribution Date
Series Issuance Date.........................  July 7, 1999

3. SERIES 1999-2
Initial Class A Invested Amount..............  $500,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.52% per annum
Initial Class B Invested Amount..............  $49,450,550
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of June 2005 Monthly Period or later as determined in the Series 1999-2 Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1999-2 Termination Date...............  July 2006 Distribution Date (extendible)
Series Issuance Date.........................  September 22, 1999


                                      A-I-1

4. SERIES 1999-3
Initial Class A Invested Amount..............  $300,000,000
Class A Interest Rate........................  One-Month LIBOR plus 0.42% per annum
Initial Class B Invested Amount..............  $29,670,330
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of October 2004 Monthly Period or
                                               later as determined in the Series 1999-3
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 1999-3 Termination Date...............  April 2009 Distribution Date
Series Issuance Date.........................  December 9, 1999

5. SERIES 2000-1
Initial Class A Invested Amount..............  $447,514,000
Class A Interest Rate........................  One-Month LIBOR plus 0.30% per annum
Initial Class B Invested Amount..............  $67,956,000
Class B Interest Rate........................  One-Month LIBOR plus 0.68% per annum
Commencement of Accumulation Period..........  Last day of January 2004 Monthly Period or
                                               later as determined in the Series 2000-1
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $147,513,425
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2000-1 Termination Date...............  August 2008 Distribution Date
Series Issuance Date.........................  March 20, 2000

6. SERIES 2000-2
Initial Class A Invested Amount..............  $447,514,000
Class A Interest Rate........................  One-Month LIBOR plus 0.21% per annum
Initial Class B Invested Amount..............  $67,956,000
Class B Interest Rate........................  One-Month LIBOR plus 0.60% per annum
Commencement of Accumulation Period..........  Last day of July 2002 Monthly Period or later as determined in the Series 2000-2 Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $147,513,425
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2000-2 Termination Date...............  January 2007 Distribution Date
Series Issuance Date.........................  July 27, 2000

7. SERIES 2000-3
Initial Class A Invested Amount..............  $372,928,000
Class A Interest Rate........................  One-Month LIBOR plus 0.26% per annum
Initial Class B Invested Amount..............  $66,298,000
Class B Interest Rate........................  One-Month LIBOR plus 0.68% per annum
Commencement of Accumulation Period..........  Last day of September 2004 Monthly Period or
                                               later as determined in the Series 2000-3
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $113,260,188
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2000-3 Termination Date...............  September 2009 Distribution Date
Series Issuance Date.........................  October 27, 2000


                                      A-I-2

8. SERIES 2001-1
Initial Class A Invested Amount..............  $454,972,000
Class A Interest Rate........................  One-Month LIBOR plus 0.22% per annum
Initial Class B Invested Amount..............  $80,884,000
Class B Interest Rate........................  One-Month LIBOR plus 0.80% per annum
Commencement of Accumulation Period..........  Last day of April 2002 Monthly Period or
                                               later as determined in the Series 2001-1
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $138,177,149
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2001-1 Termination Date...............  December 2007 Distribution Date
Series Issuance Date.........................  February 13, 2001
9. SERIES 2001-A
Class A Invested Amount as of May 20, 2002...  $327,848,179
Expected Class A Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $178,668,000
Class A Maximum Invested Amount..............  $559,392,000
Class A Interest Rate........................  Commercial Paper Index
Class B Invested Amount as of May 20, 2002...  $60,598,000
Expected Class B Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $34,078,000
Class B Maximum Invested Amount..............  $99,448,000
Class B Interest Rate........................  Commercial Paper Index
Class C Invested Amount as of May 20, 2002...  $55,526,000
Expected Class C Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $31,226,000
Class C Maximum Invested Amount..............  $91,160,000
Class C Interest Rate........................  Commercial Paper Index
Class D Invested Amount as of May 20, 2002...  $46,604,814
Expected Class D Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $25,604,814
Class D Maximum Required Amount..............  $78,729,282
Class D Interest Rate........................  None
Commencement of Amortization Period..........  Last day of June 2003 Monthly Period
                                               (extendible)
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities, Class C
                                               Securities and Class D Securities
Series 2001-A Termination Date...............  July 20, 2007 (extendible)
Series Issuance Date.........................  May 16, 2001

10. SERIES 2001-2
Initial Class A Invested Amount..............  $559,392,000
Class A Interest Rate........................  One-Month LIBOR plus 0.32% per annum
Initial Class B Invested Amount..............  $99,448,000
Class B Interest Rate........................  One-Month LIBOR plus 1.08% per annum
Commencement of Accumulation Period..........  Last day of April 2005 Monthly Period or
                                               later as determined in the Series 2001-2
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $169,889,282
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2001-2 Termination Date...............  November 2009 Distribution Date
Series Issuance Date.........................  June 1, 2001

                                      A-I-3

11. SERIES 2001-3
Initial Class A Invested Amount..............  $484,807,000
Class A Interest Rate........................  One-Month LIBOR plus 0.23% per annum
Initial Class B Invested Amount..............  $86,188,000
Class B Interest Rate........................  One-Month LIBOR plus 0.90% per annum
Commencement of Accumulation Period..........  Last day of July 2003 Monthly Period or later as determined in the Series 2001-3 Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $147,237,044
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2001-3 Termination Date...............  July 2008 Distribution Date
Series Issuance Date.........................  August 22, 2001

12. SERIES 2001-C
Class A Invested Amount as of May 20, 2002...  $794,750,000
Expected Class A Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $0
Class A Maximum Invested Amount..............  $794,750,000
Class A Interest Rate........................  Commercial Paper Index
Class B Invested Amount as of May 20, 2002...  $83,426,796
Expected Class B Invested Amount as of
  Closing Date (after application of
  proceeds)..................................  $0
Class B Maximum Required Amount..............  $83,426,796 (subject to increase to
                                               $204,935,535 under certain circumstances)
Class B Interest Rate........................  None
Commencement of Amortization Period..........  September 20, 2002
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities
Series 2001-C Termination Date...............  November 21, 2005
Series Issuance Date.........................  September 28, 2001

13. SERIES 2001-4
Initial Class A Invested Amount..............  $372,928,000
Class A Interest Rate........................  One-Month LIBOR plus 0.35% per annum
Initial Class B Invested Amount..............  $66,298,000
Class B Interest Rate........................  One-Month LIBOR plus 1.40% per annum
Commencement of Accumulation Period..........  Last day of August 2003 Monthly Period or
                                               later as determined in the Series 2001-4
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $113,260,188
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2001-4 Termination Date...............  August 2008 Distribution Date
Series Issuance Date.........................  October 25, 2001

                                      A-I-4

14. SERIES 2001-D
Class A Invested Amount as of May 20, 2002...  $500,000,000
Class A Invested Amount as of the Closing      $500,000,000
  Date.......................................
Class A Maximum Invested Amount..............  $500,000,000
Class A Interest Rate........................  Pass-Through Rate
Class B Invested Amount as of May 20, 2002...  $52,486,188
Class B Invested Amount as of the Closing      $52,486,188
  Date.......................................
Class B Maximum Required Amount..............  $52,486,188
Class B Interest Rate........................  None
Commencement of Amortization Period..........  November 20, 2002
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities
Series 2001-D Termination Date...............  November 2005 Distribution Date
Series Issuance Date.........................  November 9, 2001

15. SERIES 2002-1
Initial Class A Invested Amount..............  $223,757,000
Class A Interest Rate........................  Not to Exceed One-Month LIBOR plus 0.50% per annum
Initial Class B Invested Amount..............  $39,779,000
Class B Interest Rate........................  Not to Exceed One-Month LIBOR plus 1.50% per annum
Commencement of Accumulation Period..........  Last day of December 2007 Monthly Period or
                                               later as determined in the Series 2002-1
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $67,955,713
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2002-1 Termination Date...............  December 2012 Distribution Date
Series Issuance Date.........................  January 30, 2002

16. SERIES 2002-2
Initial Class A Invested Amount..............  $223,757,000
Class A Interest Rate........................  Not to Exceed One-Month LIBOR plus 0.50% per annum
Initial Class B Invested Amount..............  $39,779,000
Class B Interest Rate........................  Not to Exceed One-Month LIBOR plus 1.50% per annum
Commencement of Accumulation Period..........  Last day of December 2007 Monthly Period or
                                               later as determined in the Series 2002-2
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Initial Excess Collateral Amount.............  $67,955,713
Enhancement..................................  Subordination of Class B Securities and
                                               Excess Collateral
Series 2002-2 Termination Date...............  December 2012 Distribution Date
Series Issuance Date.........................  January 30, 2002

                                      A-I-5

17. SERIES 2002-3
Initial Class A Invested Amount..............  $600,000,000
Class A Interest Rate........................  One-Month LIBOR plus [-]% per annum
Initial Class B Invested Amount..............  $62,983,425
Class B Interest Rate........................  None
Commencement of Accumulation Period..........  Last day of April 2004 Monthly Period or
                                               later as determined in the Series 2002-3
                                               Supplement
Annual Servicing Fee Percentage..............  2.00%
Enhancement..................................  Subordination of Class B Securities and
                                               Financial Guaranty Insurance Policy
Series 2002-3 Termination Date...............  May 2009 Distribution Date
Series Issuance Date.........................  June [-], 2002

                                      A-I-6

                                                                        ANNEX II

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus Supplement of Metris Master Trust, relating to Class A Floating Rate Asset Backed Securities, Series 2002-4, of our reports, dated February 1, 2002, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

May 20, 2002

                                      A-II-1

                                   PROSPECTUS

                            [METRIS COMPANIES LOGO]

                              METRIS MASTER TRUST
                                     ISSUER

                            METRIS RECEIVABLES, INC.
                                   TRANSFEROR

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    SERVICER

                            ASSET BACKED SECURITIES

                                    THE TRUST--
                                    - may periodically issue asset backed securities in one or more series with one or more classes; and
                                    - will own--
                                      - receivables in a portfolio of consumer revolving credit
                                        card accounts;
                                      - payments due on those receivables; and
                                      - other property described in this prospectus and in the
                                    attached prospectus supplement.

                                    THE SECURITIES--
                                    - will represent interests in the trust and will be paid
                                    only from the assets of the trust;
                                    - offered by this prospectus will be rated in one of the
                                    four highest rating categories by at least one nationally
                                      recognized rating organization;
                                    - may have one or more forms of enhancement; and
                                    - will be issued as part of a designated series which may
                                    include one or more classes of securities and enhancement.

                                    THE SECURITYHOLDERS--
                                    - will receive interest and principal payments from a
                                    varying percentage of credit card account collections.

The securities represent interests in the trust only and do not represent interests in or obligations of Metris Receivables, Inc., Metris Companies Inc., Direct Merchants Credit Card Bank, National Association or any other person.

A security is not a deposit and neither the securities nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus may be used to offer and sell securities of a series only if accompanied by the prospectus supplement for that series.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS OR THE ATTACHED PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is May 21, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of securities, and (b) the attached prospectus supplement, which describes the specific terms of your series of securities, including:

     - the terms, including interest rates, for each class being offered;

     - the timing of interest and principal payments;

     - information about the receivables;

     - information about enhancement, if any, for each class;

     - the ratings for each class being offered; and

     - the method for selling the securities.

     If the terms of a particular series of securities vary between the description contained in this prospectus and the description contained in the attached prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

     We include cross references in this prospectus and the attached prospectus supplement to captions in these materials where you can find additional, related discussions. The following table of contents and the table of contents in the attached prospectus supplement provide the pages on which these captions are located.

     This prospectus uses defined terms. You can find these terms and their definitions under the caption "Glossary of Defined Terms" beginning on page 59 in this prospectus.

                               TABLE OF CONTENTS

                                                PAGE
                                                ----
THE TRUST.....................................      1
DIRECT MERCHANTS CREDIT CARD BANK, N.A.
  ACTIVITIES..................................      1
  General.....................................      1
  New Account Underwriting....................      2
  Solicitation................................      2
  Pricing.....................................      3
  Credit Lines................................      3
  Servicing, Billing and Payment..............      3
  Delinquency, Collections and Charge-Offs....      4
  Recoveries..................................      5
  Acquisition of Credit Card Accounts.........      5
THE RECEIVABLES...............................      5
MATURITY CONSIDERATIONS.......................      6
USE OF PROCEEDS...............................      6
METRIS COMPANIES INC. ........................      7
THE TRANSFEROR................................      7
DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL
  ASSOCIATION.................................      7
DESCRIPTION OF THE SECURITIES.................      8
  General.....................................      8
  Book-Entry Registration.....................      9
  Definitive Securities.......................     12
  Interest....................................     13
  Principal...................................     14
  Revolving Period............................     14
  Controlled Amortization Period..............     14
  Principal Amortization Period...............     15
  Accumulation Period.........................     15
  Early Amortization Period...................     15
  Discount Option.............................     15
  Transfer and Assignment of Receivables......     17
  New Issuances...............................     17
  Representations and Warranties..............     19
  Certain Covenants...........................     21
  Addition of Trust Assets....................     21
  Removal of Accounts.........................     23
  Collection and Other Servicing Procedures...     24
  Trust Accounts..............................     24
  Deposits in Collection Account..............     25
  Investor Percentage and Transferor
    Percentage................................     25
  Application of Collections..................     26
  Shared Principal Collections................     26
  Shared Excess Finance Charge Collections....     26
  Excess Funding Account......................     27
  Paired Series...............................     27
  Funding Period..............................     28
  Defaulted Receivables; Dilution.............     28
  Investor Charge-Offs........................     29
  Defeasance..................................     29
  Final Payment of Principal; Termination.....     30
  Pay Out Events..............................     30

                                                PAGE
                                                ----
  Servicing Compensation and Payment of
    Expenses..................................     31
  Certain Matters Regarding the Transferor and
    the Servicer..............................     31
  Servicer Default............................     33
  Reports to Securityholders..................     34
  Evidence as to Compliance...................     35
  Amendments..................................     35
  List of Securityholders.....................     37
  The Trustee.................................     37
  Securityholders Have Limited Control of
    Actions...................................     37
ENHANCEMENT...................................     38
  General.....................................     38
  Subordination...............................     38
  Letter of Credit............................     39
  Cash Collateral Guaranty or Account.........     39
  Collateral Interest.........................     39
  Surety Bond or Insurance Policy.............     40
  Spread Account..............................     40
  Reserve Account.............................     40
DESCRIPTION OF THE PURCHASE AGREEMENTS........     40
  Purchases of Receivables....................     40
  Representations and Warranties..............     41
  Certain Covenants...........................     42
  Termination of the Purchase Agreements......     44
SECURITY RATINGS..............................     44
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES......     45
  Consumer Protection Laws....................     47
  Industry Litigation.........................     48
  Claims and Defenses of Obligors Against the
    Trust.....................................     48
INCOME TAX MATTERS............................     48
  General.....................................     48
  Treatment of the Securities as Debt.........     49
  Treatment of the Trust......................     49
  Treatment of the Trust as a FASIT...........     51
  Taxation of Interest Income of U.S. Security
    Owners....................................     51
  Sale or Exchange of Securities..............     52
  Foreign Security Owners.....................     52
  Backup Withholding and Information
    Reporting.................................     53
  State and Local Taxation....................     53
ERISA CONSIDERATIONS..........................     54
PLAN OF DISTRIBUTION..........................     56
LEGAL MATTERS.................................     57
REPORTS TO SECURITYHOLDERS....................     57
OTHER INFORMATION.............................     57
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING
  STATEMENTS..................................     57
WHERE YOU CAN FIND MORE INFORMATION...........     58
GLOSSARY OF DEFINED TERMS.....................     59
ANNEX I.......................................  A-I-1

                                   THE TRUST

     Metris Master Trust was created under the laws of the State of Delaware and is operated under a pooling and servicing agreement among Metris Receivables, Inc., as transferor (also referred to as the "transferor"), Direct Merchants Credit Card Bank, National Association (also referred to as "Direct Merchants Bank"), as servicer, and U.S. Bank National Association, as trustee. The pooling and servicing agreement has been, and may in the future be, amended from time to time. The trust, as a master trust, previously has issued other series of asset backed securities and is expected to issue additional series from time to time.

     The trust has not and will not engage is any business activities other than:

     - acquiring and holding the trust assets, including the receivables and proceeds of the receivables that arise under certain MasterCard(R) and VISA(R)* accounts and that may arise under other revolving consumer credit card accounts conveyed to the trust;

     - issuing and making payments on series of asset backed securities and other interests in the trust; and

     - engaging in related activities, including obtaining, and entering into agreements relating to, enhancement for any series of asset backed securities.

     As a consequence, the trust does not and is not expected to have any source of capital resources other than the trust assets.

     Collections on the receivables are deposited into the collection account maintained in the name of the trust and allocated on each Business Day between collections of finance charge receivables and collections of principal receivables. Collections of finance charge receivables and collections of principal receivables are allocated on each Business Day among the interest of the transferor in the trust and the interests of the securityholders of each series issued and outstanding. In general, in accordance with the allocations and the provisions of the pooling and servicing agreement and the related series supplements:

          (a) collections of finance charge receivables and certain other amounts are applied on each Business Day to fund interest on the securities of any series then outstanding, to pay certain fees and expenses, to cover series default amounts, to reimburse investor charge-offs and to make required payments to the transferor; and

          (b) collections of principal receivables and certain other amounts are applied on each Business Day to fund principal on the securities of any series then outstanding, except that during any series' Revolving Period, collections of principal receivables otherwise allocable to the securityholders of the related series may be paid to the holder of the Exchangeable Transferor Security or paid to the securityholders of any other series then outstanding.

     See "Description of the Securities--Application of Collections" in this prospectus and "Description of Series Provisions--Application of Collections--Payment of Fees, Interest and Other Items" and "--Payment of Principal" in the attached prospectus supplement.

               DIRECT MERCHANTS CREDIT CARD BANK, N.A. ACTIVITIES

GENERAL

     The portfolio of credit card accounts serviced by Direct Merchants Bank currently consists of MasterCard(R) credit card and VISA(R) credit card accounts. The receivables which Direct Merchants Bank conveyed or will convey to the trust have been or will be generated by holders of these accounts through purchases of merchandise or services; or through cash advances via checks, automated teller machines or from banks; or from balance transfers or from marketing efforts. Under certain conditions, receivables may

------------

* MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Incorporated and VISA U.S.A., Inc., respectively.

also be generated from transactions made by holders of other general purpose credit card accounts originated or acquired by Direct Merchants Bank. Metris Direct, Inc., a subsidiary of Metris Companies Inc. and an affiliate of Direct Merchants Bank, services these accounts at its facilities in Tulsa, Oklahoma, Baltimore, Maryland, Duluth, Minnesota and Jacksonville, Florida under an agency contract with Direct Merchants Bank. Certain data processing, administrative and other functions associated with the servicing of the receivables are performed on behalf of Direct Merchants Bank through First Data Resources, Inc. See "--Servicing, Billing and Payment" below.

NEW ACCOUNT UNDERWRITING

     Direct Merchants Bank targets moderate-income consumers whom it believes are underserved by other providers of bankcard credit. Direct Merchants Bank's primary sources of prospects to solicit for credit card offers are obtained from credit bureau queries and third party customer lists and databases. Currently, Direct Merchants Bank's most significant source is credit bureau inquiries.

     Direct Merchants Bank uses internally and externally developed proprietary models to enhance the evaluation of prospects. These models help segment these prospects into narrower ranges within each standard risk score provided by Fair, Isaac and Co., allowing Direct Merchants Bank to better evaluate individual credit risk. Direct Merchants Bank uses these models, along with other data to determine potential pricing structures on its credit card products.

     Direct Merchants Bank generates external prospects from lists obtained from the major credit bureaus based on criteria established by Direct Merchants Bank as well as from other third-party sources. Direct Merchants Bank uses proprietary models and additional analysis in conjunction with the files obtained from the credit bureaus to further segment prospects based upon their likelihood of delinquency.

     Direct Merchants Bank believes that its methods are effective in further segmenting and evaluating risk within risk score bands. Direct Merchants Bank has and will continue to use the results of its analysis of prospects to adjust the proprietary models to determine the pricing for various segments and to exclude certain segments from subsequent direct marketing efforts. While Direct Merchants Bank believes that the proprietary models and additional analysis are valuable tools in analyzing relative risks, it is not possible to accurately predict which consumers will default or the overall level of defaults.

     Direct Merchants Bank has effectively applied its experience in developing its proprietary models and additional analysis to develop credit scores for its proprietary prospect database. This allows Direct Merchants Bank to better evaluate credit risk and to tailor its risk-based pricing accordingly. Direct Merchants Bank believes that both the proprietary models and its internal credit score give Direct Merchants Bank a competitive advantage in evaluating the credit risk of moderate-income consumers. Therefore, Direct Merchants Bank has been willing to solicit certain consumers who have lower Fair, Isaac and Co. scores if they also have an appropriate internal score. After every marketing campaign, Direct Merchants Bank monitors the performance of the proprietary models and continually re-evaluates the effectiveness of these models in segmenting credit risk, resulting in further refinements to its selection criteria for prospects. Over time, Direct Merchants Bank believes that it will capture additional credit information on the behavioral characteristics of prospects which will allow Direct Merchants Bank to further increase the effectiveness of its proprietary models.

SOLICITATION

     Prospects for solicitation include both external prospects and customers of third parties. Prospects are contacted on a nationwide basis primarily through pre-screened direct mail and telephone solicitations. Direct Merchants Bank receives responses to its solicitations, performs fraud screening, verifies name and address changes and obtains any information which may be missing from the application. Applications are sent to third party data entry providers which key the application information and process the applications based on the criteria provided by Direct Merchants Bank. Direct Merchants Bank then makes the credit decisions and approves, denies or begins exception processing. Direct Merchants Bank processes exceptions for--among other things--derogatory credit bureau information and fraud warnings. Exception applications are processed manually by credit analysts based on policies approved by Direct Merchants Bank's credit policy committee.

PRICING

     Through risk-based pricing, Direct Merchants Bank periodically prices credit card offers based upon a prospect's risk profile prior to solicitation and upon receipt of an application. Direct Merchants Bank evaluates a prospect to determine credit needs, credit risk, and existing credit availability and then develops a customized offer that includes the most appropriate product, brand, pricing and credit line. Direct Merchants Bank currently offers numerous pricing structures on its credit card products, with annual fees ranging from $0 to $75 and annual interest rates up to 29.99%. After credit card accounts are opened, Direct Merchants Bank periodically monitors customers' internal and external credit performance and recalculates delinquency, profitability, attrition and bankruptcy predictors. As customers evolve through the credit life cycle and are regularly re-scored, the lending relationship may evolve to include more or less restrictive pricing and product configurations.

CREDIT LINES

     Once an account is approved, an initial credit line is established based on the individual's risk profile using automated screening and credit scoring techniques. This process results in a portfolio (excluding portfolio acquisitions) with average credit lines that are below the industry average due to Direct Merchants Bank's risk assessment methods and higher average risk inherent in its target market. Direct Merchants Bank may elect, at any time and without prior notice to a cardholder, to prevent or restrict further credit card use by the cardholder, usually as a result of poor payment performance or Direct Merchants Bank's concern over the creditworthiness of the cardholder. Credit lines are managed based on the results of the behavioral scoring analysis in accordance with criteria established by Direct Merchants Bank. These analysis models automatically and regularly assign credit line increases and decreases to individual customers, as well as to determine the systematic collection steps to be taken at the various stages of delinquency. The models also manage the authorization of each cardholder transaction, as well as the collection strategies used for non-delinquent accounts with balances above their assigned credit line.

SERVICING, BILLING AND PAYMENT

     Direct Merchants Bank has established a relationship with First Data Resources, Inc. for cardholder processing services. First Data Resources, Inc. is a subsidiary of First Data Corporation, a provider of information processing and related services including cardholder processing (services for financial institutions which issue credit cards to consumers), and merchant processing (services for financial institutions which make arrangements with merchants for the acceptance of credit cards as methods of payment). First Data Resources, Inc. provides data processing, credit card reissuance, monthly statements and interbank settlement for Direct Merchants Bank. Direct Merchants Bank's processing services agreement with First Data Resources, Inc. expires in 2006. Applications processing and back office support for mail inquiries and fraud management are handled internally by Direct Merchants Bank. In addition, Direct Merchants Bank handles most in-bound customer service telephone calls for its customer base through Metris Direct, Inc.

     Direct Merchants Bank generally assesses periodic finance charges on an account if the cardholder has not paid the balance in full from the previous billing cycle. These finance charges are based upon the average daily balance outstanding on the account during the monthly billing cycle. Payments by cardholders to Direct Merchants Bank on the accounts are processed by First Data Resources, Inc., the third-party servicer for Direct Merchants Bank, and applied first to promotional balances, then to any billed and unpaid fees, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by Direct Merchants Bank. If a payment in full is not received prior to 25 days after the statement cycle date, finance charges are imposed on all purchases from the date of the transaction to the statement cycle date. Finance charges are also imposed on each cash advance from the day such advance is made until the advance is paid in full. The finance charge is applied to the average daily balance. For most cardholders, if the entire balance on the account is paid by the due date a finance charge on purchases is not imposed.

     Direct Merchants Bank assesses an annual fee on some credit card accounts. Direct Merchants Bank may waive all or a portion of the annual membership fee in connection with the solicitation of new accounts depending on the credit terms offered, determined by the prospect's risk profile prior to solicitation, or when Direct Merchants Bank determines a waiver to be appropriate considering the account's overall profitability. In addition to the annual fee, Direct Merchants Bank may charge accounts certain other fees including:

          (a) a late fee with respect to any unpaid monthly payment if Direct Merchants Bank does not receive the required minimum monthly payment prior to 25 days after the statement cycle date;

          (b) a cash advance fee for each cash advance;

          (c) a fee with respect to each check submitted by a cardholder in payment of an account which is not honored by the cardholder's bank;

          (d) an overlimit charge if at any time during the billing cycle the total amount owed exceeds the cardholder's credit line; and

          (e) a card processing or application fee for some card offers.

     Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to these agreements, Direct Merchants Bank reserves the right to change or terminate certain terms, conditions, services and features of the account (including periodic finance charges, late fees, returned check charges and any other charges or the minimum payment), subject to the conditions set forth in the account agreement.

     Monthly billing statements are sent to cardholders by First Data Resources, Inc. on behalf of Direct Merchants Bank. When an account is established, it is assigned a billing cycle. Currently, there are 20 billing cycles and each cycle has a separate monthly billing date based on the respective business day the cycle represents in each calendar month. Each month, a statement is sent to all accounts with an outstanding balance greater than $1. All cardholders with open accounts must make a minimum monthly payment generally in an amount equal to the greatest of $15, 2.5% of the outstanding balance or the finance charge, or the balance of the account (if the balance is less than $15). If the minimum payment is not collected prior to 25 days after the statement cycle date, the account is considered delinquent.

     Most merchant transactions by cardholders are authorized online. The remaining transactions generally are low dollar amounts, typically below $50. All authorizations are handled through First Data Resources, Inc.'s adaptive control and fraud detection system.

DELINQUENCY, COLLECTIONS AND CHARGE-OFFS

     Direct Merchants Bank considers an account delinquent if a payment due is not received by Direct Merchants Bank within 25 days from the closing date of the statement. Collection activities are determined by the adaptive control system, which continually monitors all delinquent accounts. The collections function is handled internally. Accounts that become 60 days contractually delinquent are closed, but not necessarily charged off. Generally, accounts are charged off and taken as a loss either within 60 days after formal notification of bankruptcy or at the end of the month during which they become contractually 180 days past due. However, any account enrolled in a fixed payment program that is re-aged and deemed current due to participation in consumer credit counseling services or internal payment alternative programs and that subsequently re-enters delinquency will be charged off no later than at the end of the month during which the account became contractually 120 days past due. Accounts identified as fraud losses are immediately reserved for and charged off no later than 90 days after the last activity. Charged-off accounts are referred to Direct Merchants Bank's recovery unit for coordination of collection efforts to recover the amounts owed. When appropriate, accounts are placed with external collection agencies or attorneys. Direct Merchants Bank periodically sells a portion of its charged-off portfolio to third parties.

RECOVERIES

     Pursuant to the terms of the pooling and servicing agreement, the servicer will be required to transfer all Recoveries to the trust. In the event of any sale or other disposition of receivables in Defaulted Accounts as provided in the pooling and servicing agreement, Recoveries will not include amounts received by the purchaser or transferee of those receivables but will be limited to amounts received by the servicer from the purchaser or transferee. Collections of Recoveries will be treated as collections of finance charge receivables.

ACQUISITION OF CREDIT CARD ACCOUNTS

     Direct Merchants Bank has made portfolio acquisitions in the past and portfolio acquisitions are possible in the future. Before acquiring a portfolio, Direct Merchants Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by Direct Merchants Bank. We cannot assure you that acquired credit card accounts were originated in a manner consistent with Direct Merchants Bank's policies as described above under "--New Account Underwriting" or that the underwriting and qualification of those credit card accounts conformed to any given standards. Accounts in the trust portfolio include credit card accounts previously acquired by Direct Merchants Bank. Previously acquired accounts and any accounts acquired in the future may be added to the trust portfolio provided that they constitute Eligible Accounts at the time of the proposed addition. See "Description of the Securities--Addition of Trust Assets."

                                THE RECEIVABLES

     The receivables consist of amounts owing on MasterCard(R) credit cards and VISA(R) credit cards and may include amounts owing on other revolving credit cards. The receivables in the trust are divided into two components: finance charge receivables and principal receivables.

     Finance charge receivables include (i) periodic finance charges, (ii) other amounts charged from time to time to trust account cardholders, including, but not limited to, overlimit fees, late charges, returned check fees, annual membership fees and annual service charges, transaction charges, cash advance fees, fees and charges relating to debt waiver programs administered by a Credit Card Originator and other similar fees and charges that are designated as finance charge receivables and (iii) discount option receivables. Recoveries are considered collections of finance charge receivables. Principal receivables are all receivables that are not finance charge receivables or receivables in Defaulted Accounts.

     The transferor has the option to reclassify a percentage of monthly collections of principal receivables to be treated as collections of finance charge receivables. See "Description of the Securities--Discount Option" in this prospectus for a description of the manner and the conditions to exercise of this option.

     All new receivables arising in the accounts in the trust portfolio are purchased by Metris Companies Inc. from Direct Merchants Bank under a receivables purchase agreement, which has been and may in the future be amended from time to time. All or a portion of these receivables are subsequently purchased by Metris Receivables, Inc. from Metris Companies Inc. under a purchase agreement, which similarly has been and may in the future be amended from time to time. These receivables are then transferred to the trust under the pooling and servicing agreement, which also has been and may in the future be amended from time to time. Accordingly, the amount of receivables fluctuates from day to day as new receivables are generated and as existing receivables are collected, charged off as uncollectible, or otherwise adjusted.

     The servicer deposits all collections of receivables in the collection account. The collections on the receivables received on any Business Day are allocated by the servicer between collections of principal receivables and collections of finance charge receivables. All amounts are then applied based upon the respective interests of the securityholders of each series, any provider of enhancement for that series, and the holder of the Exchangeable Transferor Security. See "Description of the Securities--Investor Percentage and Transferor Percentage" in this prospectus and "Description of Series Provisions--Allocation Percentages" in the attached prospectus supplement.

                            MATURITY CONSIDERATIONS

     Unless otherwise specified in the related prospectus supplement for each series, following the Revolving Period, collections of principal receivables are expected to be:

     - during an Amortization Period, other than an Accumulation Period, distributed to the securityholders of any series or any specified class of that series on each specified Distribution Date; or

     - during an Accumulation Period, accumulated for payment to securityholders of any series or any specified class of that series and distributed on a scheduled payment date.

However, if the Early Amortization Period commences, collections of principal receivables will be paid to securityholders in the manner described in this prospectus and in the related prospectus supplement.

     The related prospectus supplement will specify:

     - when an Accumulation Period or other Amortization Period will commence;

     - the principal payments expected or available to be accumulated or received during any Accumulation Period or other Amortization Period, or on a scheduled payment date, as applicable;

     - the manner and priority of principal accumulations and payments among the classes of a series of securities; and

     - the Pay Out Events which, if any were to occur, would lead to the commencement of an Early Amortization Period or, if so specified in the related prospectus supplement, an Early Accumulation Period.

     The related prospectus supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the accounts designated by Direct Merchants Bank comprising the trust portfolio. There can be no assurance that future events will be consistent with that historical data.

     The amount of collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

     We cannot assure you that collections of principal receivables with respect to the trust portfolio, and thus, the rate at which the related securityholders would expect to receive or accumulate payments of principal on their securities during an Accumulation Period or other Amortization Period, or on any scheduled payment date, as applicable, will be similar to any historical experience set forth in a related prospectus supplement. If a Pay Out Event occurs, the average life and maturity of any series of securities could be significantly reduced.

     We cannot assure you that the actual number of months elapsed from the date of issuance of a series of securities to the final Distribution Date for the securities will equal the expected number of months because, for any series:

     - there may be a slowdown in the payment rate below the payment rate used to determine the amount of collections of principal receivables scheduled or available to be distributed or accumulated for later payment to securityholders of that series (or of a specified class of that series) during an Accumulation Period or other Amortization Period, or on a scheduled payment date, as applicable; or

     - a Pay Out Event may occur which could initiate an Early Amortization Period or, if so specified in the related prospectus supplement, an Early Accumulation Period.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds from the sale of each series of securities offered by this prospectus will be paid to the transferor. The transferor will use those proceeds for its general corporate purposes.

                             METRIS COMPANIES INC.

     Metris Companies Inc. is an information-based direct marketer of consumer credit products and fee-based services primarily to moderate-income consumers. Metris Companies Inc.'s consumer credit products are primarily unsecured and secured credit cards issued by its indirect subsidiary, Direct Merchants Credit Card Bank, National Association. Metris Companies Inc.'s customers and prospects include individuals for whom credit bureau information is available, as well as individuals identified through third-party sources including customer lists and databases. Metris Companies Inc. markets its fee-based services, including debt waiver programs, membership clubs, extended service plans and third party insurance, to its credit card customers, and customers of third parties.

     Metris Companies Inc. is a Delaware corporation incorporated on August 20, 1996. Metris Companies Inc. became a publicly held company in October 1996 after completing an initial public offering. Metris Companies Inc.'s principal subsidiaries are Direct Merchants Bank and Metris Direct, Inc. During the third quarter of 1998, Fingerhut Companies, Inc., which held approximately 83% of Metris Companies Inc.'s common stock, received written approval from the Internal Revenue Service to distribute its interest in Metris Companies Inc. to Fingerhut Companies, Inc.'s shareholders in a tax free spin-off.

     On November 13, 1998, Metris Companies Inc. entered into agreements with affiliates of the Thomas H. Lee Company to invest $300 million in Metris Companies Inc. The terms of the transaction provided that the Thomas H. Lee Company investment would convert into 0.8 million shares of Series C Perpetual Convertible Preferred Stock upon shareholder approval and receipt of notice that there was no regulatory objection to the transaction. Metris Companies Inc. determined that this conversion might result in a "change of control" as defined in certain agreements between Metris Companies Inc. and Fingerhut Companies, Inc., which would permit Fingerhut Companies, Inc. to terminate any or all of the agreements. Therefore, on December 8, 1998, Metris Companies Inc. obtained an agreement from Fingerhut Companies, Inc. to waive its right to terminate the agreements if a change of control occurred as a result of the conversion.

     Pursuant to the December 8, 1998 agreement, Metris Companies Inc. and Fingerhut Companies, Inc. amended certain of their other agreements. The most significant change occurred in the database access agreement. Metris Companies Inc.'s exclusive license to use Fingerhut Companies, Inc.'s customer database to market financial service products became non-exclusive on October 31, 2001.

     Metris Companies Inc.'s principal executive offices are located at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305, telephone number (952) 525-5020. As of March 31, 2002, Metris Companies Inc. had total owned assets of approximately $3,650,950,000, total liabilities of approximately $2,472,948,000, and stockholders' equity of approximately $1,178,002,000.

                                 THE TRANSFEROR

     Metris Receivables, Inc., formerly known as Fingerhut Financial Services Receivables, Inc., the transferor, was incorporated under the laws of the State of Delaware on May 23, 1995. All of its outstanding capital stock is owned by Metris Direct, Inc. The transferor was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of those purposes, and has no material assets other than the receivables. Neither Metris Direct, Inc., as stockholder of the transferor, nor the transferor's board of directors, intends to change its business purpose. The transferor's executive offices are located at 10900 Wayzata Boulevard, Room 723, Minnetonka, Minnesota 55305, telephone number (952) 417-5645.

            DIRECT MERCHANTS CREDIT CARD BANK, NATIONAL ASSOCIATION

     Direct Merchants Bank, a wholly owned indirect subsidiary of Metris Companies Inc., is a special-purpose credit card bank. Direct Merchants Credit Card Bank, National Association, located in Salt Lake City, Utah was chartered as a national banking association on February 14, 1995. On July 13, 1998, the Utah bank was merged into Interim National Bank, a national banking association located in Phoenix, Arizona, and an indirect subsidiary of Metris Companies Inc. The name of the surviving entity was changed to Direct Merchants Credit Card Bank, National Association. Its principal executive offices are located at 17600 North Perimeter Drive, Scottsdale, Arizona 85255, telephone number (480) 375-4000. Any references to Direct Merchants Credit Card Bank, National Association, before July 13, 1998 are references to the Utah bank entity.

     On a managed basis, Direct Merchants Bank maintained loan accounts with aggregate outstanding balances of approximately $2,209,944,000 as of March 31, 2002. Of this amount, approximately $2,209,944,000 were MasterCard(R) and VISA(R) credit card loans originated in accounts of United States cardholders. As of March 31, 2002, Direct Merchants Bank had total assets of approximately $2,283,976,000, total liabilities of approximately $1,924,152,000, deposits of approximately $1,728,986,000 and total equity capital of approximately $359,824,000. Direct Merchants Bank is a national bank insured through the FDIC and is regulated by the Office of the Comptroller of the Currency.

                         DESCRIPTION OF THE SECURITIES

     The securities will be issued in series. Each series will represent an interest in the trust other than the interests represented by any other series of securities issued by the trust (which may include series offered pursuant to this prospectus) and the interest of the transferor in the trust. Each series will be issued pursuant to the pooling and servicing agreement and a series supplement to the pooling and servicing agreement. The prospectus supplement for each series will describe any provisions of the pooling and servicing agreement relating to that series which may differ materially from the pooling and servicing agreement filed as an exhibit to the registration statement.

     The following summaries describe certain provisions common to each series of securities or which may be applicable to any series of securities. The summaries are not complete and are subject to, and are qualified by, all of the provisions of the pooling and servicing agreement and the related series supplement.

GENERAL

     The securities of each series will represent interests in certain assets of the trust, including the right to the applicable Investor Percentage of all cardholder payments on the receivables in the trust. The Investor Percentage will be based on the Invested Amount. The Invested Amount of any series is based on the aggregate amount of the principal receivables in the trust allocated to any series. The transferor's interest in the trust is based on the aggregate amount of principal receivables in the trust not allocated to the holders of any series of securities or to any related credit enhancement provider.

     The transferor initially will be the holder of the Exchangeable Transferor Security. At the discretion of the transferor, its interest in the trust may be held either in an uncertificated form or in the form of an Exchangeable Transferor Security. When we refer to the "holder of the Exchangeable Transferor Security," we are referring to the transferor regardless of whether its interest is held in an uncertificated form or in the form of an Exchangeable Transferor Security. The holder of the Exchangeable Transferor Security holds an undivided interest in the trust, including the right to the Transferor Percentage of all cardholder payments on the receivables in the trust. The Transferor Percentage is equal to 100% minus the sum of the applicable investor allocation percentages (which will not exceed 100%) for all series of securities then outstanding. See "--Certain Matters Regarding the Transferor and the Servicer" in this prospectus.

     Unless otherwise specified in the related prospectus supplement, during the Revolving Period, following the Funding Period, if any, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Dilution" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are transferred to the trust and others are paid or charged off. The amount of the transferor's interest in the trust (or the amount in the excess funding account) will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the trust unless and to the extent that one or more outstanding or newly-issued series absorb the change. When a series is amortizing, the Invested Amount will decline as payments of principal receivables are collected and distributed to the related securityholders. As a result, unless and to the extent that one or more outstanding or newly-issued series absorb an increase, the interest of the transferor in the trust will generally increase each month during an Accumulation Period or other Amortization Period for any series to reflect the reductions in the Invested Amount of the securities and will also change to reflect the variations in the amount of the principal receivables in the trust. The transferor's interest in the trust may be also reduced as the result of the issuance of a new series of securities. See "--New Issuances" in this prospectus.

     Each series of securities may consist of one or more classes, one or more of which may be senior securities and one or more of which may be subordinated securities. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Invested Amount with respect to a series with more than one class will be allocated among the classes as described in the related prospectus supplement. The securities of a class may differ from securities of other classes of the same series in, among other things, the amounts allocated to principal payments, maturity date, interest rate and the availability of credit enhancement.

     For each series of securities, payments of interest and principal will be made on distribution dates specified in the related prospectus supplement to securityholders in whose names the securities were registered on the Record Dates specified in the related prospectus supplement. Interest will be distributed to securityholders in the amounts, for the periods and on the dates specified in the related prospectus supplement.

     Securities of each series initially will be represented by securities registered in the name of the nominee of The Depository Trust Company, except as set forth below. Unless otherwise specified in the related prospectus supplement, with respect to each series of securities, beneficial interests in the securities will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in book-entry form only. The transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of securities. No owner of beneficial interests in the securities acquiring an interest in the securities will be entitled to receive a certificate representing that person's interest in the securities. Unless and until securities in fully registered, certificated form are issued for any series under the limited circumstances described in this prospectus:

     - all references in this prospectus or any related prospectus supplement to actions by securityholders will refer to actions taken by DTC upon instructions from its participants; and

     - the trustee will not consider a security owner to be a securityholder (as that term is used in the pooling and servicing agreement) and all references in this prospectus or any related prospectus supplement to distributions, notices, reports and statements to securityholders will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the securities, as the case may be, for distribution to the beneficial owners of the securities in accordance with DTC procedures.

     If so specified in the prospectus supplement relating to a series, application will be made to list the securities of that series, or all or a portion of any class of that series, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     Securityholders may hold their securities through DTC (in the United States) or Clearstream Banking, societe anonyme or the Euroclear System (in Europe), each of which in turn holds through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems.

     Cede & Co., as nominee for DTC, will hold the global securities. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective Depositaries which in turn will hold positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers (who may include the underwriters of any series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, any cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in the securities settled during this day of processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual beneficial owner of securities is in turn to be recorded on the DTC participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive securities representing their ownership interest in securities, except in the event that use of the book-entry system for the securities is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the DTC participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the securities are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the securities will be made to DTC. DTC's practice is to credit DTC participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the DTC participant and not of DTC, the trustee or the transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of those payments to DTC participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to the transferor or the trustee. Under those circumstances, if a successor securities depository is not obtained, definitive securities are required to be printed and delivered. The transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, definitive securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the transferor believes to be reliable, but the transferor takes no responsibility for the accuracy thereof.

     Clearstream Banking, societe anonyme is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of securities. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

     The Euroclear System is operated by Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the pooling and servicing agreement on behalf of a Clearstream customer or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC and Euroclear and customers of Clearstream, they are under no obligation to perform or continue to perform those procedures and may discontinue the procedures at any time.

DEFINITIVE SECURITIES

     The securities of a series offered by this prospectus will be issued as definitive securities to owners of beneficial interests in the securities, rather than to DTC or its nominee, only if:

          (a) the transferor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the transferor is unable to locate a qualified successor;

          (b) the transferor, at its option, elects to terminate the book-entry system through DTC; or

          (c) after the occurrence of a Servicer Default, owners of beneficial interests in the securities of a series representing not less than 50% (or any other percentage specified in the related prospectus supplement) of the Invested Amount of that series advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC is no longer in the best interest of the owners of beneficial interests in the securities of that series.

     Upon the occurrence of any of these events, DTC is required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the definitive certificate representing the securities and instructions for registration, the trustee will issue the securities as definitive securities, and from that point on the trustee will recognize the holders of the definitive securities as securityholders under the pooling and servicing agreement.

     Distribution of principal and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth here and in the pooling and servicing agreement. Interest payments and any principal payments on each Distribution Date will be made to securityholders in whose names the definitive securities were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the trustee. However, the final payment on any security will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to securityholders. The trustee will provide notice to registered securityholders by mail, not later than the fifth day of the month of the final distributions.

     Definitive securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sufficient amount to cover any related tax or other governmental charge imposed. The transfer agent and registrar will not be required to register the transfer or exchange of definitive securities for the period from the Record Date preceding any payment due date to the Distribution Date with respect to the definitive securities.

     If any securities are listed on the Luxembourg Stock Exchange, upon surrender by the depository of the definitive securities representing the securities and instructions for registration, the trustee will also issue and make available the securities as definitive securities to all holders thereof through the office of the listing agent in Luxembourg and the trustee will recognize the holders of definitive securities as securityholders pursuant to the pooling and servicing agreement. The final payment of any security may also be made upon presentation and surrender of the definitive security at the office of the listing agent in Luxembourg as specified in the notice of final distribution to securityholders. A notice of the final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of the final distribution. Definitive securities will also be transferable and exchangeable at the offices of the listing agent in Luxembourg. With respect to any transfer of definitive securities in part, the new definitive securities registered in the names specified by the transferee and the original transferor will be available at the offices of the listing agent in Luxembourg.

INTEREST

     Interest will accrue on the securities of a series or class offered by this prospectus from the closing date at the per annum rate either specified in or determined in the manner specified in the related prospectus supplement. If the prospectus supplement for a series of securities so provides, the security rate and dates for payment of interest applicable to each security of that series may be subject to adjustment from time to time. Any adjustment of the security rate would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the prospectus supplement for that series. Except as otherwise provided in this prospectus or in the related prospectus supplement, collections of finance charge receivables and certain other amounts allocable to the series offered by this prospectus will be used to make interest payments to securityholders of that series on each interest payment date specified in the related prospectus supplement.

     If the interest payment dates for a series or class occur less frequently than monthly, collections or other amounts (or the portion of those amounts allocable to that class) will be deposited in one or more interest funding accounts and used to make interest payments to securityholders of that series or class on the following interest payment date. If a series has more than one class of securities, each class may have a separate interest funding account. Funds on deposit in an interest funding account will be invested in Cash Equivalents. Interest with respect to the securities of each series offered by this prospectus will accrue and be calculated on the basis described in the related prospectus supplement.

     The prospectus supplement relating to each series of securities and each class of that series will describe:

     - the amounts and sources of interest payments to be made;

     - the security rate; and

     - for a series or class of that series bearing interest at a floating or a variable security rate:

      - the initial security rate or the dates and the manner for determining the initial security rate;

      - the dates and the manner for determining subsequent security rates; and

      - the formula, index or other method by which the security rates are determined.

PRINCIPAL

     During the Revolving Period for each series of securities offered by this prospectus, no principal payments will be made to the securityholders of that series. During an Accumulation Period or other Amortization Period, principal will be paid to the securityholders in the amounts and on the dates specified in the related prospectus supplement or will be accumulated in a principal account for later distribution to securityholders on a scheduled payment date in the amounts specified in the related prospectus supplement.

     During the Accumulation Period, the trustee at the direction of the servicer will transfer from the principal account to one or more principal funding accounts collections of principal receivables for the securityholders (other than redirected principal collections) and Shared Principal Collections from other series, if any, allocated to the securities as described below under "--Application of Collections." Principal payments for any series or class of that series will be funded from collections of principal receivables received during the related Monthly Period or Monthly Periods as specified in the related prospectus supplement and allocated to the securityholders of that series or class and from certain other sources specified in the related prospectus supplement. In the case of a series with more than one class of securities, the securityholders of one or more classes may receive payments of principal at different times. The related prospectus supplement will describe the manner, timing and priority of payments of principal to securityholders of each class.

     Funds on deposit in any principal funding account applicable to a series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related prospectus supplement intended to assure a specified rate of return on the investment of those funds. To enhance the likelihood of the payment in full of the principal amount of a series of securities or class of that series at the end of an Accumulation Period, a series of securities or class of that series may be subject to a principal guaranty or other similar arrangement specified in the related prospectus supplement.

REVOLVING PERIOD

     Unless otherwise specified in the related prospectus supplement, each class of securities will begin with a Revolving Period during which the trust will not pay, or accumulate, principal for the related securityholders. The trust, subject to certain limitations, will pay available principal to the holder of the Exchangeable Transferor Security but may pay amounts due to holders of securities of other series. See "Description of the Securities--Pay Out Events" in this prospectus and "Description of Series Provisions--Pay Out Events" in the related prospectus supplement for a discussion of the events which might lead to early termination of the Revolving Period.

CONTROLLED AMORTIZATION PERIOD

     If a class of securities has a Controlled Amortization Period, the trust will pay available principal to those securityholders on each Distribution Date during the Controlled Amortization Period in a fixed amount plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment. The Controlled Amortization Period for a class starts on the date specified in the related prospectus supplement and ends when any one of the following occurs:

     - the Invested Amount for the class is paid in full;

     - an Early Amortization Period starts; or

     - the series termination date.

PRINCIPAL AMORTIZATION PERIOD

     If a class of securities has a Principal Amortization Period, the trust will pay available principal to those securityholders on each Distribution Date during the Principal Amortization Period. If a series has more than one class, each class may have a different priority for payment. The Principal Amortization Period for a class starts on the date specified in the related prospectus supplement and ends when any one of the following occurs:

     - the Invested Amount for the class is paid in full;

     - an Early Amortization Period starts; or

     - the series termination date.

ACCUMULATION PERIOD

     If a class of securities has an Accumulation Period, the trust will transfer on each Transfer Date specified in the related prospectus supplement certain fixed amounts from the principal account to a principal funding account. These amounts will be used to make distributions of principal to the securityholders of that series on its scheduled payment date. If the series has more than one class, each class may have a different priority for payment.

     The Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related prospectus supplement and continue until the earliest of:

     - the commencement of the Early Amortization Period, or, if the Accumulation Period is a Controlled Accumulation Period and if so specified in the related prospectus supplement, the commencement of an Early Accumulation Period;

     - the Invested Amount for the class is paid in full; and

     - the series termination date.

     Funds on deposit in any principal funding account may be invested in Cash Equivalents or subject to a guaranteed rate or investment agreement or other arrangement intended to assure a minimum return on the investment of those funds. Investment earnings on those funds may be applied to pay interest on the related series of securities. To enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a series of securities, a series or any class of that series may be subject to a principal payment guaranty or other similar arrangement.

EARLY AMORTIZATION PERIOD

     If a class of certificates is in an Early Amortization Period, the trust will pay available principal to those securityholders on each Distribution Date and, in certain circumstances to the credit enhancement provider. If the series has more than one class, each class may have a different priority for payment. In addition, upon the commencement of the Early Amortization Period with respect to any class of securities, any funds on deposit in a principal funding account with respect to that class will be paid to those securityholders on the first Distribution Date of the Early Amortization Period. The Early Amortization Period starts on the day a Pay Out Event occurs. The Early Amortization Period ends when any of the following occurs:

     - the Invested Amount for the class is paid in full; or

     - the series termination date.

DISCOUNT OPTION

     The transferor has the option to reclassify a percentage of the amount of principal receivables arising in the trust portfolio on and after the date of the reclassification to be treated as finance charge receivables. The circumstances under which the transferor may exercise its option to discount principal receivables may include a time when the portfolio yield is declining and principal receivables are available in sufficient quantity to allow for discounting.

     The transferor may, without notice to or consent of the securityholders, from time to time, increase (subject to the limitations described below), reduce or eliminate this discounting percentage as it applies to principal receivables arising in the trust portfolio on and after the date of the change. The transferor must provide 15 days' prior written notice to the servicer, the trustee and each Rating Agency of any increase, reduction or elimination. The increase, reduction or elimination will become effective on the date specified in the written notice only if:

          (a) the transferor reasonably believes that the increase, reduction or elimination will not at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any series; and

          (b) the transferor and the trustee have received written notice from each Rating Agency that the change will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities.

     On each date of processing after the date on which the transferor's exercise of its discount option takes effect, and with respect to receivables generated on and after that date, collections in an amount equal to the product of:

          (a) a fraction the numerator of which is the amount of discount option receivables and the denominator of which is the sum of the aggregate amount of principal receivables and discount option receivables, in each case (for the numerator and the denominator) at the end of the prior date of processing;

          (b) collections of principal receivables and discount option receivables received on the current date of processing; and

          (c) a fraction the numerator of which is the aggregate amount of principal receivables (not including principal receivables that were reclassified as finance charge receivables) arising on each date of processing falling on or after the date on which the transferor's exercise of its discount option takes effect, and the denominator of which is the aggregate principal receivables on the current date of processing;

will be deemed collections of finance charge receivables and will be applied accordingly.

     For purposes of the calculation above, "DISCOUNT OPTION RECEIVABLES" means, on and after the date on which the transferor's exercise of its discount option takes effect, the sum of (i) the aggregate amount of principal receivables reclassified as finance charge receivables as of the end of the prior date of processing (which amount, prior to the date on which the transferor's exercise of its discount option takes effect, and with respect to receivables generated prior to that date, will be zero), plus (ii) the product of (A) the amount of principal receivables generated on the current date of processing (prior to any reclassification as finance charge receivables) times (B) the discounting percentage in effect, minus (iii) any collections received on the current date of processing in respect of principal receivables previously reclassified as finance charge receivables.

     Any reclassification of principal receivables as finance charge receivables would:

     - increase the total amount of finance charge receivables available, and would have a corresponding increase in the portfolio yield.

     - reduce the total amount of principal receivables in the trust, and would have a corresponding decrease in the transferor's interest in the trust.

     The effect of these events, therefore, would be to decrease the likelihood of a Pay Out Event that might otherwise result from reduced portfolio yield in relation to the base rate. At the same time, these events would increase the likelihood that the transferor would be required to add principal receivables to the trust.

     The transferor is under no obligation to reclassify any principal receivables as finance charge receivables and we cannot assure you that the transferor would do so to avoid a Pay Out Event.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     On or about May 30, 1995, Metris Receivables, Inc. transferred to the trust its interest in the receivables outstanding on that date, the receivables subsequently created and the proceeds of those receivables. Prior to this transfer, pursuant to a purchase agreement between Fingerhut Companies, Inc. and Metris Receivables, Inc., Fingerhut sold to Metris Receivables, Inc. its interest in the receivables under the purchase agreement. Prior to this sale, pursuant to a purchase agreement between Direct Merchants Bank and Fingerhut, Direct Merchants Bank sold to Fingerhut its interest in the receivables existing on the date of the related purchase agreement and the receivables subsequently arising from time to time.

     Subsequently, in connection with the realignment of Fingerhut's subsidiaries in September 1996, Fingerhut assigned to Metris Companies Inc. all of Fingerhut's rights and obligations under the purchase agreement with Metris Receivables, Inc. and all of Fingerhut's rights and obligations under the purchase agreement with Direct Merchants Bank.

     Direct Merchants Bank for itself and as servicer has identified in its computer files the receivables that are in the trust portfolio. Direct Merchants Bank, as initial servicer, retains and will not deliver to the trustee any other records or agreements relating to the receivables in the trust. The records and agreements relating to the receivables in the trust will not be segregated from those relating to other accounts and receivables of Direct Merchants Bank and the physical documentation relating to receivables in the trust will not be stamped or marked to reflect their transfer to the trust. The trustee will have reasonable access to any records and agreements as required by applicable law or to enforce the rights of the securityholders. Direct Merchants Bank has filed one or more UCC-1 financing statements to perfect the interest of Fingerhut (as predecessor to Metris Companies Inc. under the purchase agreement with Direct Merchants Bank) in the receivables and a UCC-3 financing statement reflecting Fingerhut's assignment of its interest in the receivables to Metris Companies Inc. Fingerhut (as predecessor to Metris Companies Inc. under the purchase agreement with Metris Receivables, Inc.) has filed one or more UCC-1 financing statements to perfect Metris Receivables, Inc.'s interest in the receivables. The transferor, in turn, has filed one or more UCC-1 financing statements to perfect the trust's interest in the receivables. See "Certain Legal Aspects of the Receivables" in this prospectus.

NEW ISSUANCES

     The pooling and servicing agreement provides that, pursuant to any one or more series supplements, the holder of the Exchangeable Transferor Security may cause the trustee to issue one or more new series and a newly issued Exchangeable Transferor Security, if applicable.

     Under the pooling and servicing agreement, the holder of the Exchangeable Transferor Security may define the principal terms of any newly issued series. Each series issued may have different terms and enhancements than any other series.

     None of the transferor, the servicer, the trustee, or the trust is required or intends to obtain the consent of any securityholder to issue any additional series or to determine the terms of those series. However, before a new series is issued, the holder of the Exchangeable Transferor Security will deliver to the trustee written confirmation from each Rating Agency that has rated any outstanding class of any series of securities that the issuance of the new series will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities.

     The transferor may offer any series to the public or other investors in transactions either registered under the Securities Act of 1933, as amended or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. Any series may be issued in fully registered or book-entry form in minimum denominations determined by the transferor. The transferor currently intends to offer, from time to time, additional series.

     The pooling and servicing agreement provides that the holder of the Exchangeable Transferor Security may issue new series and define the terms so that each series issued has a different term over which its principal amount will amortize. Therefore, one or more series may be in their Amortization Periods while other series are not. Moreover, any series may have the benefit of a credit enhancement that is available only to that series. Under the pooling and servicing agreement, the trustee will hold any form of credit enhancement only on behalf of the series with respect to which it relates. Likewise, with respect to each form of credit enhancement, the holder of the Exchangeable Transferor Security may deliver a different form of credit enhancement agreement. The pooling and servicing agreement also provides that the holder of the Exchangeable Transferor Security may specify different coupon rates and monthly servicing fees with respect to each series (or a particular class within that series). Collections allocated to finance charge receivables not used to pay interest on the securities, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any series will be allocated as provided in the credit enhancement agreement, if applicable. The holder of the Exchangeable Transferor Security also has the option under the pooling and servicing agreement to vary between series the terms upon which a series (or a particular class within a series) may be repurchased by the transferor or remarketed to other investors. Additionally, certain series may be subordinated to other series, and classes within a series may have different priorities.

     There is no limit to the number of new issuances that may be performed under the pooling and servicing agreement. The trust will terminate only as provided in the pooling and servicing agreement.

     Under the pooling and servicing agreement, the holder of the Exchangeable Transferor Security may issue new series by notifying the trustee at least five Business Days in advance of the date upon which the new issuance is to occur. The notice will state the designation of any series to be issued on the date of the new issuance and, with respect to each series:

          (a) its initial Invested Amount (or method for calculating the amount);

          (b) its interest rate (or the method of allocating interest payments or other cash flows to the series); and

          (c) the provider of the credit enhancement, if any, which is expected to provide credit support with respect to it.

     The pooling and servicing agreement provides that on the date of the new issuance the trustee will authenticate any series only upon delivery to the trustee of the following:

          (a) a series supplement specifying the terms of the series;

          (b) a Tax Opinion;

          (c) if required by the series supplement, the form of credit enhancement and an appropriate credit enhancement agreement with respect thereto executed by the transferor and the issuer of the credit enhancement;

          (d) written confirmation from each Rating Agency that the new issuance will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

          (e) if applicable, the existing Exchangeable Transferor Security; and

          (f) an officer's certificate of the transferor stating that, after giving effect to the new issuance, (i) the transferor's interest in the trust would be at least equal to the Minimum Transferor Interest and (ii) the Retained Interest equals or exceeds a specified minimum size.

     Under the pooling and servicing agreement, the transferor may also exchange the Exchangeable Transferor Security for a newly issued Exchangeable Transferor Security and a second security, the terms of which will be defined in a supplement to the pooling and servicing agreement.

REPRESENTATIONS AND WARRANTIES

     The transferor makes certain representations and warranties in accordance with the pooling and servicing agreement with respect to each series on the closing date for that series, including:

          (a) the transferor is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the pooling and servicing agreement, the related series supplement, and the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables;

          (b) the transferor is duly qualified to do business and is in good standing (or is exempt from that requirement) in any state required to conduct its business and has obtained all necessary licenses and approvals required under federal and Delaware law. However, no representation or warranty is made with respect to any qualifications, licenses or approvals which the trustee would have to obtain to do business in any state in which the trustee seeks to enforce any receivable;

          (c) the execution and delivery by the transferor of the pooling and servicing agreement, the related series supplement, and the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables, and the consummation by the transferor of the transactions provided for in those agreements, have been duly authorized by the transferor by all necessary corporate action on its part;

          (d) each of the pooling and servicing agreement, the related series supplement, and the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables constitutes a legal, valid and binding obligation of the transferor; and

          (e) the transfer of receivables by it to the trustee under the pooling and servicing agreement constitutes either (i) a valid transfer to the trustee of its interest in the receivables and the proceeds of those receivables and amounts in any of the accounts established for the benefit of securityholders free and clear of any lien of any person claiming through the transferor (except for Permitted Liens and certain rights of the transferor) or (ii) the grant of a first priority perfected security interest in those receivables and the proceeds of those receivables (including amounts in any of the accounts established for the benefit of securityholders).

     If the transferor breaches any of these representations and warranties, either the trustee or the holders of securities evidencing undivided interests in the trust aggregating more than 50% of the invested amount of the related series may notify the transferor (and the trustee and the servicer if the notice is given by the securityholders of any series) and may direct the transferor to accept reassignment of an amount of principal receivables equal to the invested amount to be reassigned (as described below) within 60 days of the notice, or within any longer period specified in the notice. The transferor must accept reassignment of those receivables on a Distribution Date occurring within the applicable period. The reassignment will not be required to be made, however, if at any time during the applicable period the representations and warranties are then true and correct in all material respects.

     The amount to be deposited by the transferor for distribution to securityholders in connection with the reassignment will be equal to the invested amount for all series of securities, other than any variable funding securities, required to be reassigned at the end of the day on the Business Day preceding the Distribution Date on which the reassignment is scheduled to be made. For any variable funding securities, the amount to be deposited by the transfer will be equal to:

          (a) the invested amount as of the Distribution Date on which the reassignment is scheduled to be made; less

          (b) the amount, if any, previously allocated for payment of principal to the securityholders on the related Distribution Date; plus

          (c) an amount equal to all interest accrued but unpaid on the securities at the applicable interest rate through the last day of the related interest period; less

          (d) the amount transferred to the distribution account from the interest funding account for payment of interest on the securities for the month ending on the last day of the Monthly Period.

     The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the investor interest for all series of securities required to be repurchased and will be distributed upon presentation and surrender of the securities for each series. If the trustee or the securityholders give a notice as provided above, the obligation of the transferor to make any deposit will constitute the sole remedy available to the trustee and the securityholders with respect to any breach by the transferor of the specified representations and warranties.

     Pursuant to the pooling and servicing agreement, the transferor also represents and warrants that:

          (a) the execution and delivery by the transferor of the pooling and servicing agreement, the related series supplement, and the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables, and the performance by the transferor of the transactions contemplated in those agreements do not contravene the transferor's charter or by-laws, violate any material provision of law applicable to it or require any filing (except for UCC filings), registration, consent, or approval under any law except for any filings, registrations, consents or approvals as have already been obtained and are in full force and effect;

          (b) except as described in the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables, the transferor has filed all material tax returns required to be filed by the transferor and has paid or made adequate provision for the payment of all material taxes, assessments, and other governmental charges due from the transferor is contesting any tax, assessment or other governmental charge in good faith through appropriate proceedings;

          (c) there are no proceedings or investigations pending or, to the best knowledge of the transferor, threatened against the transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the pooling and servicing agreement, the related series supplement and the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables, seeking to prevent the consummation of any of the transactions contemplated by those agreements, seeking any determination or ruling that would materially and adversely affect the performance by the transferor of its obligations under those agreements, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of those agreements or of the tax attributes of the trust;

          (d) each receivable is an account receivable arising out of the performance by the applicable Credit Card Originator in accordance with the terms of the contract giving rise to any receivable;

          (e) on the applicable date of the addition of any account to the trust portfolio, that account is an Eligible Account and each receivable contained in that account on the applicable date and conveyed to the trustee by the transferor is an Eligible Receivable;

          (f) the transferor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (or is exempt from all of its provisions);

          (g) the transferor is not insolvent; and

          (h) the transferor is the legal and beneficial owner of all right, title and interest in and to each receivable conveyed to the trustee by the transferor pursuant to the pooling and servicing agreement, and each receivable has been or will be transferred to the trustee free and clear of any lien other than Permitted Liens and in compliance in all material respects with all requirements of law applicable to the transferor.

     If any representation or warranty made by the transferor in the pooling and servicing agreement or the related series supplement proves to have been incorrect in any material respect when made, and as a result the interests of the securityholders are materially adversely affected, and that representation or warranty continues to be incorrect for 60 days after notice to the transferor by the trustee, or to the transferor and the trustee by more than 50% of the Invested Amount, and the interests of the securityholders continues to be materially adversely affected during that period, then the trustee or 50% of the aggregate unpaid principal amount of any class may give notice to the transferor (and to the trustee in the latter instance) declaring that a Pay Out Event has occurred, commencing the Early Amortization Period. However, a Pay Out Event will not be deemed to have occurred if the transferor has accepted a reassignment of the affected receivables during that period in accordance with the pooling and servicing agreement.

     It is not required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects or compliance with the transferor's representations and warranties or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the trust in and to the receivables and certain other components of the trust.

CERTAIN COVENANTS

     The transferor makes certain covenants in accordance with the pooling and servicing agreement, including:

          (a) it will take no action to cause any receivable to be evidenced by any instrument or chattel paper, except in connection with the enforcement or collection of a receivable;

          (b) except for the conveyances under the pooling and servicing agreement, it will not sell any receivable or grant a lien (other than a Permitted Lien) on any receivable;

          (c) it will notify the trustee promptly after becoming aware of any lien on any receivable in the trust portfolio other than Permitted Liens;

          (d) it will take all actions necessary to enforce its rights and claims under the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables;

          (e) it will promptly provide the trustee any notices, reports or certificates given or delivered under the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables;

          (f) in the event it receives a collection on any receivable, it will deposit those collections to the collection account within two Business Days; and

          (g) except as permitted by the pooling and servicing agreement, it will not commingle its assets with those of Direct Merchants Bank or Metris Companies Inc. or any of their affiliates.

ADDITION OF TRUST ASSETS

     During the period from May 30, 1995 through May 31, 1996 and during the period from June 7, 1996 through November 5, 1996 all accounts were transferred automatically to the trust upon purchase by the transferor. The transferor has elected to suspend the automatic inclusion of accounts until a Restart Date is identified in writing by the transferor, at its option, to the trustee, the servicer and each Rating Agency at least ten days in advance. On and prior to the Restart Date, the transferor may, by giving ten Business Days' notice to the trustee and each Rating Agency, but will not be obligated to, designate from time to time accounts to be included in the trust by account addition. The transferor has periodically made account additions to the trust and intends, although no assurance can be given, to continue this practice.

     In addition, prior to the Restart Date, if:

          (a) on the tenth Business Day prior to any Determination Date, the transferor's interest in the trust for the related Monthly Period is less than the Minimum Transferor Interest, the transferor is required to designate accounts to be included in the trust in a sufficient amount so that the transferor's interest in the trust as a percentage of the aggregate principal receivables for the related Monthly Period after giving effect to the addition is at least equal to the Minimum Transferor Interest; or

          (b) on any Record Date, the aggregate principal receivables are less than the Minimum Aggregate Principal Receivables, the transferor is required to designate accounts to be included in the trust in a sufficient amount that the aggregate principal receivables will be equal to or greater than the Minimum Aggregate Principal Receivables.

Receivables from the assigned accounts will be transferred to the trust on or before the tenth Business Day following the Record Date. On any day on which an account addition is scheduled to occur, the receivables in those accounts will be included as Eligible Receivables if those receivables meet the definition of "Eligible Receivables."

     The transferor has conveyed, and will continue to convey, to the trust all receivables arising in the accounts in the trust portfolio until the termination of the trust.

     Prior to the Restart Date, any transfer of receivables in connection with account additions will meet the following conditions:

          (a) on or before the fifth Business Day prior to the date of an account addition with respect to required account additions or on or before the tenth Business Day prior to the date of addition with respect to optional account additions, the transferor will give the trustee, each Rating Agency and the servicer written notice of the addition;

          (b) on or before the date of the account addition, the transferor and the trustee will execute a written assignment agreement and the transferor will have indicated in its computer files that the receivables created in connection with the accounts to be added to the trust have been transferred to the trustee and, as an exhibit to the assignment agreement, the transferor will include an account schedule indicating each account that has been added to the trust;

          (c) the transferor will represent and warrant that (i) no selection procedure that is materially adverse to the interests of the securityholders was used in selecting the accounts to be added to the trust and (ii) on the account addition date, the transferor is not insolvent and will not be rendered insolvent upon the transfer of receivables to the trust;

          (d) the transferor will represent and warrant that, on the date of addition, the assignment constitutes either (i) a valid transfer and assignment to the trustee of its interest in the receivables then existing and thereafter created and arising in connection with the accounts to be designated to the trust and the proceeds of those receivables or (ii) a grant of a security interest (as defined in the Uniform Commercial Code as in effect in the relevant state for perfection purposes) in the property to the trustee, which is enforceable as to the then existing receivables of the accounts to be added to the trust and the proceeds of those receivables upon the conveyance of those receivables to the trustee, and which will be enforceable with respect to the receivables thereafter created by those accounts designated on the date of addition and the proceeds of those receivables upon their creation, and (iii) if the assignment constitutes the grant of a security interest to the trustee, upon the filing of a financing statement with respect to those newly added accounts and in the case of the receivables thereafter created in those accounts and the proceeds of those receivables, upon their creation, the trustee will have a first priority perfected security interest in that property, except for Permitted Liens;

          (e) the transferor will deliver to the trustee an officer's certificate of the transferor confirming the items set forth in clause (b) above; and

          (f) the transferor will deliver to the trustee an opinion of counsel with respect to the trustee's security interest in the receivables in the newly added accounts (with a copy to the Rating Agencies).

     Prior to the Restart Date, as a general matter, the transferor can transfer receivables to the trust in connection with account additions without obtaining written notice from each Rating Agency that the addition of those accounts will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities if the number of accounts which have been added to the trust portfolio since:

          (i) the first day of the eleventh preceding Monthly Period minus the number of accounts of the type described in clause (b) of the definition of "Approved Account" which have been added to the trust portfolio since the first day of the eleventh preceding Monthly Period do not exceed 20% of the number of accounts in the trust portfolio on the first day of the eleventh preceding Monthly Period; and

          (ii) the first day of the second preceding Monthly Period minus the number of accounts of the type described in clause (b) of the definition of "Approved Accounts" which have been added to the trust portfolio since the first day of the second preceding Monthly Period do not exceed 15% of the number of accounts in the trust portfolio on the first day of the second preceding Monthly Period.

Nevertheless, the transferor may elect, and in some circumstances may be required, to obtain written notice from each Rating Agency that the addition of accounts to the trust portfolio would not result in the reduction or withdrawal of its then existing rating of any class of any series of securities then outstanding. In computing the calculations described in (i) and (ii) above, the transferor will not include any accounts added to the trust portfolio that were added upon receipt of this written notice from each Rating Agency.

     On or after the Restart Date, accounts will be automatically added to the trust and their receivables will be designated for inclusion in the trust if, unless each Rating Agency otherwise consents, the following conditions are met:

          (a) the number of accounts the receivables of which are automatically designated to be included in the trust since (i) the first day of the eleventh preceding Monthly Period minus the number of accounts of the type described in clause (b) of the definition of "Approved Account" which have been added on the initial day of the addition of that type of account pursuant to that clause (b) since the first day of the eleventh preceding Monthly Period will not exceed 20% of the number of accounts in the trust portfolio on the first day of the eleventh preceding Monthly Period, and

          (b) the first day of the second preceding Monthly Period minus the number of accounts of the type described in clause (b) of the definition of "Approved Accounts" which have been added on the initial day of the addition of that type of account pursuant to that clause (b) since the first day of the second preceding Monthly Period will not exceed 15% of the number of accounts in the trust portfolio on the first day of the second preceding Monthly Period.

The automatic addition of receivables in new accounts may be subject to additional conditions specified by the Rating Agencies.

     The transferor may designate revolving credit consumer credit card accounts which would otherwise be added to the trust portfolio as Excluded Accounts if the transferor delivers to the trustee a written notice clearly identifying the Excluded Accounts. If any designation is made after the trust acquires rights in those accounts, the designation of Excluded Accounts will only occur under the provisions for removals of accounts in the pooling and servicing agreement.

REMOVAL OF ACCOUNTS

     On each Determination Date that the transferor's interest in the trust is greater than the Minimum Transferor Interest, the transferor will have the right to require the reassignment to it or its designee of all the trust's right, title and interest in, to and under the receivables then existing and in the future created, all moneys due or to become due and all amounts and proceeds received with respect to the Accounts designated by the transferor, upon satisfaction of the following conditions:

          (a) on or before the fifth Business Day immediately preceding the removal date, the transferor will give the trustee and each Rating Agency written notice of the removal, specifying the approximate aggregate amount of the removal;

          (b) with respect to the accounts being removed, on or prior to the removal date, the transferor and the trustee will execute a written reassignment and the transferor will deliver to the trustee a true and complete list of the removed accounts;

          (c) the transferor will represent and warrant on the date of notice of the removal that no selection procedure was used by the transferor that is materially adverse to the interests of the securityholders in selecting the accounts to be removed;

          (d) the transferor will have delivered at least 20 days' (or such lesser number of days as each Rating Agency may agree) prior written notice (which may be given prior to the date of removal) of the removal to each Rating Agency that has rated any outstanding class of any series of securities and the trustee will have received written confirmation from each Rating Agency that the removal will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

          (e) the transferor will represent and warrant that the removal will not, in the reasonable belief of the transferor, cause, immediately or with the passage of time, a Pay Out Event to occur;

          (f) the Accounts to be removed will be selected at random by the transferor; and

          (g) the transferor will deliver to the trustee an officer's certificate of the transferor to the effect that the transferor has met the conditions for removal of accounts.

     Upon satisfaction of the above conditions, the removed accounts will no longer be deemed to constitute a part of the trust. However, the transferor may only remove accounts in the aggregate amount not greater than the lesser of:

          (a) the excess of the transferor's interest in the trust over the Minimum Transferor Interest; and

          (b) the excess of the aggregate amount of principal receivables over the Minimum Aggregate Principal Receivables.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the pooling and servicing agreement, the servicer is responsible for servicing, enforcing and administering the receivables and collecting payments on those receivables in a manner consistent with its customary and usual servicing procedures and the Credit and Collection Policy. Servicing functions to be performed by the servicer include statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with cardholders. See "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs." Managerial functions to be performed by the servicer on behalf of the trust include:

          (a) maintaining books and records of its servicing procedures and other matters pertinent to the receivables;

          (b) assisting the trustee with any inspections of those books and records pursuant to the pooling and servicing agreement;

          (c) preparing and delivering the monthly and annual statements described in "--Reports to Securityholders;" and

          (d) causing a firm of independent certified public accountants to prepare and deliver the annual reports described in "--Evidence as to Compliance."

TRUST ACCOUNTS

     The trustee will establish and maintain with a Qualified Institution in the name of the trustee, for the benefit of the securityholders of each series, an interest funding account and a principal account, each in a segregated trust account. The trustee has established a distribution account for the benefit of the securityholders of each series which is a non-interest bearing segregated demand deposit account maintained with a Qualified Institution. The trustee has also established, in the name of the trustee for the benefit of securityholders of all series, an excess funding account, which is a segregated trust account maintained with a Qualified Institution. Additionally, the servicer has established, in the name of the trustee, for the benefit of securityholders of all series, a collection account, which is a segregated account maintained with a Qualified Institution.

     Funds in each interest funding account and each principal account will be invested in Cash Equivalents.

     Any earnings (net of losses and investment expenses) on funds in the interest funding account and the principal account will be paid to the transferor. The servicer has the revocable power to withdraw funds from the collection account, and to instruct the trustee to make withdrawals and payments from the interest funding account and the principal account, in each case for the purpose of making deposits and distributions required under the pooling and servicing agreement, including the deposits and distributions described below in "--Application of Collections" and in "Description of Series Provisions--Application of Collections" in the related prospectus supplement. The paying agent has the revocable power to withdraw funds from the distribution account for the purpose of making distributions to securityholders. The paying agent initially will be the trustee.

DEPOSITS IN COLLECTION ACCOUNT

     The servicer will deposit into the collection account for the trust, no later than the second Business Day following the date of processing, any payment collected by the servicer on the receivables in the trust. On the same day as any deposit is made, the servicer will make the deposits and payments to the accounts and parties as indicated below. While Direct Merchants Bank or any affiliate of Direct Merchants Bank is the servicer, the servicer may make deposits and payments on a monthly basis on the related Transfer Date in an amount equal to the net amount of the deposits and payments which would have been made on a daily basis if:

          (a) (i) the servicer provides to the transferor and the trustee a letter of credit or other form of credit enhancement rated at least "P-1" by Moody's and at least "A-1" by Standard & Poor's; and

              (ii) the transferor has not received a notice from each Rating Agency that the servicer making payments monthly rather than daily would result in the lowering of the Rating Agency's then existing rating of any series of securities then outstanding; or

          (b) the servicer certifies to the transferor and the trustee that the servicer maintains a short-term credit rating of "P-1" by Moody's and of "A-1" by Standard & Poor's.

     If either of the conditions above is satisfied, payments on the receivables collected by the servicer will not be segregated from the assets of the servicer. Until the payments on the receivables collected by the servicer are deposited into the collection account, those funds may be used by the servicer for its own benefit, and the proceeds of any short-term investment of those funds will accrue to the servicer. While the servicer holds those payments, the servicer is permitted to use those funds for its own benefit, and the securityholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the servicer. The servicer does not pay a fee to the trust or any securityholder for any use by the servicer of those funds.

INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     The servicer will allocate between the Invested Amount of each series issued and outstanding (and between each class of each series) and the transferor's interest in the trust, and, in certain circumstances, the interest of certain enhancement providers, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all receivables in Defaulted Accounts. The servicer will make each allocation by using the applicable Investor Percentage of each series and the Transferor Percentage, and, in certain circumstances, the Enhancement Percentage for that series. The prospectus supplement relating to a series will specify the Investor Percentage and the Enhancement Percentage (or the method of calculating that percentage) with respect to the allocations of collections of principal receivables, finance charge receivables and receivables in Defaulted Accounts during the Revolving Period and any Accumulation Period or other

Amortization Period. In addition, for each series of securities having more than one class, the related prospectus supplement will specify the method of allocation between each class.

APPLICATION OF COLLECTIONS

     Except as otherwise provided below, on each Business Day, (a) the amount of collections of finance charge receivables available in the collection account allocable to each series, (b) the amount of collections of principal collections available in the collection account allocable to each series and (c) the receivables in Defaulted Accounts allocable to each series will be determined by the related series supplement. The servicer will, prior to the close of business on the day any collections are deposited in the collection account, cause the trustee to withdraw the required amounts from the collection account and cause the trustee to deposit those amounts into the applicable principal account, the applicable interest funding account, the excess funding account, or any other trust account or pay those amounts to the holder of the Exchangeable Transferor Security in accordance with the pooling and servicing agreement and the related series supplement.

     Throughout the existence of the trust, unless otherwise stated in any prospectus supplement, on each Business Day the servicer will allocate to the holder of the Exchangeable Transferor Security an amount equal to the product of:

          (a) the Transferor Percentage as of the end of the preceding Business Day; and

          (b) the aggregate amount of collections of principal receivables and collections of finance charge receivables available in the collection account.

     Generally, the servicer will pay that amount to the holder of the Exchangeable Transferor Security on each Business Day. However, when necessary to prevent the transferor's interest in the trust from being less than the Minimum Transferor Interest, the servicer will instead deposit those amounts in the excess funding account.

SHARED PRINCIPAL COLLECTIONS

     If specified in the related prospectus supplement, on each Business Day, Shared Principal Collections will be allocated to each outstanding series pro rata based on the Principal Shortfall, if any, for each series, and then, at the option of the transferor, any remainder may be applied as principal with respect to any variable funding securities. The servicer will pay any remaining Shared Principal Collections on the related Business Day to the transferor. However, if the transferor's interest in the trust as determined on that Business Day does not exceed the Minimum Transferor Interest, then any remaining Shared Principal Collections will be deposited in the excess funding account to the extent necessary to increase the transferor's interest in the trust above the Minimum Transferor Interest. Additionally, if an Accumulation Period or other Amortization Period has commenced and is continuing with respect to more than one outstanding series, any remaining Shared Principal Collections will be allocated to the applicable series pro rata based on the Investor Percentage for collections of principal receivables applicable for those series.

     In addition, if so specified in the related prospectus supplement, collections of principal collections otherwise payable to the transferor may be designated to be paid to the securityholders of the applicable series.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

     Collections of finance charge receivables on any Business Day in excess of the amounts necessary to make required payments on the related Business Day will be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other series then outstanding pro rata based upon the amount of the shortfall, if any, with respect to the other series. If so specified in the related prospectus supplement, any collections of finance charge receivables remaining after covering shortfalls with respect to all outstanding series will be paid to the servicer to cover certain costs and expenses and then to the transferor.

     In addition, if so specified in the related prospectus supplement, collections of finance charge receivables otherwise payable to the transferor may be designated to be paid to the securityholders of the applicable series.

EXCESS FUNDING ACCOUNT

     The trustee has established and will maintain in the name of the trustee, for the benefit of the securityholders of all series, an excess funding account as a segregated account with a Qualified Institution. The servicer has the power, revocable by the trustee, to make withdrawals and payments from the excess funding account for the purpose of carrying out the servicer's or the trustee's duties. If (a)(i) there are no series in an Accumulation Period or other Amortization Period or (ii) if all series in an Accumulation Period or other Amortization Period have fully funded the principal account for the applicable period and (b) the transferor's interest in the trust is less than the Minimum Transferor Interest, then any funds that would otherwise be paid to the transferor will be deposited into the excess funding account on each Business Day until the transferor's interest in the trust is at least equal to the Minimum Transferor Interest. However, if the transferor's interest in the trust later exceeds the Minimum Transferor Interest, the transferor may have the option to have the funds on deposit in the excess funding withdrawn and paid to the transferor. Deposits in and withdrawals from the excess funding account may be made on a daily basis.

     Any funds on deposit in the excess funding account at the beginning of an Accumulation Period or other Amortization Period for any series will be deposited in the principal account as part of principal for any Distribution Date. If more than one series begins its accumulation period or amortization period at the same time, amounts on deposit in the excess funding account will be paid out to each applicable series pro rata based on the aggregate invested amount of each series. In addition, no funds allocated to the securities will be deposited in the excess funding account during any Accumulation Period or other Amortization Period for any series until the principal funding account for that series for the related Distribution Date has been fully funded or the securities of that series have been paid all amounts owed.

     Funds on deposit in the excess funding account will be invested by the trustee at the direction of the servicer in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the excess funding account since the preceding Distribution Date will be withdrawn from the excess funding account and treated as collections of finance charge receivables.

PAIRED SERIES

     If so provided in the prospectus supplement relating to a series, a series may be subject to being paired with another series or a portion of that series. The prospectus supplement for a paired series will specify the relationship between the series. Each paired series either will be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of the paired series or will have a variable principal amount. Any pre-funding account will be held for the benefit of the paired series and not for the benefit of the securityholders. As amounts are deposited in the principal funding account for the benefit of the securityholders, either:

          (a) in the case of a prefunded paired series, an equal amount of funds on deposit in any pre-funding account for the prefunded paired series will be released (and distributed to the transferor); or

          (b) in the case of a paired series having a variable principal amount, an interest in the variable paired series in an equal or lesser amount may be sold by the trust (and the proceeds of that sale will be distributed to the transferor).

In either case, the invested amount in the trust of the paired series will increase by up to a corresponding amount.

     Upon payment in full of the securities, assuming that there have been no unreimbursed charge-offs for any related paired series, the aggregate invested amount of the related paired series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the securityholders since the issuance of the paired series. The issuance of a paired series will be subject to the conditions described above under "--New Issuances." There can be no assurance, however, that the terms of any paired series might not have an impact on the timing or amount of payments received by a securityholder.

FUNDING PERIOD

     For any series, the related prospectus supplement may specify that during a funding period, the aggregate amount of collections of principal receivables in the trust allocable to that series may be less than the aggregate principal amount of those securities. If so specified in the related prospectus supplement, the amount of the deficiency will be held in a pre-funding account pending the transfer of additional receivables to the trust or pending the reduction of the interests of the securityholders of other series in the trust. The related prospectus supplement will specify the initial interest of the securityholders for that series in the trust, the initial investor amount and the date by which the interest of those securityholders is expected to equal the initial investor amount. The securityholders' interest will increase as receivables are delivered to the trust or as the securityholders' interests of other series of the trust are reduced. The securityholders' interest may also decrease due to charge-offs of principal or the occurrence of a Pay Out Event with respect to that series as provided in the related prospectus supplement.

     During the funding period, funds on deposit in a pre-funding account established with the trustee for the benefit of securityholders of that series will be withdrawn and paid to the transferor to the extent of any increases in the securityholders' interest. If the securityholders' interest does not for any reason equal the initial Invested Amount of that series by the end of the funding period, any amount remaining in the pre-funding account and any additional amounts specified in the related prospectus supplement will be payable to the securityholders of that series in the manner and at the time set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, monies in the pre-funding account will be invested by the trustee in Cash Equivalents or will be subject to a guaranteed rate or investment agreement or other similar arrangement. In connection with each Distribution Date during the funding period, investment earnings on funds in the pre-funding account during the related Monthly Period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the collection account for distribution of interest on the securities of the related series in the manner specified in the related prospectus supplement.

DEFAULTED RECEIVABLES; DILUTION

     In accordance with the Credit and Collection Policy or the servicer's customary and usual servicing procedures, the servicer has charged off the receivables in Defaulted Accounts on the day on which the receivables of that account are recorded as charged off as uncollectible on the servicer's computer master. Unless otherwise stated, any receivables in an account that are ineligible receivables will be treated as ineligible receivables rather than receivables in Defaulted Accounts. Defaulted Receivables are charged off as uncollectible in accordance with the servicer's customary and usual servicing procedures and the Credit and Collection Policy. See "Direct Merchants Credit Card Bank, N.A. Activities--Delinquency, Collections and Charge-Offs" in this prospectus and "Trust Credit Card Portfolio--Delinquency and Loss Experience" in the related prospectus supplement.

     On each Business Day, the servicer will allocate to the securityholders their respective Series Default Amount. To the extent that collections of finance charge receivables and certain other amounts as more fully described in the related prospectus supplement for any series are not sufficient to cover the Series Default Amount allocated to a series, there will be an Investor Charge-Off.

     On any Business Day the servicer may adjust downward the amount of any principal receivable without receiving collections therefor or without charging off the amount as uncollectible. This downward adjustment could result from various events, including a rebate, refund, unauthorized charge or billing error. We call this type of adjustment a "dilution." If on any Business Day the servicer declares a dilution, then the amount of the transferor's interest in the trust will be reduced, on a net basis, by the amount of the dilution on that Business Day. In the event the transferor's interest in the trust would be reduced below the Minimum Transferor Interest, the transferor will be required to pay to the servicer, for deposit into the excess funding account, an "ADJUSTMENT PAYMENT" equal to the amount by which the transferor's interest in the trust would have been reduced below the Minimum Transferor Interest. If the transferor fails to make all or a portion of this Adjustment Payment, a portion of the unpaid Adjustment Payment will be allocated to each series, to be paid from that series' share of collections of finance charge receivables and other amounts designated for that purpose as more fully described in the prospectus supplement for the related series. To the extent that those amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to that series, there will be an Investor Charge-Off for that series.

INVESTOR CHARGE-OFFS

     If the sum of the Series Default Amount and the portion of the unpaid Adjustment Payments allocated to any series exceeds the collections of finance charge receivables and other amounts allocated to cover those amounts on any Distribution Date, then there will be an Investor Charge-Off for that series. Investor Charge-Offs will be reimbursed on any subsequent Distribution Date to the extent of collections of finance charge receivables and other amounts allocated and amounts available for that purpose. Any reimbursement of Investor Charge-Offs will result in an increase in the Invested Amount for that series. In the case of a series of securities having more than one class, the related prospectus supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements of those Investor Charge-Offs among the Invested Amounts of the classes.

DEFEASANCE

     If so specified in the related prospectus supplement, the transferor may, at its option, be discharged from its obligations with respect to any series of securities on the date that the following conditions have been satisfied:

          (a) the transferor has deposited with the trustee, pursuant to an irrevocable trust agreement in form and substance satisfactory to the trustee, as trust funds in trust for making the payments described below, Cash Equivalents which through the scheduled payment of principal and interest will provide, no later than the due date of payment on those funds, a dollar amount sufficient to pay and discharge all remaining scheduled interest and principal payments on all outstanding securities of the affected series on the dates scheduled for payments and any amounts owing to any credit enhancement providers with respect to the affected series;

          (b) prior to any exercise of its right to substitute Cash Equivalents for receivables, the transferor has delivered to the trustee (i) an opinion of counsel to the effect that following the deposit, none of the trust, the accumulation period reserve account or the principal funding account will be deemed to be an association (or publicly traded partnership) taxable as a corporation with respect to the deposit and termination of obligations and (ii) an opinion of counsel to the effect that the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (c) the transferor has delivered to the trustee a certificate of an officer of the transferor stating that the transferor reasonably believes that the deposit and termination of its obligations will not cause a Pay Out Event or any event that, with the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any series; and

          (d) the transferor has obtained confirmation from each Rating Agency that no reduction or withdrawal of its then-existing rating of any outstanding class of securities will result from those events.

If these conditions have been satisfied, the transferor may cause (i) collections allocated to the affected series to be applied to substitute Cash Equivalents for receivables and (ii) the percentages applicable to the allocation of collections and other amounts to the affected series to be reduced to zero.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

     The securities of a series will be subject to optional repurchase by the transferor (so long as the transferor is the servicer or an affiliate of the servicer) on any Distribution Date if on that Distribution Date the Invested Amount of the series is reduced to an amount less than or equal to 10% of the highest Invested Amount during the Revolving Period (or any other amount specified in the related prospectus supplement), if certain conditions set forth in the pooling and servicing agreement and the related series supplement are met. The repurchase price will be equal to the total Invested Amount of the series (less the amount, if any, on deposit in any principal funding account with respect to the series), plus accrued and unpaid interest on the securities, through the day preceding the Distribution Date on which the repurchase occurs.

     The securities of each series will be retired on the day following the date on which the final payment of principal is scheduled to be made to the securityholders, whether as a result of optional reassignment to the transferor or otherwise. Each prospectus supplement will specify the series termination date with respect to the related series of securities. If the Invested Amount is greater than zero on the series termination date (without taking into account any class held by the transferor), the trustee will sell or cause to be sold interests in the receivables or certain receivables as provided in the pooling and servicing agreement and series supplement in an amount up to 110% of the Invested Amount at the close of business on the related date (but not more than the total amount of receivables allocable to the securities in accordance with the pooling and servicing agreement). If the sale has not occurred by the series termination date, the affected securityholders will remain entitled to receive proceeds of the sale when it occurs.

     Unless the servicer and the holder of the Exchangeable Transferor Security instruct the trustee otherwise, the trust will terminate on earlier of:

          (a) the day after the Distribution Date following the date on which funds have been deposited in the distribution account for the payment to securityholders sufficient to pay in full the aggregate investor interest of all series outstanding plus interest on that amount at the applicable interest rates to the next Distribution Date; and

          (b) a date which will not be later than May 26, 2095.

     Upon the termination of the trust and the surrender of the transferor's interest in the trust, the trustee will convey to the transferor all right, title and interest of the trust in and to the receivables and other funds of the trust (other than funds on deposit in the distribution account and other similar bank accounts of the trust with respect to any series).

PAY OUT EVENTS

     A "PAY OUT EVENT" occurs with respect to all series issued by the trust upon the occurrence of any of the following events:

          (a) certain events of bankruptcy or insolvency relating to the transferor, Direct Merchants Bank or Metris Companies Inc.;

          (b) the transferor is unable to transfer receivables to the trustee under the pooling and servicing agreement for any reason; or

          (c) the trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In addition, a Pay Out Event may occur with respect to any series upon the occurrence of any other event specified in the related prospectus supplement.

     On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In that event, unless otherwise specified in the related prospectus supplement, distributions of principal to the securityholders of that series will begin on the first Distribution Date following the month in which the Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization

Period begins, securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life and maturity of the securities.

     In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related prospectus supplement, if an Insolvency Event occurs, the transferor or Metris Companies Inc. will immediately cease to transfer collections of principal receivables to the trust and promptly give notice to the trustee of the Insolvency Event. If an Insolvency Event or a Trigger Event occurs, the pooling and servicing agreement and the trust will be terminated. Within 15 days of notice to the trustee, the trustee will publish a notice of the Insolvency Event or Trigger Event, stating that the trustee intends to sell, dispose of, or otherwise liquidate the receivables, and send written notice to the securityholders seeking their instruction. With respect to each series outstanding at that time (or, if any series has more than one class, of each class of any series excluding any class or portion thereof held by the transferor), unless otherwise instructed within a specified period by securityholders representing undivided interests aggregating more than 50% of the Invested Amount of a series (or class excluding any class or portion thereof held by the transferor) and the holders of any other interest in the transferor's interest in the trust other than the transferor, the trustee will use its best efforts to sell, dispose of, or otherwise liquidate the portion of the receivables allocable to the series that did not vote to continue the trust in accordance with the pooling and servicing agreement through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the trustee. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections of the receivables allocable to the securityholders and will be distributed to the applicable securityholders as provided above in "--Application of Collections" and in the related prospectus supplement.

     If the only Pay Out Event to occur is either the bankruptcy or insolvency of the transferor or the appointment of a bankruptcy trustee or receiver for the transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables in the trust portfolio and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the receivables in the trust portfolio and the early retirement of the securities.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee payable at the times and in the amounts specified in the related prospectus supplement. The monthly servicing fee will be funded from finance charge receivables allocated to the interests of the securityholders and will be paid each month, or on any other specified periodic basis, from amounts allocated for that purpose. The remainder of the servicing fee will be allocable to the transferor's interest in the trust, the interests of the securityholders of any other series issued by the trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to a series, as described in the related prospectus supplement. Neither the trust nor the securityholders will have any obligation to pay the portion of the servicing fee allocable to the transferor's interest in the trust.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the trustee and independent certified public accountants and other fees which are not expressly stated in the pooling and servicing agreement to be payable by the related trust or the securityholders other than federal, state and local income and franchise taxes, if any, of the trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

     The servicer may not resign from its obligations and duties under the pooling and servicing agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement. The servicer may delegate some or all of its servicing duties. However, any delegation will not relieve the servicer of its obligation to perform its duties in accordance with the pooling and servicing agreement. In addition, any affiliate of Direct Merchants Bank may be substituted in all respects for Direct Merchants Bank as servicer, provided that the affiliate expressly assumes the performance of every covenant and obligation of the servicer under the pooling and servicing agreement.

     The pooling and servicing agreement provides that the servicer will indemnify the transferor, the trust and the trustee from and against any loss, liability, reasonable expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the trust or the trustee, in breach of the representations, warranties, covenants, and obligations of the servicer under the pooling and servicing agreement. The servicer will not indemnify:

          (a) the trustee for liabilities imposed by reason of fraud, gross negligence, or willful misconduct by the trustee in the performance of its duties under the pooling and servicing agreement and related series supplement;

          (b) the transferor, the trust, the securityholders, or the beneficial owners of the securities for liabilities arising from actions taken by the trustee at the request of securityholders;

          (c) the trust, the securityholders, or the beneficial owners for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables; or

          (d) the transferor, the trust, the securityholders, or the beneficial owners for any liabilities, costs, or expenses of the transferor, the trust, the securityholders, or the beneficial owners arising under any tax law, including without limitation any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties) required to be paid by the transferor, the trust, the securityholders or the beneficial owners in connection with the pooling and servicing agreement and any series supplement to any taxing authority.

     Under the pooling and servicing agreement, the transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a securityholder in the capacity of an investor in the securities) arising out of or based on the arrangement created by the pooling and servicing agreement as though the pooling and servicing agreement created a partnership under the Delaware Uniform Partnership Law in which the transferor is a general partner. However, the transferor will not be liable for a breach by the servicer, Direct Merchants Bank or Metris Companies Inc., as applicable, of its representations, warranties, covenants, or obligations under the pooling and servicing agreement, the purchase agreement between Direct Merchants Bank and Metris Companies Inc., the purchase agreement between Metris Companies Inc. and the transferor or any related document. The transferor will also pay, indemnify and hold harmless each securityholder for any related losses, claims, damages or liabilities (other than those incurred by a securityholder in the capacity of an investor in the securities) except to the extent that they arise from any action by that securityholder. In the event of the appointment of a new servicer, the successor servicer will indemnify the transferor for any losses, claims, damages and liabilities of the transferor as described in this paragraph arising from the actions or omissions of the successor servicer.

     The pooling and servicing agreement provides that, except for the indemnities discussed above, neither the transferor nor the servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the trust, the securityholders, or any other person for any action taken, or for refraining from taking any action pursuant to the pooling and servicing agreement. Neither the transferor nor the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the transferor, the servicer or any such person in the performance of their respective duties or by reason of reckless disregard of their respective obligations and duties. In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability.

     The pooling and servicing agreement provides that the transferor may transfer a portion of its interest in the trust, provided that prior to any transfer certain conditions are satisfied, including:

          (a) following the transfer the transferor's interest in the trust will be at least equal to the Minimum Transferor Interest;

          (b) following the transfer the Retained Interest equals or exceeds a specified minimum size;

          (c) the trustee receives written notification from each Rating Agency that has rated any outstanding class of any series of securities that the transfer will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities; and

          (d) the trustee receives an opinion of counsel regarding certain tax matters in connection with the transfer.

     The transferor or the servicer may consolidate with, merge into, or sell its business to, another entity, in accordance with the pooling and servicing agreement on certain conditions, including the following:

     - if the transferor or the servicer, as the case may be, is not the surviving entity, execution of an agreement relating to the succession that supplements the pooling and servicing agreement;

     - in the case of a transaction relating to the transferor, (i) delivery to the trustee of (a) a certificate of an authorized officer of the transferor addressing compliance with the applicable provisions of the pooling and servicing agreement and (b) an opinion of counsel confirming that the supplemental agreement is legal, valid and binding, that the entity surviving the consolidation, merger or sale is organized and existing under the laws of the United States, any state or the District of Columbia, and, subject to customary limitations and qualifications, that the surviving entity will not be consolidated with any originator of accounts comprising the trust portfolio or with the servicer and (ii) written confirmation from each Rating Agency that has rated any outstanding class of any series of securities that the succession will not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

     - if the transferor is not the surviving entity, the execution of new UCC financing statements with respect to the interest of the trustee in the receivables; and

     - in the case of a transaction relating to the servicer, (i) delivery to the trustee and the transferor of (a) a certificate of an authorized officer of the servicer addressing compliance with the applicable provisions of the pooling and servicing agreement and (b) an opinion of counsel confirming that the supplemental agreement is legal, valid and binding with respect to the servicer and that the entity surviving the consolidation, merger or sale is organized and existing under the laws of the United States, any state or the District of Columbia and (ii) notification of the succession to each Rating Agency.

SERVICER DEFAULT

     In the event of any Servicer Default, any of the trustee, securityholders representing undivided interests aggregating more than 50% of the aggregate investor interests for all outstanding series or the transferor (with the consent of the majority of the securityholders), by written notice to the servicer (and to the trustee and the transferor if given by the securityholders), may terminate all of the rights and obligations of the servicer as servicer under the pooling and servicing agreement and the trustee may appoint a new servicer. The rights and interest of the transferor under the pooling and servicing agreement and in the interest of the transferor in the trust will not be affected by a termination of the servicer. Upon the servicer's termination, the trustee will as promptly as possible appoint a successor servicer. If no successor servicer has been appointed and has accepted appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the pooling and servicing agreement will pass to and be vested in the trustee. Except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, if the trustee is unable to obtain any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer

Default, and if the trustee is legally unable to act as a successor servicer, then the trustee will give the transferor the right to accept reassignment of all of the receivables for an amount equal to the aggregate invested amount of all series issued and outstanding (plus all accrued and unpaid interest) on the date of reassignment.

     Upon the servicer becoming aware of any Servicer Default, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement, and the servicer will provide the trustee, any provider of credit enhancement, the transferor and the holders of securities of all series outstanding prompt notice of the failure or delay by it, together with a description of the cause of the failure or delay and its efforts to perform its obligations.

     In the event of a Servicer Default, if a bankruptcy trustee or receiver were appointed for the servicer and no Servicer Default other than the bankruptcy or receivership or the insolvency of the servicer exists, the bankruptcy trustee or receiver may have the power to prevent any of the transferor, the trustee or the majority of the securityholders from effecting the appointment of a successor servicer.

REPORTS TO SECURITYHOLDERS

     For each series of securities, on each Distribution Date, the paying agent will forward to each securityholder of record a statement prepared by the servicer setting forth with respect to that series, among other things:

          (a) the total amount distributed;

          (b) the amount of the distribution allocable to principal on the securities;

          (c) the amount of the distribution allocable to interest on the securities;

          (d) the amount of collections of principal receivables processed during the related Monthly Period and allocated to the securities;

          (e) the amount of collections of finance charge receivables processed during the related Monthly Period and allocated to the securities;

          (f) the aggregate amount of collections of principal receivables, the Invested Amount and the Invested Amount as a percentage with respect to the collections of principal receivables in the trust as of the close of business on the Record Date;

          (g) the aggregate outstanding balance of receivables which are current, 30-59, 60-89 and 90 days and over contractually delinquent as of the end of the day on the Record Date;

          (h) the aggregate Series Default Amount for the related Monthly Period for each series;

          (i) the aggregate amount of Investor Charge-Offs for each class of the series, for the preceding Monthly Period;

          (j) the amount of the monthly servicing fee for the preceding Monthly Period; and

          (k) the aggregate amount of funds in the excess funding account as of the last day of the Monthly Period immediately preceding the Distribution Date.

     The paying agent will furnish to each person who at any time during the preceding calendar year was a securityholder of record a statement prepared by the servicer containing the information required to be contained in the regular monthly report to securityholders, as set forth in clauses (a), (b) and (c) above aggregated for the calendar year or the applicable portion of a year during which that person was a securityholder, together with, on or before January 31 of each year, beginning in 2003, the customary information (consistent with the treatment of the securities as debt) as the servicer or trustee deems necessary or desirable for tax reporting purposes.

EVIDENCE AS TO COMPLIANCE

     The pooling and servicing agreement provides that within 100 days of the end of each fiscal year the servicer will cause a firm of independent certified public accountants to furnish to the transferor, the trustee, any provider of credit enhancement and the Rating Agencies on an annual basis a report stating that the firm has compared the amounts and percentages set forth in four of the monthly settlement statements for the Monthly Periods covered by the annual report with the computer reports which were the source of that information and that the amounts and percentages are in agreement, except as set forth in the report. A copy of the report will be sent by the trustee to each securityholder.

     The pooling and servicing agreement provides that within 100 days of the end of each fiscal year, the servicer will cause a firm of nationally recognized independent certified public accountants to furnish to the transferor, the trustee, any provider of credit enhancement and the Rating Agencies a report stating that the firm has applied certain procedures, as agreed upon between the firm and the servicer, which would re-perform certain accounting procedures performed by the servicer when servicing the accounts. Each report will set forth the agreed upon procedures performed and the results of those procedures.

     The pooling and servicing agreement also provides for delivery to the transferor, the trustee, any provider of credit enhancement and the Rating Agencies on an annual basis, within 100 days of the end of the fiscal year, of a statement signed by an officer of the servicer to the effect that the servicer has, or has caused to be, fully performed its obligations in all material respects under the pooling and servicing agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default. A copy of the statement may be obtained by any securityholder upon the submission of a written request for that report, addressed to the trustee's corporate trust office.

AMENDMENTS

     The pooling and servicing agreement and related series supplement may be amended by the transferor, the servicer and the trustee, without the consent of securityholders, for the purpose of curing any ambiguity, correcting or supplementing any inconsistent provision of the pooling and servicing agreement, revising any schedule to the pooling and servicing agreement (other than the list of receivables transferred to the trust) or adding any other provisions which are not inconsistent with the pooling and servicing agreement so long as the amendment will not, in the opinion of counsel satisfactory to the trustee, adversely affect in any material respect the interests of the securityholders.

     Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement and related series supplement may also be amended by the transferor, the servicer and the trustee, without the consent of securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement and the series supplement or of modifying in any manner the rights of the securityholders, so long as:

          (a) the transferor has provided an officer's certificate of the transferor to the effect that the amendment will not adversely affect in any material respect the interests of the securityholders;

          (b) the Rating Agencies have been notified by the transferor of the amendment and have provided written confirmation that the amendment would not cause a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

          (c) the amendment will not, in the opinion of counsel satisfactory to the trustee, result in certain adverse tax consequences; and

          (d) the amendment will not cause a significant change in the permitted activities of the trust, as defined in the pooling and servicing agreement.

     In addition, the pooling and servicing agreement and any series supplement may be amended from time to time by the transferor, the servicer and the trustee, without the consent of securityholders, to add to or change any of the provisions of the pooling and servicing agreement to provide that bearer securities issued with respect to any other series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on those bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer securities of other authorized denominations or to permit the issuance of uncertificated securities.

     The pooling and servicing agreement and any series supplement may be amended by the transferor, the servicer, and the trustee (a) with the consent of the holders of securities evidencing undivided interest aggregating not less than 50% of the investor interests of each and every series, for the purpose of effectuating a significant change in the permitted activities of the trust (as defined in the pooling and servicing agreement) which is not adverse to the securityholders, and (b) in all other cases with the consent of the holders of securities evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of each and every series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the pooling and servicing agreement, or any series supplement or of modifying in any manner the rights of securityholders of any then outstanding series. No amendment, however, may:

          (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any series;

          (b) change the definition of or the manner of calculating the interest of any securityholder of any series; or

          (c) reduce the percentage of investor interests the holders of which are required to consent to any amendment;

in each case without the consent of all securityholders of all series adversely affected.

     Promptly following the execution of any amendment to the pooling and servicing agreement, the trustee will furnish written notice of the substance of the amendment to each securityholder. Any series supplement and any amendments regarding the addition or removal of receivables from the trust will not be considered an amendment requiring securityholder consent under the provisions of the pooling and servicing agreement and any series supplement.

     Additionally, upon the receipt by the transferor, the servicer and the trustee of an opinion reasonably satisfactory to each of them to the effect that the amendments described immediately below will not adversely affect the federal or applicable state income tax characterization of any outstanding series of investor securities or the taxability of the trust under federal or applicable state income tax laws, the pooling and servicing agreement and any series supplement may be amended by the transferor, the servicer and the trustee without the consent of any of the securityholders:

          (a) to add, modify or eliminate any provisions as may be necessary or advisable to enable all or a portion of the trust to qualify as, and to permit an election to be made to cause all or a portion of the trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the Internal Revenue Code (see "Income Tax Matters--Treatment of the Trust as a FASIT"), or to enable all or a portion of the trust to qualify and an election to be made for similar treatment under any comparable subsequent federal income tax provisions as may ultimately be enacted into law; and

          (b) in connection with any FASIT election, to modify or eliminate existing provisions of the pooling and servicing agreement and any series supplement relating to the intended federal income tax treatment of the securities and the trust in the absence of the election.

     Promptly following the execution of any amendment to the pooling and servicing agreement not requiring securityholder consent, the trustee will furnish written notice of the substance of the amendment to each securityholder.

LIST OF SECURITYHOLDERS

     Upon written request of securityholders representing undivided interests in the trust aggregating not less than 25% of the Invested Amount, the trustee after having been adequately indemnified by those securityholders for its costs and expenses, and having given the servicer and the transferor notice that the request has been made, will afford those securityholders access during business hours to the current list of securityholders of the trust for purposes of communicating with other securityholders with respect to their rights under the pooling and servicing agreement. See "--Book-Entry Registration" and "--Definitive Securities."

THE TRUSTEE

     U.S. Bank National Association is the trustee under the pooling and servicing agreement. U.S. Bank National Association is a national banking corporation and its corporate trust offices are located at 180 East Fifth Street, St. Paul, MN 55101. The transferor, the servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the trustee and its affiliates. The trustee, the transferor, the servicer, and any of their respective affiliates may hold securities in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of the appointment of a co-trustee or separate trustee, all rights, powers, duties and obligations conferred or imposed upon the trustee by the pooling and servicing agreement will be conferred or imposed upon the trustee and any separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee would be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time. The transferor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. The trustee at all times must not be a Related Person. If the trustee becomes a Related Person, the transferor will be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

     If the trustee fails to perform any of its obligations under the pooling and servicing agreement, and a securityholder delivers written notice of that failure to the trustee, and the trustee has not corrected the failure for 60 days thereafter, then the transferor will have the right to remove the trustee and promptly appoint a successor trustee by written instrument. Under the same circumstances, the holders of securities representing more than 50% of the aggregate invested amount of all series (including related commitments) will have the right to remove the trustee and appoint a successor trustee, but only with the consent of the transferor, which consent may not be unreasonably withheld.

SECURITYHOLDERS HAVE LIMITED CONTROL OF ACTIONS

     Securityholders of any series or class within a series may need the consent or approval of a specified percentage of the Invested Amount of other series or a class of any other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the pooling and servicing agreement and to direct a repurchase of all outstanding series after certain violations of the transferor's representations and warranties. The interests of the securityholders of any other series may not coincide with yours, making it more difficult for any particular securityholder to achieve the desired results from a vote.

                                  ENHANCEMENT

GENERAL

     For any series, credit enhancement may be provided with respect to one or more classes thereof. If so specified in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class.

     The type, characteristics and amount of the credit enhancement for any series or class will be determined based on several factors, including the characteristics of the receivables and accounts included in the trust portfolio as of the date of the issuance of a series and the desired rating for each class, and will be established on the basis of requirements of each Rating Agency rating the securities of any series or class.

     Unless otherwise specified in the related prospectus supplement for a series, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and any interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, the related prospectus supplement will include a description of:

          (a) the amount payable under the credit enhancement;

          (b) any conditions to payment under the credit enhancement;

          (c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced; and

          (d) any material provision of any agreement relating to the credit enhancement.

     Additionally, the related prospectus supplement may set forth information about any credit enhancement provider, including:

          (a) a brief description of its principal business activities;

          (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

          (d) certain summary financial information.

     If so specified in the related prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the securities of that series following the occurrence of certain Pay Out Events. In that event, and to the extent described in the related prospectus supplement, there would be an Enhancement Invested Amount for that series.

SUBORDINATION

     If so specified in the related prospectus supplement, one or more classes of any series, including classes that are described as collateralized trust obligations, will be subordinated to the extent necessary to fund payments with respect to the senior securities. The rights of the holders of any subordinated securities to receive distributions of principal or interest on any Distribution Date for any series will be subordinated in right and priority to the rights of the holders of senior securities, but only to the extent set forth in the related prospectus supplement. If so specified in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another credit enhancement. The related prospectus supplement will also set forth information concerning:

          (a) the amount of subordination of a class or classes of subordinated securities in a series;

          (b) the circumstances in which any subordination will be applicable;

          (c) the manner, if any, in which the amount of subordination will be applicable;

          (d) the manner, if any, in which the amount of subordination will decrease over time; and

          (e) the conditions under which amounts available from payments that would otherwise be made to holders of subordinated securities will be distributed to holders of senior securities.

     If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the related prospectus supplement will specify the manner and conditions for applying that cross-support feature.

LETTER OF CREDIT

     Support for a series or one or more classes of a series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands on the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and subject to the conditions as are specified in the related prospectus supplement.

     The maximum liability of the issuer of a letter of credit will generally be an amount equal to a percentage specified in the related prospectus supplement of the initial Invested Amount of a series or a class of a series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified in the letter of credit and in the related prospectus supplement.

CASH COLLATERAL GUARANTY OR ACCOUNT

     Support for a series or one or more classes of a series may be provided by a guaranty secured by the deposit of cash or certain Cash Equivalents in a cash collateral account reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

COLLATERAL INTEREST

     Support for a series or one or more classes thereof may be provided initially by a Collateral Interest in an amount specified in the related prospectus supplement. As specified in the related prospectus supplement, a series may also have the benefit of a cash collateral guaranty or cash collateral account with an initial amount on deposit therein, if any, which will be increased to the extent:

          (a) the transferor elects, subject to certain conditions specified in the related prospectus supplement, to apply collections of principal receivables allocable to the Collateral Interest to decrease the Collateral Interest;

          (b) collections of principal receivables allocable to the Collateral Interest are required to be deposited into the cash collateral account; and

          (c) excess collections of finance charge receivables are required to be deposited into the cash collateral account.

     The total amount of the credit enhancement available pursuant to the Collateral Interest and, if applicable, the cash collateral guaranty or cash collateral account will be the lesser of the sum of:

          (a) the Collateral Interest;

          (b) the amount on deposit in the cash collateral account; and

          (c) an amount specified in the related prospectus supplement.

     The related prospectus supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of securities and, if applicable, the circumstances under which payment will be made under the cash collateral guaranty or under the cash collateral account.

SURETY BOND OR INSURANCE POLICY

     Insurance with respect to a series or one or more classes of a series may be provided by one or more insurance companies. Insurance will guarantee, with respect to one or more classes of a series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

     A surety bond may be purchased for the benefit of the holders of any series or class of a series to assure distributions of interest or principal with respect to a series or class of securities in the manner and amount specified in the related prospectus supplement.

SPREAD ACCOUNT

     Support for a series or one or more classes of a series may be provided by the periodic deposit of certain available excess cash flow from the trust assets into an account intended to assist with subsequent distribution of interest and principal on the securities of a class or series in the manner specified in the related prospectus supplement.

RESERVE ACCOUNT

     Support for a series or one or more classes of a series may be provided by the establishment of a reserve account. The reserve account may be funded by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes of securities, including the subordinated securities, or the provision of a letter of credit, guaranty, insurance policy or other form of credit. The reserve account will be established to assist with the subsequent distribution of principal or interest on the securities of a series or class in the manner provided in the related prospectus supplement.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS

PURCHASES OF RECEIVABLES

     Pursuant to the purchase agreement relating to Direct Merchants Bank's transfer of receivables, Direct Merchants Bank sells to Metris Companies Inc., its interest in:

          (a) the receivables existing on the date of the purchase agreement and thereafter created in any accounts of Direct Merchants Bank that are existing on the date of the purchase agreement or in accounts originated or acquired by Direct Merchants Bank after the date of the purchase agreement (but excluding any accounts designated as "excluded accounts" pursuant to the purchase agreement);

          (b) all monies and investments due or to become due with respect to those receivables; and

          (c) all collections on, and proceeds of, the receivables, monies and investments specified in clauses (a) and (b).

     Pursuant to the purchase agreement relating to Metris Companies Inc.'s transfer of receivables, Metris Companies Inc. sells to Metris Receivables, Inc., its interest in:

          (a) the receivables existing on the date of the purchase agreement and in accounts designated on any applicable account addition date until the termination date specified in the purchase agreement;

          (b) all monies and investments due or to become due with respect to those receivables; and

          (c) all collections on, and proceeds of, the receivables, moneys and investments specified in clauses (a) and (b).

     Pursuant to the pooling and servicing agreement, those receivables are transferred immediately by Metris Receivables, Inc. to the trust, and Metris Receivables, Inc. has assigned to the trust its rights under the purchase agreement with Metris Companies Inc.

REPRESENTATIONS AND WARRANTIES

     In each purchase agreement, the seller represents and warrants to the buyer to the effect that, among other things, on the date of the purchase agreement and, with respect to any receivables in any accounts designated thereafter, on the date of designation of those accounts, that:

          (a) the seller has no knowledge of any fact which should have led it to expect at the time of the classification of any receivable as an "eligible receivable" (as defined in the applicable purchase agreement) that the receivable would not be paid in full when due, and each receivable classified as an "eligible receivable" (as defined in the applicable purchase agreement) by the seller in any document or report delivered by the seller under the purchase agreement satisfies on the date of its sale the requirements of eligibility contained in the definition of "eligible receivable" set forth in the purchase agreement;

          (b) the seller is not insolvent and will not become insolvent as a result of the sale of those receivables to the buyer;

          (c) the seller is the legal and beneficial owner of all right, title and interest in and to each receivable;

          (d) all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required of the seller in connection with the sale of those receivables to the buyer have been obtained;

          (e) the receivables are "eligible receivables" (as defined in the applicable purchase agreement); and

          (f) each receivable has been conveyed to the buyer in compliance, in all material respects, with all laws applicable to the seller.

In the event of a breach with respect to any receivable of any representation or warranty set forth above, that receivable will be designated as an "ineligible receivable" (as defined in the applicable purchase agreement) and the seller will pay to the buyer an amount in cash equal to the purchase price paid for that receivable by the buyer to the seller.

     Pursuant to the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables, Metris Companies Inc. represents and warrants to Metris Receivables, Inc. to the effect that, among other things, on the date of the purchase agreement and, with respect to any receivables in any accounts designated thereafter, on the date of designation of those accounts, that:

          (a) Metris Companies Inc. is a corporation organized and validly existing in good standing under the laws of Delaware and has the corporate power and authority and legal right to own its properties and conduct its business as those properties are presently owned and as that business is presently conducted and to execute, deliver and perform its obligations under the purchase agreement and each other document or instrument to be delivered by Metris Companies Inc. pursuant to the purchase agreement;

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

          (b) Metris Companies Inc. is duly qualified to do business and is in good standing (or is exempt from those requirements) as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals required under applicable law;

          (c) the execution and delivery by Metris Companies Inc. of each document or instrument to be delivered by Metris Companies Inc. pursuant to the purchase agreement, and the consummation by Metris Companies Inc. of the transactions provided for in those documents and instruments, have been duly authorized by Metris Companies Inc. by all necessary corporate action on its part;

          (d) the purchase agreement constitutes the legal, valid and binding obligation of Metris Companies Inc., enforceable against Metris Companies Inc. in accordance with its terms, subject to customary bankruptcy- and equity-related exceptions; and

          (e) the sale of those receivables by Metris Companies Inc. to Metris Receivables, Inc. under the purchase agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to Metris Receivables, Inc. of all right, title and interest of Metris Companies Inc. in and to those receivables, free and clear of any lien except for "permitted liens" (as defined in the purchase agreement).

In the event of a breach with respect to any receivable of any representation or warranty set forth above, that receivable will be designated as an "ineligible receivable" (as defined in the purchase agreement) and Metris Companies Inc. will pay to Metris Receivables, Inc. an amount in cash equal to the purchase price paid for that receivable by Metris Receivables, Inc. to Metris Companies Inc. However, if Metris Companies Inc. delivers to Metris Receivables, Inc. an officer's certificate stating that the representations and warranties above are true and correct in all material respects prior to the designation of any receivable as an "ineligible receivable" (as defined in the purchase agreement), then the breach of any representation or warranty by Metris Companies Inc. will be cured.

CERTAIN COVENANTS

     It is the intention of Direct Merchants Bank and Metris Companies Inc. that the conveyance of the receivables by Direct Merchants Bank to Metris Companies Inc. contemplated by the related purchase agreement be construed as an absolute sale of the receivables by Direct Merchants Bank to Metris Companies Inc. It is not intended that the conveyance be deemed a pledge of the receivables by Direct Merchants Bank to Metris Companies Inc. to secure a debt or other obligation of Direct Merchants Bank, but the purchase agreement will also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code and the conveyance provided for in the purchase agreement will be deemed to be a grant by Direct Merchants Bank to Metris Companies Inc. of a "security interest" within the meaning of Article 9 of the UCC in all of Direct Merchants Bank's interest in the receivables.

     In the purchase agreement relating to Direct Merchants Bank's transfer of the receivables, Direct Merchants Bank covenants that, among other things, except as required by law or as Direct Merchants Bank may determine to be appropriate:

          (a) it will take no action to cause any receivable to be evidenced by any instrument or chattel paper, except in connection with the enforcement or collection of a receivable;

          (b) except for the conveyances under the purchase agreement, it will not sell any receivable or grant a lien arising through or under Direct Merchants Bank (other than a "permitted lien" as defined in the purchase agreement) on any receivable sold pursuant to the purchase agreement;

          (c) except as required by law or as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the periodic finance charges assessed on the receivables or other fees charged on the transferred accounts if, as a result of any reduction, it is reasonably expected that either a Pay Out Event would occur or any reduction is not also applied to any comparable segment of accounts owned by it similar to the transferred accounts;

          (d) (i) it will comply with and perform its obligations under the contracts relating to the transferred accounts and the Credit and Collection Policy and that it will not change the terms of those agreements or policies if any change would, in either case, materially and adversely affect the rights of the trust and the beneficiaries of the trust, (ii) subject to compliance with all laws and certain other limitations, it may change the terms and provisions of the contracts or the Credit and Collection Policy with respect to any of the accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the periodic finance charges and other fees to be assessed on that amount), and (iii) that it will not enter into any amendment to the purchase agreement that would cause any Rating Agency to reduce or withdraw its then-existing rating of any outstanding class of securities for so long as any class of securities is outstanding under the pooling and servicing agreement;

          (e) in the event it receives a collection on any receivable, it will pay that collection to Metris Companies Inc. or its designee as soon as practicable and in no event later than two Business Days after receipt of the collection;

          (f) it will notify Metris Companies Inc. promptly after becoming aware of any lien on any receivable other than "permitted liens" (as defined in the purchase agreement); and

          (g) it will maintain separate corporate records and books of account from those of Metris Companies Inc., and it will not conduct its business in the name of Metris Companies Inc. so as not to mislead others as to the identity of the entity with which those others are concerned.

     It is the intention of Metris Companies Inc. and the transferor that the conveyance of the receivables by Metris Companies Inc. be construed as an absolute sale of the receivables by Metris Companies Inc. to the transferor. It is not intended that the conveyance be deemed a pledge of the receivables by Metris Companies Inc. to the transferor to secure a debt or other obligation of Metris Companies Inc., but the purchase agreement will also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the purchase agreement will be deemed to be a grant by Metris Companies Inc. to the transferor of a "security interest" within the meaning of
Article 9 of the UCC in all of Metris Companies Inc.'s interest in the receivables.

     Pursuant to the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables, Metris Companies Inc. covenants that, among other things:

          (a) it will take no action to cause any receivable to be evidenced by any instrument or chattel paper, except in connection with the enforcement or collection of a receivable;

          (b) except for the conveyances under the purchase agreement, it will not sell any receivable or grant a lien arising through or under Metris Companies Inc. (other than a "permitted lien" as defined in the purchase agreement) on any receivable sold pursuant to the purchase agreement;

          (c) it will at all times enforce the covenants and agreements of Direct Merchants Bank under the purchase agreement relating to Direct Merchants Bank's transfer of receivables (or, with respect to a Credit Card Originator other than Direct Merchants Bank, in a similar agreement between that Credit Card Originator and Metris Companies Inc.);

          (d) (i) the Credit Card Originator will comply with and perform its obligations under the contracts relating to the transferred accounts and the Credit and Collection Policy and that it will not change the terms of those agreements or policies if any change would, in either case, materially and adversely affect the rights of the trust and the beneficiaries of the trust, (ii) subject to compliance with all laws and certain other limitations, the Credit Card Originator may change the terms and provisions of the contracts or the Credit and Collection Policy with respect to any of the accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the periodic finance charges and other fees to be assessed on that amount), and (iii) that it will not enter into any amendment to the purchase agreement that would cause any Rating Agency to reduce or withdraw its then-existing rating of any outstanding class of securities for so long as any class of securities is outstanding under the pooling and servicing agreement;

          (e) in the event it receives a collection on any receivable, it will forward to the transferor or its designee that collection as soon as practicable and in no event later than two Business Days after receipt of the collection;

          (f) it will notify the transferor promptly after becoming aware of any lien on any receivable other than "permitted liens" (as defined in the purchase agreement); and

          (g) it will ensure that its business is maintained separate from the business of the transferor, that it will not pay the debts of the transferor and that it will maintain an arm's length relationship with the transferor.

TERMINATION OF THE PURCHASE AGREEMENTS

     If Direct Merchants Bank becomes insolvent, Metris Companies Inc.'s obligations under the purchase agreement relating to Direct Merchants Bank's transfer of the receivables will automatically be terminated. In addition, if Metris Companies Inc. becomes insolvent, or becomes unable for any reason to purchase receivables from Direct Merchants Bank in accordance with the provisions of the purchase agreement, Metris Companies Inc.'s obligations under the purchase agreement will automatically be terminated.

     If Metris Companies Inc. becomes insolvent, the transferor's obligations under the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables will automatically be terminated. In addition, if the transferor becomes insolvent or becomes unable for any reason to purchase receivables from Metris Companies Inc. in accordance with the provisions of the purchase agreement, the transferor's obligations under the purchase agreement will automatically be terminated.

                                SECURITY RATINGS

     Any rating of the securities by a Rating Agency will indicate:

     - its view on the likelihood that securityholders will receive required interest and principal payments; and

     - its evaluation of the receivables and the availability of any credit enhancement for the securities.

     Among the things a rating will not indicate are:

     - the likelihood that principal payments will be paid on a scheduled date;

     - the likelihood that a Pay Out Event will occur;

     - the likelihood that a United States withholding tax will be imposed on non-U.S. securityholders;

     - the marketability of the securities;

     - the market price of the securities; or

     - whether the securities are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the securities. A rating may be lowered or withdrawn at any time by a Rating Agency.

     The transferor will request a rating of the securities offered by this prospectus and the prospectus supplement from at least one Rating Agency. It will be a condition to the issuance of the securities of each series or class offered pursuant to this prospectus and the related prospectus supplement (including each series that includes a pre-funding account) that they be rated in one of the four highest rating categories by at least one Rating Agency. The rating or ratings applicable to the securities of each series or class offered by this prospectus will be set forth in the related prospectus supplement. Rating agencies other than those requested could assign a rating to the securities and that rating could be lower than any rating assigned by a Rating Agency selected by the transferor.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

     Each of Direct Merchants Bank and Metris Companies Inc. represents and warrants that its transfer of receivables is an absolute sale of those receivables. Metris Receivables, Inc. represents and warrants that its transfer of receivables to the trustee is either (a) an absolute sale of those receivables or (b) the grant of a security interest in those receivables. For a description of the trustee's rights if these representations and warranties are not true, see "Description of the Securities--Representations and Warranties" in this prospectus.

     Each of Direct Merchants Bank, Metris Companies Inc., and Metris Receivables, Inc. takes steps under the UCC to perfect its transferee's interest in the receivables. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

     Each of Direct Merchants Bank, Metris Companies Inc., and Metris Receivables, Inc. represents, warrants, and covenants that its transfer of receivables is perfected and free and clear of the lien or interest of any other entity, except for certain Permitted Liens. If this is not true, the trustee's interest in the receivables could be impaired, and payments to you could be delayed or reduced. For instance,

     - a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of the trustee;

     - a tax, governmental, or other nonconsensual lien that attaches to the property of Direct Merchants Bank, Metris Companies Inc., or Metris Receivables, Inc. could have priority over the interest of the trustee in the receivables;

     - the administrative expenses of a conservator, receiver, or bankruptcy trustee for Direct Merchants Bank or Metris Companies Inc. could be paid from collections on the receivables before securityholders receive any payments; and

     - if insolvency proceedings were commenced by or against Direct Merchants Bank, or if certain time periods were to pass, the trustee may lose any perfected interest in collections held by Direct Merchants Bank and commingled with other funds.

     Direct Merchants Bank is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for Direct Merchants Bank if certain events occur relating to Direct Merchants Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Direct Merchants Bank.

     Although Direct Merchants Bank treats its transfer of the receivables to Metris Companies Inc. as a sale, arguments may be made that these transfers constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the receivables if:

     - the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

     - the financial institution received adequate consideration for the transfer;

     - the parties intended that the transfer constitute a sale for accounting purposes; and

     - the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

The purchase agreement relating to the transfer of the receivables by Direct Merchants Bank, and the transfer itself, are intended to satisfy all of these conditions.

     If a condition required under the FDIC's regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as conservator or receiver for Direct Merchants Bank. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables for a reasonable period following its appointment as conservator or receiver for Direct Merchants Bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables, payments to you could be delayed or reduced.

     Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize Direct Merchants Bank's transfer of the receivables, you could suffer a loss on your investment if:

     - the purchase agreement relating to Direct Merchants Bank's transfer of the receivables, or the transfer itself, were found to violate the regulatory requirements of the FDIA;

     - Metris Companies Inc., Metris Receivables, Inc., or the trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables;

     - the FDIC were to request a stay of any action by Metris Companies Inc., Metris Receivables, Inc., or the trustee to enforce the related purchase agreement, the pooling and servicing agreement, or the securities; or

     - the FDIC were to repudiate other parts of the related purchase agreement or the pooling and servicing agreement, such as any obligation to collect payments on or otherwise service the receivables.

     If Metris Companies Inc. or any of its affiliates were to become a debtor in a bankruptcy case, the court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, Metris Companies Inc. or any of its affiliates as debtor-in-possession or another interested party could argue that -

     - Metris Companies Inc. did not sell the receivables to Metris Receivables, Inc. but instead borrowed money from Metris Receivables, Inc. and granted a security interest in the receivables;

     - Metris Receivables, Inc. and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of Metris Companies Inc. or any of its affiliates; or

     - the receivables are necessary for Metris Companies Inc. or any of its affiliates to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

     If Metris Companies Inc. or any of its affiliates were to enter bankruptcy, moreover, the trustee and the securityholders could be prohibited from taking any action to enforce the purchase agreement relating to the transfer of the receivables by Metris Companies Inc. or the pooling and servicing agreement against Metris Companies Inc. or those affiliates without the permission of the bankruptcy court. Securityholders also may be required to return payments already received if Metris Companies Inc. were to become a debtor in a bankruptcy case.

     Regardless of any decision made by the FDIC or ruling made by a court, the fact that Direct Merchants Bank has entered conservatorship or receivership or that a bankruptcy case has been commenced by or against Metris Companies Inc. or its affiliates could have an adverse effect on the liquidity and value of the securities.

     In addition, regardless of the terms of the pooling and servicing agreement, the other transaction documents, or the instructions of those authorized to direct the trustee's actions, the FDIC as conservator or receiver for Direct Merchants Bank or a court overseeing the bankruptcy case of Metris Companies Inc. or any of its affiliates may have the power:

     - to prevent or require the commencement of an Early Amortization Period;

     - to prevent, limit, or require the early liquidation of receivables and termination of the trust; or

     - to require, prohibit, or limit the continued transfer of receivables.

Furthermore, regardless of the terms of the pooling and servicing agreement or any other transaction document, the FDIC or a bankruptcy court (a) could prevent the appointment of a successor servicer or administrator or (b) could authorize Direct Merchants Bank to stop servicing the receivables or Metris Companies Inc. or any of its affiliates to stop providing administrative services for Metris Receivables, Inc. If any of these events were to occur, payments to you could be delayed or reduced.

CONSUMER PROTECTION LAWS

     The accounts and receivables in the trust portfolio are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. Any failure by a Credit Card Originator or the servicer to comply with those legal requirements also could adversely affect the servicer's ability to collect the full amount of the receivables. The United States Congress and the states may enact laws and amendments to existing laws to further regulate consumer credit or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Those laws, as well as any new laws or rulings which may be adopted, may adversely affect the servicer's ability to collect on the receivables or maintain previous levels of collections.

     The relationship of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Direct Merchants Bank, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and National Bank Act. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

     The trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferor with respect to obligations arising before transfer of the receivables to the trustee or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert violations by way of set-off against his obligation to pay the amount of receivables owing. The transferor has warranted and will warrant in the pooling and servicing agreement that all related receivables have been and will be created in compliance with the requirements of these laws. The servicer has also agreed in the pooling and servicing agreement to indemnify the trust, among other things, for any liability arising from any violations caused by the servicer. For a discussion of the trust's rights arising from the breach of these warranties, see "Description of the Securities--Representations and Warranties" in this prospectus.

     Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees Direct Merchants Bank currently assesses on its accounts. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the accounts. If portfolio yield is reduced, a Pay Out Event may occur, and the Early Amortization Period would commence.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the securityholders if those laws result in any receivables of the trust being written off as uncollectible when the amount available under any credit enhancement is equal to zero. See "Description of the Securities--Defaulted Receivables; Dilution" in this prospectus.

INDUSTRY LITIGATION

     The United States Department of Justice is currently litigating an antitrust lawsuit in federal court in Manhattan against VISA U.S.A., Inc., Visa International Inc. and MasterCard International Incorporated alleging that the two credit card associations restrain competition and limit consumer choice. The Department of Justice is challenging, among other things, the control of both VISA and MasterCard by the same set of banks, as well as the rules adopted by the two associations prohibiting members from offering credit cards of competitors. Both VISA and MasterCard are contesting the Department of Justice's allegations. Direct Merchants Bank is unable to predict what the effect of this lawsuit may ultimately be on Direct Merchants Bank's credit card business. A final adverse decision against VISA and MasterCard, or a similar settlement with the Department of Justice by the two associations, could result in changes in the current associations and may result in adverse consequences for members of the two associations, such as Direct Merchants Bank.

CLAIMS AND DEFENSES OF OBLIGORS AGAINST THE TRUST

     The UCC provides that:

          (a) unless an obligor has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the trustee, as assignee, are subject to all the terms of the contract between the Credit Card Originator and the obligor and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of the obligor against the Credit Card Originator that accrues before the obligor receives notification of the assignment; and

          (b) any obligor is authorized to continue to pay the Credit Card Originator until (i) the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the trustee or successor servicer and (ii) if requested by the obligors, the trustee or successor servicer has furnished reasonable proof of assignment.

No obligor has entered into any agreement to refrain from asserting defenses or claims under its contract with the Credit Card Originator. Additionally, no notice of the assignment of the receivables to the trustee will be sent to the obligors on the accounts in connection with the transfer of the related receivables to the trustee.

                               INCOME TAX MATTERS

GENERAL

     The following is a discussion of material federal income tax consequences relating to the investment in a security offered by this prospectus. Additional federal income tax considerations relevant to a particular series may be set forth in the related prospectus supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular beneficial owner of a security in light of that beneficial owner's circumstances, and some beneficial owners may be subject to special tax rules and limitations not discussed below. Each prospective beneficial owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a security.

     For purposes of this discussion, "U.S. person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. security owner" means any U.S. person and any other person to the extent that the income attributable to its interest in a security is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE SECURITIES AS DEBT

     Except as provided in the related series supplement, the transferor expresses in the pooling and servicing agreement the intent that for federal, state and local income and franchise tax purposes, the securities will be debt secured by the receivables. Except as provided in the related series supplement, the transferor, by entering into the pooling and servicing agreement, and each investor, by the acceptance of a beneficial interest in a security, will agree to treat the securities as debt for federal, state and local income and franchise tax purposes. However, because different criteria are used in determining the non-tax accounting treatment of the transaction, except as provided in the related series supplement, the transferor will treat the pooling and servicing agreement and related series supplement, for financial accounting purposes and certain other non-tax purposes, as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a transfer of an interest in property is a sale or is instead a loan secured by the transferred property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related prospectus supplement, Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the transferor, is of the opinion that, under current law as in effect on the date of issuance of the new series, although no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the securities offered by this prospectus will not constitute an ownership interest in the receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the securities offered by this prospectus are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General

     The pooling and servicing agreement permits the issuance of securities and certain other interests (including certain Collateral Interests) in the trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the securities and other interests in the trust (other than the transferor's interest in the trust) were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the transferor (or other holder of the transferor's interest in the trust). Under that view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the securities and other interests in the trust were characterized as equity, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the transferor or other holders of the transferor's interest in the trust and any other holders of equity interests in the trust. However, special federal income tax counsel is of the opinion that, under the current law as in effect on the date of issuance of a series of securities, the trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership

     Although, as described above, special federal income tax counsel is of the opinion that the securities will properly be treated as debt for federal income tax purposes and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, that opinion does not bind the Internal Revenue Service and thus we cannot assure you that this treatment will prevail. Further, the federal tax opinion is made with respect to current law, which is subject to change. If the Internal Revenue Service were to contend successfully that some or all of the transferor's interest in the trust, the securities or any other interests in the trust were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for federal income tax purposes. Because special federal income tax counsel is of the opinion that the securities will be characterized as debt for federal income tax purposes and because any holder of any other interest in the trust (other than the transferor's interest in the trust) generally will agree to treat that interest as debt for those purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of alternative characterizations.

     If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered securities were partners, that partnership could be classified as a publicly traded partnership, and thus could be taxable as a corporation. Further, applicable Treasury regulations (the "publicly traded partnership regulations") could cause the trust to constitute a publicly traded partnership even if all holders of interests in publicly offered securities are treated as holding debt. The publicly traded partnership regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of then-existing entities and the ongoing tax treatment of already completed transactions. Although the publicly traded partnership regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is unclear whether the trust would qualify for this grandfather provision. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered securities as equity or by reason of the publicly traded partnership regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business." However, whether the income of the trust would be so classified is unclear.

     Under the Internal Revenue Code of 1986, as amended, and the publicly traded partnership regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The transferor intends to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly traded securities. Although the transferor expects that these measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of those interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the transferor. As a result, we cannot assure you that the measures the transferor intends to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the publicly traded partnership regulations.

     If the trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the transferor (or the holder of the transferor's interest in the trust) and any beneficial owners treated as partners in accordance with their respective partnership interests in the trust. The amounts and timing of income reportable by any beneficial owners treated as partners would likely differ from that reportable by those beneficial owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any beneficial owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a beneficial owner. If the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered securities and other interests in the trust treated as partners equaled or exceeded 100, the transferor may cause the trust to elect to be an "electing large partnership." The consequence of that election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether that election will be made.

     If the arrangement created by the pooling and servicing agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the receivables. That tax could result in reduced distributions to beneficial owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any securities were treated as debt of the corporation and distributions to the related beneficial owners were treated as payments of interest on that debt. In addition, distributions to beneficial owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and beneficial owners may not be entitled to any dividends received deduction in respect of that income).

TREATMENT OF THE TRUST AS A FASIT

     The Internal Revenue Code generally provides that certain arrangements similar to the trust may elect to be treated as a new type of entity for federal income tax purposes called a "financial asset securitization investment Trust" or "FASIT." Under the FASIT provisions of the Internal Revenue Code, a FASIT will generally avoid federal income taxation and could issue securities substantially similar to the securities, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions, the transferor will be permitted to amend the pooling and servicing agreement and any series supplement in order to enable all or a portion of the trust to qualify as a FASIT, and to make any modifications to the pooling and servicing agreement and any series supplement as may be permitted by reason of the making of that election. See "Description of the Securities--Amendments" in this prospectus. However, we cannot assure you that the transferor will or will not cause any permissible FASIT election to be made with respect to the trust or amend the pooling and servicing agreement or any series supplement in connection with any election. Further, although the transferor is required to deliver a Tax Opinion with respect to any FASIT election, that election and any related amendments to the pooling and servicing agreement and any series supplement may have tax and non-tax consequences to beneficial owners. Accordingly, prospective beneficial owners should consult their tax advisors with regard to the effects of any potential election and permitted related amendments on them in their particular circumstances.

TAXATION OF INTEREST INCOME OF U.S. SECURITY OWNERS

     General

     Stated interest on a beneficial interest in a security will be includible in gross income in accordance with a U.S. security owner's method of accounting.

     Original Issue Discount

     If the securities are issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to the securities. Under those provisions, a U.S. security owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a security in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a security will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if the excess equals or exceeds 0.25% multiplied by the weighted average life of the security (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the securities is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a security is "unconditionally payable" and hence that all of the interest should be included in the security's stated redemption price at maturity. If sustained, that treatment should not significantly affect the tax liability of most security owners, but prospective U.S. security owners should consult their own tax advisers concerning the impact to them in their particular circumstances. Except where indicated to the contrary, this discussion assumes that interest payable on a security is unconditionally payable.

     Market Discount

     A U.S. security owner who purchases an interest in a security at a discount that exceeds any unamortized original issue discount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of
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

a security and partial principal payments on a security are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a security that has market discount.

     Market Premium

     A U.S. security owner who purchases an interest in a security at a premium may elect to offset the premium against interest income over the remaining term of the security in accordance with the provisions of Section 171 of the Internal Revenue Code.

SALE OR EXCHANGE OF SECURITIES

     Upon a disposition of an interest in a security, a U.S. security owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. security owner's adjusted basis in its interest in the security. A taxable exchange of a security could also occur as a result of the transferor's substitution of money or investments for receivables. See "Description of the Securities--Defeasance" in this prospectus. The adjusted basis in the interest in the security will equal its cost, increased by any original issue discount or market discount includible in income with respect to the interest in the security prior to its sale and reduced by any principal payments previously received with respect to the interest in the security and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the security was held as a capital asset. Capital losses generally may be used only to offset capital gains.

FOREIGN SECURITY OWNERS

     In general, a non-U.S. security owner who, for United States federal income tax purposes, is a Foreign Person, generally will not be subject to U.S. federal income tax on interest (including original issue discount) on a beneficial interest in a security unless:

          (a) the Foreign Person actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the transferor (or of a profits or capital interest in the trust if characterized as a partnership);

          (b) the Foreign Person is a controlled foreign corporation that is related to the transferor (or the trust if treated as a partnership) through stock ownership;

          (c) the Foreign Person is a bank receiving interest described in Internal Revenue Code Section 881(c)(3)(A);

          (d) the interest is contingent interest described in Internal Revenue Code Section 871(h)(4); or

          (e) the Foreign Person bears certain relationships to any holder of either the transferor's interest in the trust other than the transferor or any other interest in the trust not properly characterized as debt.

     To qualify for the exemption from taxation, the withholding agent, who generally is the last U.S. person in the chain of payment prior to payment to a Foreign Person, must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that:

          (a) is signed by the Foreign Person under penalties of perjury;

          (b) certifies that the Foreign Person is not a U.S. person; and

          (c) provides the name, address of, and certain additional information concerning the Foreign Person.

     This statement may generally be made on an Internal Revenue Service form W-8BEN or substantially similar substitute form, and the Foreign Person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement generally must be accompanied by a form W-8BEN or substitute form provided by the Foreign Person to the organization or institution holding the security on behalf of the Foreign Person. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     Generally, any gain or income realized by a Foreign Person upon retirement or disposition of an interest in a security will not be subject to U.S. federal income tax, provided that:

          (a) in the case of a beneficial owner of a security that is an individual, that beneficial owner is not present in the United States for 183 days or more during the taxable year in which the retirement or disposition occurs; and

          (b) in the case of gain representing accrued interest, the conditions for exemption from withholding described above are satisfied.

Certain exceptions may be applicable, and an individual Foreign Person should consult a tax adviser.

     If the securities were treated as an interest in a partnership, the recharacterization could cause a non-U.S. security owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. security owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as the maximum rate applicable to individuals. If some or all of the securities were treated as stock in a corporation, any related dividend distributions to a non-U.S. security owner generally would be subject to withholding of tax at the rate of 30%, unless that rate were reduced by an applicable tax treaty.

     The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Beneficial owners should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a security, may be subject to "backup withholding" tax under the Internal Revenue Code if a recipient of the payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against the recipient's United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Beneficial owners should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining an exemption.

STATE AND LOCAL TAXATION

     General

     Except as is set forth below, the discussion herein does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the securities under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

     Florida

     A rule under the Florida Income Tax Code provides that a "financial organization" earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. This rule is not exclusive. For example, the Florida Income Tax Code may also subject financial organizations to corporate income tax if they earn or receive interest from loans secured by intangible property located in Florida. If this rule were to apply to the securities, then a financial organization investing in the securities would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. There are federal constitutional issues that may undermine the State of Florida's ability to enforce this tax rule in cases where the lender does not have any ties to Florida other than ownership of the securities. However, this position has not been judicially tested. We urge you to consult your own tax advisor as to the applicability of this rule to an investment in the securities.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, collectively, "parties in interest," with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code for those persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A violation of the prohibited transaction rules could occur if securities or any class or series were to be purchased with "plan assets" of any Plan if the transferor, the trustee, any interest rate cap provider, any underwriters of any class or series or any of their affiliates were a party in interest with respect to the Plan, unless a statutory, regulatory, or administrative exemption is available or an exception applies under a plan asset regulation issued by the Department of Labor. The transferor, the trustee, any underwriters of a class or series and their affiliates are likely to be parties in interest with respect to many Plans. Before purchasing securities, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the transferor, the trustee, any underwriters of the class or series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below.

     The Department of Labor has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the securities: Department of Labor Prohibited Transaction Class Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers).

     Under certain circumstances, the Department of Labor plan asset regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of the Plan. Because the securities will represent beneficial interests in the trust, and despite the agreement of the transferor and the securityholders to treat each class of securities as debt instruments, the securities are likely to be considered equity interests in the trust for purposes of the Department of Labor plan asset regulation, with the result that the assets of the trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and Section 4975 of the Internal Revenue Code and result in non-exempt prohibited transactions, unless one of the following exceptions applies.

     The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is:

          (a) freely transferable;

          (b) part of a class of securities that is owned, immediately after the initial offering, by 100 or more investors who are independent of the issuer and of one another; and

          (c) either is: (i) part of a class of securities registered under
     Section 12(b)or 12(g) of the Securities Exchange Act of 1934, as amended, or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934, as amended, within 120 days (or any later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

     For purposes of the 100 independent investor criterion, except to the extent otherwise disclosed in the related prospectus supplement, each class of securities should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the trust.

     A second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the trust is not significant on any date on which any series of securities is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust (excluding interests held by the transferor, the trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the transferor as to whether the value of each class of equity interests in the trust held by benefit plan investors will be "significant" upon completion of the offering of any series of securities or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

     If none of the foregoing exceptions under the Department of Labor plan asset regulation were satisfied with respect to the trust and the trust were considered to hold "plan assets" of Plans, transactions involving the trust and parties in interest with respect to a Plan that is a securityholder might be prohibited under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and result in excise taxes and other liabilities under ERISA and
Section 4975 of the Internal Revenue Code unless an exemption were available. The five Department of Labor class exemptions mentioned above may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of a security by a Plan.

     The securities of any series may not be purchased with "plan assets" of a Plan if the transferor, the servicer, the trustee or any of their affiliates:

          (a) has investment or administrative discretion with respect to the plan assets;

          (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to the plan assets and
     (ii) will be based on the particular investment needs of the Plan; or

          (c) unless Department of Labor Prohibited Transaction Class Exemption 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to the Plan.

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the securities on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the trust assets represented by the securities would be considered "plan assets," the consequences that would apply if the trust assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the securities. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment:

          (a) satisfies the diversification requirement of ERISA or other applicable law;

          (b) is in accordance with the Plan's governing instruments; and

          (c) is prudent in light of other factors discussed in this prospectus and in the related prospectus supplement.

                              PLAN OF DISTRIBUTION

     The transferor may sell securities (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related prospectus supplement will set forth the terms of the offering of any securities offered hereby, including, without limitation, the names of any underwriters, the purchase price of the securities and the proceeds to the transferor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any securities of a series offered by this prospectus, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or the commitment. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by the transferor or through agents designated by the transferor from time to time. Any agent involved in the offer or sale of securities will be named, and any commissions payable by the transferor to the agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Agents and underwriters may be entitled under agreements entered into with the transferor to indemnification by the transferor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the agents or underwriters may be required to make. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the transferor or its affiliates in the ordinary course of business.

     Each underwriting agreement will provide that the transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the securities will be passed upon for Metris Companies Inc., the transferor and Direct Merchants Bank by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain legal matters relating to the issuance of the securities under the laws of the State of Delaware will be passed upon for Metris Companies Inc., the transferor and Direct Merchants Bank by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters relating to the issuance of the securities will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw.

                           REPORTS TO SECURITYHOLDERS

     Unless and until definitive securities are issued, monthly and annual reports, containing information concerning the trust and prepared by the servicer, will be sent on behalf of the trust to Cede & Co. as nominee of The Depository Trust Company and registered holder of the related securities, pursuant to the pooling and servicing agreement. See "Description of the Securities--Book-Entry Registration," "--Reports to Securityholders" and "--Evidence as to Compliance." The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of Metris Receivables, Inc. or Direct Merchants Bank to securityholders or to the beneficial owners of the securities. The servicer will file with the Securities and Exchange Commission any periodic reports with respect to each trust as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.

                               OTHER INFORMATION

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, the transferor or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

     The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by the underwriters to inform themselves about and to observe any restrictions.

     The transferor has taken all reasonable care to ensure that the information contained in this prospectus is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statement in this prospectus, whether fact or opinion. The transferor accepts responsibility accordingly.

     As used in this prospectus, all references to "dollars" and "$" refer to United States dollars.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed herein under the captions "Direct Merchants Credit Card Bank, N.A. Activities," "The Receivables" and "Maturity Considerations" may constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended. Forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of the trust and the receivables to be materially different from future results or performance expressed or implied by the statements. Some of the factors that could adversely affect actual results and performance include economic conditions, the ability of Direct Merchants Bank to change payment terms and collection policies and potential changes in consumers' attitudes toward financing purchases with debt. See "Risk Factors" in the attached prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the securities with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file, or cause to be filed, with the SEC all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the securities.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Metris Receivables, Inc., 10900 Wayzata Boulevard, Room 723, Minnetonka, Minnesota 55305, (952) 417-5645.

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                           GLOSSARY OF DEFINED TERMS

     Many of the terms defined below contain terms defined elsewhere in this glossary.

     "ACCUMULATION PERIOD" means, with respect to any series or class, the period of time which begins on the date specified in the related prospectus supplement and ends on the earliest of:

     - the start of an Early Amortization Period or other Amortization Period with respect to that series or class;

     - the date on which the Invested Amount for that series or class is paid in full; and

     - the related series termination date.

     "ADJUSTMENT PAYMENT" means the amount that the transferor will be required to pay to the servicer, for deposit into the excess funding account, as described under "Description of the Securities--Defaulted Receivables; Dilution" in this prospectus.

     "AMORTIZATION PERIOD" means, with respect to any series or class, the period of time which begins on the date specified in the related prospectus supplement, which will be the Accumulation Period, the Amortization Period, the Early Amortization Period, or other amortization or accumulation period as defined in the related prospectus supplement, and ends on the earliest of:

     - the date on which the Invested Amount for that series or class is paid in full;

     - for any Amortization Period other than an Early Amortization Period, the date on which an Early Amortization Period begins; and

     - the related series termination date.

     "APPROVED ACCOUNT" means:

          (a) each Eligible Account that is a MasterCard(R) or VISA(R) account;
     or

          (b) any other revolving credit consumer credit card account whose inclusion in the trust would not cause any Rating Agency to reduce or withdraw its then-existing rating of any outstanding class of securities.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Minnesota, Arizona, Oklahoma or Delaware (or, with respect to any series, any additional city or state specified in the related prospectus supplement) are authorized or obligated by law or executive order to be closed.

     "CASH COLLATERAL GUARANTY" means a guaranty which provides support for a series or one or more classes thereof by the deposit of cash or Cash Equivalents in a cash collateral account, if so specified in the related prospectus supplement.

     "CASH EQUIVALENTS" means:

     - obligations of or fully guaranteed by the United States of America;

     - time deposits, promissory notes or certificates of deposit of depositary institutions or trust companies, the certificates of deposit or short-term deposits of which have the highest rating from each Rating Agency;

     - commercial paper having, at the time of the trust's investment, a rating in the highest rating category from each Rating Agency;

     - bankers' acceptances issued by any depository institution or trust company described above in the second bullet;

     - money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency;

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     - time deposits and demand deposits in the name of the trust or the trustee in any depository institution or trust company referred to above in the second bullet;

     - certain open end diversified investment companies;

     - a guaranteed investment contract (guaranteed as to timely payment) which each Rating Agency designates in writing will not result in a reduction or withdrawal of its then-existing rating of any outstanding class of securities;

     - certain repurchase agreements; and

     - any other investment if each Rating Agency confirms in writing that the investment will not reduce or withdraw its then-existing rating of any outstanding class of securities.

     "COLLATERAL INTEREST" means an undivided interest in the trust in an amount initially equal to a percentage of the securities of any series as specified in the prospectus supplement.

     "CONTRACT" means an agreement between a Credit Card Originator and another person for the extension of revolving credit, including pursuant to a credit card or revolving credit agreement (but excludes any agreement or plan relating to the extension of credit on a closed-end basis).

     "CONTROLLED ACCUMULATION PERIOD" means, with respect to any series or class, an Accumulation Period in which principal is accumulated in specified amounts and paid on a scheduled date.

     "CONTROLLED AMORTIZATION PERIOD" means, with respect to any series or class, an Amortization Period in which principal is paid in fixed amounts at scheduled intervals.

     "CREDIT AND COLLECTION POLICY" means, unless otherwise specified in the prospectus supplement, the written policies and procedures of the applicable Credit Card Originator relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers and relating to the maintenance of credit card accounts and collection of receivables on those accounts, as those policies and procedures may be amended, modified or otherwise changed from time to time.

     "CREDIT CARD ORIGINATOR" means Direct Merchants Credit Card Bank, National Association, including its predecessor in interest, and its successors or assigns under the purchase agreement relating to Direct Merchants Bank's transfer of the receivables and/or any transferee of the accounts from Direct Merchants Bank, or any other originator of revolving credit consumer credit card accounts which transfers Receivables directly or indirectly to Metris Receivables, Inc. and which has been identified in a prior written notice to each Rating Agency.

     "DEFAULT RECOGNITION DATE" means, unless otherwise specified in the related prospectus supplement, the last day of each calendar month.

     "DEFAULT RECOGNITION PERCENTAGE" means, with respect to each Default Recognition Date, the percentage equivalent of a fraction, the numerator of which is the weighted average Invested Amount for the related Monthly Period and the denominator of which is the weighted average sum of the total principal receivables in the trust and the amount on deposit in the excess funding account on each Business Day in the related Monthly Period.

     "DEFAULTED ACCOUNT" means each account with respect to which, in accordance with the Credit and Collection Policy or the servicer's customary and usual servicing procedures, the servicer has charged off the receivables in that account as uncollectible. An account becomes a Defaulted Account on the day on which the receivables are recorded as charged off as uncollectible on the servicer's computer master file of consumer credit card revolving accounts.

     "DEFAULTED RECEIVABLE" means principal receivables in Defaulted Accounts that are charged off as uncollectible in accordance with the servicer's customary and usual servicing procedures and the Credit and Collection Policy.

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     "DEPOSITARIES" means the depositaries with whom Clearstream holds omnibus positions on behalf of Clearstream participants and Euroclear holds omnibus positions on behalf of Euroclear participants.

     "DETERMINATION DATE" means the second Business Day prior to any Distribution Date.

     "DISTRIBUTION DATE" means the 20th of each calendar month (or, if the 20th day is not a Business Day, the next succeeding Business Day).

     "EARLY ACCUMULATION PERIOD" means, with respect to any series or class, an Accumulation Period in which principal is accumulated in varying amounts following the occurrence of certain adverse events specified in the related prospectus supplement and is paid on a scheduled date.

     "EARLY AMORTIZATION PERIOD" means, with respect to any series or class, an Amortization Period in which principal is paid in varying amounts each month following a Pay Out Event.

     "ELIGIBLE ACCOUNT" means any account:

     - which is payable in United States dollars;

     - the obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address;

     - which has not been identified by a Credit Card Originator in its computer master file as stolen or lost;

     - which is not sold or pledged to any other party and which does not have receivables which are sold or pledged to any other party; and

     - the receivables in which the applicable Credit Card Originator has not charged off (or required to be charged off) in its customary and usual manner for charging off Receivables in such Accounts.

     "ELIGIBLE RECEIVABLE" means each receivable which:

     - has arisen under an Eligible Account in the trust portfolio;

     - has not been sold or pledged to any other party;

     - constitutes an "account" or a "payment intangible" as defined in Article 9 of the Uniform Commercial Code as then in effect in each state in which a financing statement is required to perfect the trust's interest in the receivables and the proceeds of the receivables;

     - is the legal, valid and binding obligation of, or is guaranteed by, a person who is competent to enter into a Contract and incur debt and is enforceable against that person in accordance with its terms;

     - was created or acquired by the Credit Card Originator in compliance, in all material respects, with all requirements of law applicable to the Credit Card Originator and pursuant to a Contract that complies, in all material respects, with all requirements of law applicable to the Credit Card Originator (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices);

     - with respect to all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Credit Card Originator in connection with the creation of the receivable or the execution, delivery, creation and performance of the related Contract by the Credit Card Originator have been duly obtained or given and are in full force and effect; and

     - immediately before giving effect to the sale, the transferor has good and marketable title free and clear of all liens and security interests arising under or through the transferor (other than Permitted Liens).

     "ENHANCEMENT INVESTED AMOUNT" means, upon the availability of credit enhancement to pay principal of the securities of a series following certain Pay Out Events with respect to that series, the interest of the credit enhancement in certain cash flows in respect of the receivables in the trust, to the extent described in the related prospectus supplement.

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

     "ENHANCEMENT PERCENTAGE" means, with respect to any series, the percentage interest of certain credit enhancement providers.

     "EXCHANGEABLE TRANSFEROR SECURITY" means the security, if any, that evidences the interest of the transferor in the trust.

     "FOREIGN PERSON" means a nonresident alien individual or foreign corporation.

     "FUNDING PERIOD" means, for any series of securities, a period beginning on the date of issuance of a series and ending on a specified date before the commencement of an Accumulation Period or other Amortization Period with respect to a series, during which the aggregate amount of principal receivables in the trust allocable to a series equals or exceeds the aggregate principal amount of the securities of that series.

     "INSOLVENCY EVENT" means, unless otherwise specified in the related prospectus supplement, an event that occurs either when the transferor or Metris Companies Inc. voluntarily enters liquidation or a trustee-in-bankruptcy is appointed for the transferor or Metris Companies Inc.

     "INVESTED AMOUNT" means the aggregate principal amount of the interest of the securityholders of a series in the trust and is based on the aggregate amount of principal receivables in the trust allocated to that series.

     "INVESTOR CHARGE-OFF" means, for any Monthly Period, and for any series or class within the series, the amount by which:

     - the sum of the Series Default Amount and the portion of the unpaid Adjustment Payments allocated to any series; exceeds

     - the finance charge collections and other amounts allocated to cover those amounts on any Distribution Date.

     "INVESTOR PERCENTAGE" means, with respect to finance charge collections, receivables in Defaulted Accounts and principal collections, the percentage specified in the related prospectus supplement.

     "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, as of any date of determination, an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of principal collections for all series then outstanding.

     "MINIMUM TRANSFEROR INTEREST" means the product of:

          (a) the sum of (i) the aggregate principal receivables and (ii) the amounts on deposit in the excess funding account; and

          (b) the highest Minimum Transferor Percentage for any series.

     "MINIMUM TRANSFEROR PERCENTAGE" has the meaning described in the related prospectus supplement.

     "MONTHLY PERIOD" means, unless defined otherwise in the related prospectus supplement, the period from and including the first day of each calendar month to and including the last day of that calendar month.

     "PAY OUT EVENT" with respect to a series are the events described in "Descriptions of the Securities--Pay Out Events" in this prospectus and any other events described in the related prospectus supplement.

     "PERMITTED LIEN" means with respect to the receivables:

     - liens in favor of the transferor created pursuant to the purchase agreement relating to Metris Companies Inc.'s transfer of the receivables and assigned to the trustee pursuant to the pooling and servicing agreement;

     - liens in favor of the trustee pursuant to the pooling and servicing agreement; and

     - liens which secure the payment of taxes, assessments and governmental charges or levies, if those taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or

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

       administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles have been established.

     "PLANS" means certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans regulated under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended.

     "PRE-FUNDING AMOUNT" means, for any series, the amount that is to be deposited into the pre-funding account, which represents the excess of the aggregate principal amount of the securities of that series over the aggregate amount of principal receivables in the trust allocable to that series.

     "PRINCIPAL AMORTIZATION PERIOD" means, with respect to any series or class, an Amortization Period in which principal is paid in varying amounts at scheduled intervals.

     "PRINCIPAL SHORTFALL" means, with respect to any Business Day and any outstanding series, the amount which the related prospectus supplement specifies as the principal shortfall for that Business Day.

     "QUALIFIED INSTITUTION" means a depository institution, which may include the trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a short-term deposit rating of "P-1" by Moody's Investors Service, Inc. and of "A-1+" by Standard & Poor's Ratings Services or long-term unsecured debt obligation (other than any obligation the rating of which is based on collateral or on the credit of a person other than the institution or trust company) rating of at least "Aaa" by Moody's and of "AAA" by Standard & Poor's and deposit insurance provided by the Federal Deposit Insurance Corporation, or a depository institution, which may include the trustee, which is acceptable to the Rating Agencies. However, no rating will be required of an institution which has corporate trust powers and which maintains the collection account, any principal account, any interest funding account or any other account maintained for the benefit of securityholders as a fully segregated trust account with the trust department of any institution which is rated at least "Baa3" by Moody's.

     "RATING AGENCY" means, with respect to each series of securities, each nationally recognized statistical rating organization selected by the transferor to rate that series, as described in the related prospectus supplement.

     "RECORD DATE" means, for any Distribution Date, unless otherwise specified in the related prospectus supplement, the Business Day preceding that Distribution Date, except that, with respect to definitive, fully registered securities, the Record Date means the fifth day of the current Monthly Period.

     "RECOVERIES" mean any amounts received by the servicer with respect to receivables in accounts in the trust portfolio that previously became Defaulted Accounts.

     "RELATED PERSON" means an entity that is an affiliate of Metris Companies Inc., any holder of a security, any provider of credit enhancement, or any person whose status would violate the conditions for a trustee contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended.

     "RESTART DATE" means the date identified by the transferor when the automatic inclusion of accounts to the trust portfolio will be resumed.

     "RETAINED INTEREST" means, on any date of determination, the sum of the transferor's interest in the trust and the interest in the trust represented by any class of securities retained by the transferor.

     "RETAINED PERCENTAGE" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of principal receivables at the end of the day immediately prior to that date of determination plus amounts on deposit in the excess funding account (but not including investment earnings on those amounts).

     "REVOLVING PERIOD" means, with respect to any series or class, the period of time beginning with the date of issuance of a series and ending with the commencement of an Accumulation Period or other Amortization Period.

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     "SERIES DEFAULT AMOUNT" means an amount equal to:

     - on any Business Day other than a Default Recognition Date, an amount equal to the product of (a) the Investor Percentage applicable to Defaulted Receivables on that Business Day and (b) the aggregate principal amount of Defaulted Receivables identified since the prior reporting date; and

     - on any Default Recognition Date, an amount equal to the product of (a) the Default Recognition Percentage applicable on that Default Recognition Date and (b) the aggregate principal amount of Defaulted Receivables with respect to that Default Recognition Date.

     "SERVICER DEFAULT" means any of the following events:

          (a) failure by the servicer to make any payment, transfer, or deposit, or to give instructions to the trustee to make certain payments, transfers, or deposits within five Business Days after the date the servicer is required to do so under the pooling and servicing agreement or any supplement; provided, however, that any failure caused by a non-willful act of the servicer will not constitute a Servicer Default if the servicer promptly remedies that failure within five Business Days after receiving notice of that failure or otherwise becoming aware of that failure;

          (b) failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the securityholders of any series then outstanding and which continues unremedied for a period of 60 days after written notice of any failure, requiring the same to be remedied, will have been given to the servicer or the transferor by the trustee, or to the servicer, the transferor and the trustee by holders of securities evidencing undivided interests aggregating not less than 50% of the Invested Amount of any series materially adversely affected by the failure and continues to have a material adverse effect on the securityholders of any series then outstanding for that 60-day period, or the delegation by the servicer of its duties under the pooling and servicing agreement, except as specifically permitted;

          (c) any representation, warranty or certification made by the servicer in the pooling and servicing agreement, or in any certificate delivered pursuant to the pooling and servicing agreement, proves to have been incorrect when made which has a material adverse effect on the securityholders of any series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of any failure, requiring the same to be remedied, has been given to the servicer by the trustee or the transferor, or to the servicer, the transferor and the trustee by the holders of securities evidencing undivided interests aggregating not less than 50% of the Invested Amount of any series materially adversely affected by the failure and continues to have a material adverse effect on any securityholders for that 60-day period; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of five Business Days, or referred to under clause (b) or (c) for a period of 60 days, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and any delay or failure was caused by an act of God, war, natural disasters or other similar occurrence.

     "SHARED PRINCIPAL COLLECTIONS" mean principal collections otherwise allocable to the Invested Amount for any series which will, subject to certain limitations, be paid from the trust to the holder of the Exchangeable Transferor Security or, under certain circumstances and if so specified in the related prospectus supplement, will be paid to the holders of other series of securities issued by the trust, as described herein under "Description of the Securities--Shared Principal Collections" and in the related prospectus supplement.

     "TAX OPINION" means an opinion of counsel to the effect that:

          (a) the securities of any series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes; and

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          (b) that the issuance of any series will not adversely affect the federal or applicable state income tax characterization of any outstanding series or result in the trust being subject to tax at the entity level for federal or applicable state tax purposes.

     "TRANSFER DATE" means the Business Day immediately prior to each Distribution Date or other Business Day specified in the related prospectus supplement.

     "TRIGGER EVENT" means a failure of the Retained Percentage to exceed 2%.

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                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered securities (the "GLOBAL SECURITIES"), will be available only in book-entry form. Investors in the global securities may hold such global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and DTC participants.

     Non-U.S. holders (as described below) of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional credit card security issues in same-day funds.

     Trading between Clearstream Customers and/or Euroclear
Participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream Customer or Euroclear Participant. When global securities are to be transferred from the account of a DTC participant to the accounts of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon

                                      A-I-1
payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective Depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct their respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades

                                      A-I-2
would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (b) the beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See "Income Tax Matters" in the prospectus for additional information.

                                      A-I-3

                              PRINCIPAL OFFICE OF

                            METRIS RECEIVABLES, INC.
                       10900 Wayzata Boulevard, Room 723
                          Minnetonka, Minnesota 55305

                                    SERVICER
                          for the Metris Master Trust
            Direct Merchants Credit Card Bank, National Association
                          17600 North Perimeter Drive
                           Scottsdale, Arizona 85255

                                    TRUSTEE
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                       PAYING AGENTS AND TRANSFER AGENTS
                         U.S. Bank National Association
                             180 East Fifth Street
                           St. Paul, Minnesota 55101

                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                                 LISTING AGENT
                         Deutsche Bank Luxembourg S.A.
                          Boulevard Konrad Adenauer 2
                               L-1115 Luxembourg

                        LEGAL ADVISOR TO THE TRANSFEROR
                            as to United States Law
                       Orrick, Herrington & Sutcliffe LLP
                              3050 K Street, N.W.
                                   Suite 200
                             Washington, D.C. 20007

                       LEGAL ADVISOR TO THE UNDERWRITERS
                            as to United States Law
                            Mayer, Brown, Rowe & Maw
                            190 South LaSalle Street
                            Chicago, Illinois 60603

                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                                    KPMG LLP
                            4200 Wells Fargo Center
                              90 South 7th Street
                       Minneapolis, Minnesota 55402-3900

                             PROSPECTUS SUPPLEMENT

                            [METRIS COMPANIES LOGO]




                              METRIS MASTER TRUST
                                     Issuer




                                 Series 2002-4




                                  $400,000,000
                             Class A Floating Rate
                            Asset Backed Securities




                            METRIS RECEIVABLES, INC.
                                   Transferor




                                DIRECT MERCHANTS
                     CREDIT CARD BANK, NATIONAL ASSOCIATION
                                    Servicer




                     UNDERWRITERS OF THE CLASS A SECURITIES




                                    JPMORGAN
                         BANC OF AMERICA SECURITIES LLC
                                BARCLAYS CAPITAL
                           CREDIT SUISSE FIRST BOSTON
                            DEUTSCHE BANK SECURITIES
                              MERRILL LYNCH & CO.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering these securities in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these securities and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling these securities will deliver a prospectus supplement and prospectus.